Exhibit 10.1

Execution Version

EXTENSION AMENDMENT NO. 1 TO CREDIT AGREEMENT

EXTENSION AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of February 9, 2024 (this “Extension Amendment”), among Cablevision Lightpath LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties party hereto, the Revolving Credit Lenders party hereto, the L/C Issuers party hereto, the Swingline Lenders party hereto, the 2024 Extension Arranger and Goldman Sachs Bank USA, as the administrative agent (in such capacity, the “Administrative Agent”).
WHEREAS, reference is made to that certain Credit Agreement, dated as of September 29, 2020 (as in effect prior to the date hereof, the “Existing Credit Agreement”; unless otherwise defined herein, capitalized terms shall be given the meaning assigned thereto in the Existing Credit Agreement), among the Borrower, the Lenders from time to time party thereto, the L/C Issuers from time to time party thereto, the Swingline Lenders from time to time party thereto, the Administrative Agent, Deutsche Bank Trust Company Americas, as collateral agent and the other parties party thereto from time to time;
I.Extension of Initial Revolving Credit Commitments.
WHEREAS, Section 2.23 of the Existing Credit Agreement permits the Lenders providing any Original Revolving Credit Commitments, upon the request of the Borrower to establish Extended Revolving Credit Commitments, the purpose of which is to extend the scheduled maturity date with respect to all or a portion of such Original Class of Original Revolving Credit Commitments by exchanging all or such portion of such Original Revolving Credit Commitments into Extended Revolving Credit Commitments pursuant to the procedures described therein;
WHEREAS, pursuant to Section 2.23 of the Existing Credit Agreement, the Borrower has requested that the Revolving Credit Lenders holding Original Revolving Credit Commitments extend the scheduled maturity of the Original Revolving Credit Commitments, such extension to be effected by exchanging Original Revolving Credit Commitments into 2027 Revolving Credit Commitments (as defined below), in each case, subject to the terms and conditions set forth herein;
WHEREAS, each Initial Revolving Credit Lender party hereto has agreed subject to the terms and conditions set forth herein, to exchange up to the principal amount of its Original Revolving Credit Commitment set forth on such Initial Revolving Credit Lender’s signature page hereto into a 2027 Revolving Credit Commitment (such extension of the Original Revolving Credit Commitments, the “2024 Revolving Credit Commitment Extension”);
WHEREAS, Section 2.23(c) and, as applicable Section 9.08, of the Existing Credit Agreement, permits, subject to the limitations set forth therein, the Loan Parties, the 2024 Extension Arranger, the Administrative Agent and the Initial Revolving Credit Lenders party hereto to (i) enter into this Extension Amendment without the consent of any other Lenders to establish such 2027 Revolving Credit Commitments, (ii) effect certain amendments to the Credit Agreement and the other Loan Documents with respect to such 2027 Revolving Credit Commitments as the Loan Parties, the 2024 Extension Arranger, the Administrative Agent and the Revolving Credit Lenders party hereto may agree and (iii) make certain additional changes (“Additional Changes”) to the Existing Credit Agreement as are agreed by the Borrower, the Administrative Agent and the Revolving Credit Lenders party hereto (the transactions described in this recital and the foregoing recitals being the “2024 Revolving Credit Extension Transactions”);
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II.Incremental Revolving Credit Commitments.
WHEREAS, immediately following the consummation of the 2024 Revolving Credit Extension Transactions (including the implementation of the Additional Changes), the 2024 Incremental Revolving Credit Lenders have agreed to provide to the Borrower $15,000,000 of Incremental Revolving Credit Commitments (the “2024 Incremental Revolving Credit Commitments”) pursuant to the terms of this Agreement;
WHEREAS, the proceeds of (a) any Loans provided pursuant to the 2024 Incremental Revolving Credit Commitments, will be used for general corporate purposes, and any other use not prohibited by the Existing Credit Agreement (the transactions set forth in this recital and the immediately preceding recital being the “2024 Incremental Transactions”; collectively, with the 2024 Revolving Credit Extension Transactions (including the implementation of the Additional Changes), the “2024 Extension Amendment Transactions”); and
WHEREAS, Goldman Sachs Bank USA has agreed (i) to act as the Extension Arranger in respect of the 2024 Extension Amendment Transactions contemplated by this Extension Amendment (in such capacity, the “Extension Arranger”) and (ii) to act as the Incremental Arranger in respect of the 2024 Incremental Transactions contemplated by this Extension Amendment (in such capacity, the “Incremental Arranger” and, together with the Extension Arranger, the “2024 Extension Arranger”).
NOW, THEREFORE, the parties hereto agree as follows:
Section 1. Establishment of Extended Class of Revolving Credit Commitments.
(a)There is hereby established under the Existing Credit Agreement an Extended Class of Revolving Credit Commitments which shall be titled the “2027 Revolving Credit Commitments” having the terms set forth herein and in the Amended Credit Agreement, (such Revolving Credit Commitments, the “2027 Revolving Credit Commitments”; the Loans made pursuant to the 2027 Revolving Credit Commitments, the “2027 Revolving Credit Loans”; and each Lender holding such 2027 Revolving Credit Commitments and/or 2027 Revolving Credit Loans, a “2027 Revolving Credit Lender”) and references in the Existing Credit Agreement to Revolving Credit Commitments and Extended Revolving Credit Commitments shall include, without limitation, the 2027 Revolving Credit Commitments. The Original Class with respect to the 2027 Revolving Credit Commitments for purposes of the Existing Credit Agreement shall be the Initial Revolving Credit Commitments, which shall be titled, after giving effect to the transactions contemplated by this Extension Amendment, the “2025 Revolving Credit Commitments” (such Revolving Credit Commitments, the “2025 Revolving Credit Commitments”; the Loans made pursuant to the 2025 Revolving Credit Commitments, the “2025 Revolving Credit Loans”; and each Lender holding such 2025 Revolving Credit Commitments and/or 2025 Revolving Credit Loans, a “2025 Revolving Credit Lender”) and all references in the Existing Credit Agreement to “Original Class” and “Original Revolving Credit Commitments” when used with respect to the 2027 Revolving Credit Commitments shall refer to the 2025 Revolving Credit Commitments.
(b)Each Initial Revolving Credit Lender that delivers an executed signature page to this Extension Amendment (a “Submitting Lender”) prior to the Extension Amendment Deadline (as defined below) irrevocably offers for exchange into 2027 Revolving Credit Commitments, the aggregate principal amount of its Initial Revolving
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Credit Commitments and/or Loans made thereunder (the “Original Revolving Credit Loans”) set forth on such Submitting Lender’s signature page. On the Extension Amendment Deadline, each Submitting Lender hereby agrees that (i) the aggregate principal amount of the Initial Revolving Credit Commitments set forth on such Submitting Lender’s signature page hereto shall automatically (and without any further action on the part of any party to this Extension Amendment or the Existing Credit Agreement) be exchanged into and reclassified to become a 2027 Revolving Credit Commitment of an equal principal amount and denominated in Dollars (but subject to the Borrower’s right, pursuant to Section 1(c) of this Extension Amendment, to accept less than the full amount offered for exchange by each Submitting Lender, in which case such lesser amount shall be exchanged into 2027 Revolving Credit Commitments), and (ii) the remainder (if any) of its Initial Revolving Credit Commitment will, after giving effect to this Extension Amendment, remain outstanding as a 2025 Revolving Credit Commitment on the same terms as in existence prior to the Extension Amendment Deadline. On the Extension Amendment Deadline, after giving effect to this Extension Amendment, the aggregate principal amount of 2027 Revolving Credit Commitments (including any 2024 Incremental Revolving Credit Commitments) and the aggregate principal amount of 2025 Revolving Credit Commitments shall be set forth on Annex A hereto.
(c)At any time prior to the Extension Amendment Deadline, the Borrower shall have the right (x) to withdraw and terminate its Extension Request with respect to this Extension Amendment, (y) to reduce the aggregate principal amount of Initial Revolving Credit Commitments that it seeks to exchange into 2027 Revolving Credit Commitments hereunder or (z) to accept less than the full amount of Initial Revolving Credit Commitments offered by each Submitting Lender for exchange into 2027 Revolving Credit Commitments, in each case in its sole and absolute discretion and without penalty; provided that, the Administrative Agent shall notify each Submitting Lender prior to the Extension Amendment Deadline of the amount of 2027 Revolving Credit Commitments to be held by such Submitting Lender (which amount will not exceed the principal amount of Initial Revolving Credit Commitments set forth on its signature page hereto).
(d)All accrued and unpaid amounts (including interest) owing by the Borrower under the Credit Agreement with respect to any Initial Revolving Credit Commitment or portion thereof, if applicable, exchanged to a 2027 Revolving Credit Commitment prior to the Extension Amendment Deadline shall automatically convert to an equal amount of equivalent accrued and unpaid obligations owing with respect to the 2027 Revolving Credit Commitment into which such Initial Revolving Credit Commitment (or portion thereof, if applicable) was exchanged and shall be payable at the same times as such amounts would have been payable with respect to such exchanged Original Revolving Credit Commitment (or portion thereof, if applicable) if such conversion had not occurred; provided that, such accrued and unpaid amounts (including interest) shall not be capitalized into principal of the 2027 Revolving Credit Loans nor shall any interest accrue thereon.
(e)On the Extension Amendment No. 1 Effective Date, the Borrower shall be deemed to have prepaid all outstanding Revolving Credit Loans.
(f)On and after the Extension Amendment Deadline, (i) interest shall accrue on any 2027 Revolving Credit Loans at the rate provided for in the Amended Credit Agreement and (ii) commitment fees with respect to the unused revolving commitments shall accrue on the aggregate principal amount of 2027 Revolving Credit Commitments at the rate provided for in the Amended Credit Agreement.
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(g)On the Extension Amendment Deadline, (i) the respective L/C Exposures of the Revolving Credit Lenders will be reallocated amongst the 2025 Revolving Credit Lenders and the 2027 Revolving Credit Lenders in accordance with each such Lender’s pro rata share of the Participating Revolving Credit Commitments, as provided for in the Amended Credit Agreement and (ii) the respective Swing Line Exposures of the Revolving Credit Lenders will be reallocated amongst the 2025 Revolving Credit Lenders and the 2027 Revolving Credit Lenders in accordance with each such Lender’s pro rata share of the Participating Revolving Credit Commitments, as provided for in the Amended Credit Agreement.
(h)Except as expressly provided in this Extension Amendment or in the Amended Credit Agreement, the terms of the 2027 Revolving Credit Commitments and 2027 Revolving Credit Loans shall be identical to those applicable to the 2025 Revolving Credit Commitments and the 2025 Revolving Credit Loans, as applicable.
(i)The Administrative Agent and the Revolving Credit Lenders party hereto hereby agree that the notice requirements set forth in Section 2.23 of the Existing Credit Agreement have been satisfied with respect to the Extended Revolving Credit Commitments.
Section 2. Amendments. Subject to the occurrence of the Extension Amendment No. 1 Effective Date (as defined below):
(a)The Existing Credit Agreement is, effective as of the Extension Amendment No. 1 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bolded, underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”).
(b)The exhibits to the Existing Credit Agreement are, effective as of the Extension Amendment No. 1 Effective Date, hereby amended to amend and restate Exhibit C-1, the Form of Revolving Credit Borrowing Request, in the form attached as Exhibit B hereto.
Section 3. Establishment of Incremental Revolving Credit Commitments.
(a)After giving effect to the transactions set forth in Section 2 and with effect from and including the Extension Amendment No. 1 Effective Date, the Persons identified on the signature pages hereof as the “2024 Incremental Revolving Credit Lenders” (the “2024 Incremental Revolving Credit Lenders”) shall each become party to the Amended Credit Agreement as a “Lender” and a “2027 Revolving Credit Lender”, shall have an Incremental Revolving Credit Commitment in the amount set forth opposite its name on Annex A hereto under the heading “2024 Incremental Revolving Credit Commitments” (such Incremental Revolving Credit Commitments, the “2024 Incremental Revolving Credit Commitments”) and shall have all of the rights and obligations of a “Lender” and a “2027 Revolving Credit Lender” under the Amended Credit Agreement and the other Loan Documents.
(b)On the Extension Amendment No. 1 Effective Date (after giving effect to the transactions set forth in Sections 2 and 3), the 2024 Incremental Revolving Credit Lenders, severally and not jointly, shall make the 2024 Incremental Revolving Commitments available to the Borrower.
(c)Each of the Borrower and the Administrative Agent hereby consents to the provision by the 2024 Incremental Revolving Credit Lenders of such Lender’s 2024 Incremental
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Revolving Credit Commitment, in each case, to the extent such consent is required under Section 2.22(b) of the Existing Credit Agreement. The Administrative Agent and the 2024 Incremental Revolving Credit Lenders hereby agree that the notice requirements set forth in Section 2.22 of the Existing Credit Agreement have been satisfied with respect to the 2024 Incremental Revolving Credit Commitments.
(d)Each 2024 Incremental Revolving Credit Lender hereby agrees that it shall hold Participating Revolving Credit Commitments in an amount equal to such 2024 Incremental Revolving Credit Lender’s pro rata share of the aggregate amount of 2025 Revolving Credit Commitments and 2027 Revolving Credit Commitments.
(e)This Agreement constitutes (i) notice to the Administrative Agent pursuant to Sections 2.22 and 2.23 of the Existing Credit Agreement, (ii) an Incremental Loan Assumption Agreement for the purposes of Section 2.22 of the Existing Credit Agreement and (iii) an Extension Amendment for the purposes of Section 2.23 of the Existing Credit Agreement.
Section 4. Effect of Amendment; Reaffirmation; Etc. Except as expressly set forth herein or in the Amended Credit Agreement, this Extension Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Existing Credit Agreement or under any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing and notwithstanding the entering into of this Extension Amendment and the Amended Credit Agreement, (i) each Loan Party hereby affirms acknowledges and agrees that (A) each Loan Document to which it is a party is hereby confirmed and ratified (including the pledges, grants of Liens and guarantees thereunder) and shall remain in full force and effect according to its respective terms (in the case of the Existing Credit Agreement, as amended hereby, and any other Loan Document amended hereby or document entered into in connection herewith) and (B) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Obligations (or equivalent terms in the Security Documents) (including, for the avoidance of doubt, any 2024 Revolving Credit Commitments established on the Extension Amendment No. 1 Effective Date) on the terms and conditions set forth in the Security Documents, and hereby confirms (and to the extent necessary) ratifies the security interests granted by it pursuant to the Security Documents to which it is a party and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Facility Guarantee to which it is a party with respect to all of the Obligations (including, for the avoidance of doubt, any 2024 Revolving Credit Commitments established on the Extension Amendment No. 1 Effective Date). The execution, delivery and effectiveness of this Extension Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Extension Amendment and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.
Section 5. Representations of Credit Parties. Each of the Loan Parties hereby represents and warrants that, immediately prior to and immediately after giving effect to the transactions contemplated by this Extension Amendment:

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(a)the representations and warranties set forth in Section 3 of the Amended Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Extension Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; provided, that any such representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the Extension Amendment No. 1 Effective Date with the same effect as though made on and as of such date or such earlier date, as applicable;
(b)no Default or Event of Default has occurred and is continuing at the time of and after giving effect to this Extension Amendment; and
(c)on the Extension Amendment No. 1 Effective Date, after giving effect to all of the transactions contemplated hereby, the Loan Parties and their Subsidiaries on a consolidated basis are Solvent.
Section 6. Governing Law. THIS EXTENSION AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 7. Counterparts. This Extension Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Extension Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart to this Extension Amendment.
Section 8. Miscellaneous. Sections 9.07, 9.11 and 9.15 of the Existing Credit Agreement are incorporated herein by reference and apply mutatis mutandis. On and after the effectiveness of this Extension Amendment, this Extension Amendment shall for all purposes constitute a Loan Document.
Section 9. No Novation. This Extension Amendment shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement (except to the extent repaid as provided herein) or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Extension Amendment or in any other document contemplated hereby shall discharge or release the Lien or priority of any Security Document or any other security therefor or otherwise be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents, except, in each case, to any extent modified hereby and except to the extent repaid as provided herein.
Section 10. Effectiveness. This Extension Amendment and the obligation of each 2024 Incremental Revolving Credit Lender to make available the 2024 Incremental Revolving Credit Commitments to be provided by it pursuant to Section 3(b) of this Extension Amendment in
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accordance with its respective 2024 Incremental Revolving Credit Commitment, shall become effective on the date (the “Extension Amendment No. 1 Effective Date”) when each of the following conditions shall have been satisfied:
(a)the Administrative Agent shall have received from: (i) the Borrower, (ii) each Loan Party, (iii) each 2024 Incremental Revolving Credit Lender, (iv) each Initial Revolving Credit Lender requesting to exchange all or any portion satisfactory to the Borrower (in its sole discretion) of the aggregate amount of its Original Revolving Credit Commitment for a 2027 Revolving Credit Commitment, (v) the L/C Issuers, (vi) the Swing Line Lenders, (vii) the Administrative Agent, (viii) the 2024 Extension Arranger and (ix) to the extent not included in the foregoing, other Lenders constituting the Required Revolving Credit Lenders, a counterpart of this Extension Amendment signed on behalf of such party;
(b)the Administrative Agent shall have received a legal opinion of Simpson Thacher & Bartlett LLP , counsel for the Borrower, consistent with the legal opinion delivered on the Funding Date under Section 4.02(b) of the Existing Credit Agreement (other than for changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion) and (i) dated the Extension Amendment No. 1 Effective Date, (ii) addressed to the Administrative Agent and the Revolving Credit Lenders party hereto and (iii) covering the Extension Amendment, and the Borrower hereby requests such counsel to deliver such opinion;
(c)the Administrative Agent (or its counsel) shall have received: (i) a copy of the Organization Documents of each Loan Party; (ii) a certificate of good standing in respect of each Loan Party; (iii) a copy of a resolution of the board or, if applicable, a committee of the board, of directors of each Loan Party approving the terms of, and the transactions contemplated by, this Extension Amendment and resolving that it execute, deliver and perform under the terms of this Extension Amendment; (iv) a specimen of the signature of persons authorized by the resolution in relation to this Extension Amendment and related documents; (v) a secretary’s certificate or officer’s certificate (as applicable) of the Loan Parties in a form consistent with the secretary’s or officer’s certificate delivered to the Administrative Agent on the Funding Date under Section 4.02(c) of the Existing Credit Agreement;
(d)the Revolving Credit Lenders party hereto, the 2024 Extension Arranger and the Administrative Agent shall have received (x) all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented on or before the Extension Amendment No. 1 Effective Date (including the reasonable fees and expenses of legal counsel) and (y) all accrued and unpaid interest and fees under the Existing Credit Agreement as of the Extension Amendment No. 1 Effective Time;
(e)the Borrower shall have paid to the Administrative Agent, for the account of each 2027 Revolving Credit Lender (including any 2024 Incremental Revolving Credit Lender) that shall have executed and irrevocably delivered to the Administrative Agent an executed signature page to this Extension Amendment on or prior the Extension Amendment No. 1 Effective Date, an amendment fee equal to (i) in the case of a 2027 Revolving Credit Lender that is not a 2024 Incremental Revolving Credit Lender and that has returned an executed signature page to the Extension Amendment to the Administrative Agent prior to 5:00 p.m. (New York City time) on February 9, 2024 (the “Extension Amendment Deadline”), 0.25% of the amount of Original Revolving Credit Commitments exchanged by such Initial Revolving Credit Commitment Lender into 2027 Revolving Credit Commitments and (ii) in the case of a 2024 Revolving Credit Lender, 0.25% of the 2024 Incremental Revolving Credit Commitment of such Revolving Credit Lender provided on the Extension Amendment No. 1 Effective Date; and
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(f)the representations and warranties set forth in Section 5 of this Extension Amendment shall be true and correct in all material respects on and as of the Extension Amendment No 1. Effective Date with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date and except where such representations and warranties are qualified by materiality, Material Adverse Effect, or similar language, in which case such representation or warranty shall be true and correct in all respects after giving effect to such qualification.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Extension Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CABLEVISION LIGHTPATH LLC
As Borrower
By: /s/ Eric Swanholm
Name: Eric Swanholm
Title: EVP, Finance
LIGHTPATH HOLDINGS LLC
By: /s/ Chris Morley
Name: Chris Morley
Title: CEO
CABLEVISION LIGHTPATH CT LLC
By: /s/ Eric Swanholm
Name: Eric Swanholm
Title: EVP, Finance
LIGHTPATH OF NEW ENGLAND, LLC
By: /s/ Eric Swanholm
Name: Eric Swanholm
Title: EVP, Finance

[Signature Page to Extension Amendment No. 1 to Credit Agreement]

The Engagement Party is pleased to have been given the opportunity to assist you in connection with the Transaction.
Very truly yours,
GOLDMAN SACHS BANK USA
By: /s/ Thomas Manning
Name: Thomas Manning
Title: Authorized Signatory

SIGNATURE PAGE TO ENGAGEMENT LETTER – CABLEVISION LIGHTPATH LLC]

MORGAN STANLEY SENIOR
FUNDING, INC.,
as a Revolving Credit Lender,
Submitting Lender, L/C Issuer and
Swingline Lender

By /s/ Michael King
Name: Michael King
Title: Vice President

[Signature Page to Extension Amendment No. 1 to Credit Agreement]

Deutsche Bank AG New York Branch,
as a Revolving Credit Lender and L/C
Issuer

By /s/ Philip Tancorra
Name: Philip Tancorra
Title: Director
philip.tancorra@db.com
212-250-6576

By /s/ Lauren Danbury
Name: Lauren Danbury
Title: Vice President

[Signature Page to Extension Amendment No.1 to Credit Agreement]

Royal Bank of Canada,
as a Revolving Credit Lender,
[Submitting Lender, L/C Issuer and
Swingline Lender]

By /s/Gill Skala
Name: Gill Skala
Title: Authorized Signatory

BANCO SANTANDER, S.A., NEW YORK
BRANCH, as a 2024 Incremental Revolving
Credit Lender, L/C Issuer and Swingline
Lender

By /s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director

By /s/ Michael Leonardos
Name: Michael Leonardos
Title: Executive Director

[Signature Page to Extension Amendment No.1 to Credit Agreement]

ANNEX A

2024 Incremental Revolving Credit Commitment

2024 Incremental Revolving Credit Lender	2024 Incremental Revolving Credit Commitment
Banco Santander, S.A., New York Branch*	$15,000,000
Total:	$15,000,000

2027 Revolving Credit Commitments

2027 Revolving Credit Lenders	2027 Revolving Credit Commitments
Goldman Sachs Bank USA	$30,000,000
Royal Bank of Canada	$20,000,000
Banco Santander, S.A., New York Branch	$15,000,000
Deutsche Bank AG, New York Branch	$15,000,000
Morgan Stanley Senior Funding, Inc.	$15,000,000
Total:	$95,000,000

2025 Revolving Credit Commitment

2025 Revolving Credit Lender	2025 Revolving Credit Commitment
Goldman Sachs Bank USA	$20,000,000
Total:	$20,000,000

*For the avoidance of doubt, the 2024 Incremental Revolving Credit Commitment shall be a 2027 Revolving Credit Commitment as reflected in the above table titled “2027 Revolving Credit Commitments”.

EXHIBIT A

Amended Credit Agreement

See attached.

Execution Version
Exhibit A
to the ~~First~~Extension Amendment No. 1 to Credit Agreement

Conformed copy showing amendments under:
(i)First Amendment to Credit Agreement, dated June 20, 2023
(ii)Extension Amendment No. 1, dated February 9, 2024.

CREDIT AGREEMENT

DATED AS OF SEPTEMBER 29, 2020
AMONG CABLEVISION LIGHTPATH LLC,
AS BORROWER

THE LENDERS PARTY HERETO AND
GOLDMAN SACHS BANK USA, AS ADMINISTRATIVE
AGENT

DEUTSCHE BANK TRUST COMPANY AMERICAS,
AS COLLATERAL AGENT

GOLDMAN SACHS BANK USA, RBC CAPITAL MARKETS, LLC1,
DEUTSCHE BANK SECURITIES INC., AND
MORGAN STANLEY SENIOR FUNDING, INC.

AS JOINT BOOKRUNNERS AND JOINT LEAD ARRANGERS

1 RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

ANNEXES

Annex I Covenants
Annex II Additional Definitions

SCHEDULES

Schedule 2.01	Lenders and Commitments
Schedule 3.01	Organizational Information of Loan Parties
Schedule 3.08(c)	Existing Indebtedness
Schedule 3.13	Subsidiaries and Capital Stock
Schedule 3.21	Employee Benefit Plans
Schedule 9.01(a)	Borrower’s Website Address
Schedule 9.01(b)	Administrative Agent’s Notice and Account Information

EXHIBITS

Exhibit A	Form of Administrative Questionnaire
Exhibit B	Form of Assignment and Acceptance
Exhibit C-1	Form of Revolving Credit Borrowing Request
Exhibit C-1	Form of Swing Line Borrowing Request
Exhibit C-1	Form of Term Borrowing Request
Exhibit D	Form of Intercreditor Agreement
Exhibit E	Form of Affiliated Lender/Borrower Assignment and Acceptance
Exhibit F-1	Form of Facility Guaranty
Exhibit F-2	Form of Pledge Agreement
Exhibit F-3	Form of Loan Escrow Agreement
Exhibit G	Form of Promissory Note
Exhibits H-1	Form of Non-Bank Tax Certificate (For Non-U.S. Lenders that are not Partnerships
Exhibits H-2	Form of Non-Bank Tax Certificate (For Non-U.S. Participants that are not Partnerships
Exhibits H-3	Form of Non-Bank Tax Certificate (For Non-U.S. Participants that are not Partnerships
Exhibits H-4	Form of Non-Bank Tax Certificate (For Non-U.S. Participants that are not Partnerships
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Compliance Certificate

CREDIT AGREEMENT, dated as of September 29, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Cablevision Lightpath LLC, a Delaware limited liability company (the “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I) party hereto and Goldman Sachs Bank USA (“GS Bank”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.
WHEREAS, the Borrower has requested the Lenders to extend credit in the form of (i) Initial Term Loans in an aggregate principal amount not in excess of $600,000,000 and (ii) Revolving Credit Commitments in an initial aggregate principal amount not in excess of $100,000,000. The Revolving Credit Commitments permit the issuance of one or more Letters of Credit from time to time and the making of one or more Revolving Credit Loans and/or Swing Line Loans from time to time; and
WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

Definitions
SECTION 1.01.Defined Terms. Save where specified to the contrary or where defined in Annex II of this Agreement, defined terms used in this Agreement shall have the meanings specified below:
“2024 Extension Arranger” shall have the meaning provided for such term in Extension Amendment No. 1.
“2024 Extension Amendment Transactions” shall have the meaning provided for such term in Extension Amendment No. 1.
“2024 Incremental Revolving Credit Lenders” shall have the meaning provided for such term in Extension Amendment No. 1.
“2024 Incremental Revolving Credit Commitment” shall mean, in the case of each 2024 Incremental Revolving Credit Lender, the amount set forth opposite such Lender’s name on Annex A to Extension Amendment No. 1 as such Lender’s “2024 Incremental Revolving Credit Commitment”.
“2024 Incremental Revolving Loans” shall mean the Revolving Credit Loans made pursuant to the 2024 Incremental Revolving Credit Commitments provided on the Extension Amendment No. 1 Effective Date pursuant to Extension Amendment No. 1.
“2025 Revolving Credit Borrowing” shall mean a borrowing consisting of 2025 Revolving Credit Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“2025 Revolving Credit Commitment” shall mean the Original Revolving Credit Commitments the maturity of which is the 2025 Revolving Facility Maturity Date. The aggregate principal amount of the 2025 Revolving Credit Commitments outstanding as of the Extension Amendment No. 1 Effective Date, immediately after giving effect to the 2024 Extension Amendment Transactions is $20,000,000.
“2025 Revolving Credit Exposure” as to each 2025 Revolving Credit Lender, the sum of the Outstanding Amount of such Revolving Credit Lender’s 2025 Revolving Credit Loans, its L/C Exposure and its Swing Line Exposure at such time; provided that in the case of each of Section 2.26(a)(i) and Section 2.27(a) when a Defaulting Lender shall exist, the 2025 Revolving Credit Exposure of any 2025 Revolving Credit Lender shall be adjusted to give effect to any reallocation effected in accordance with Section 2.25(c).
“2025 Revolving Credit Facility” shall mean the 2025 Revolving Credit Commitments and the extensions of credit made thereunder.
“2025 Revolving Credit Lender” shall mean, (a) prior to the Extension Amendment No. 1 Effective Date, each Lender with Original Revolving Credit Commitments, (b) as of the Extension Amendment No. 1 Effective Date, (x) each Lender with Original Revolving Credit Commitments that at or prior to the Extension Agreement Deadline has not delivered to the Administrative Agent an executed signature page to Extension Amendment No. 1 indicating that an amount of such Lender’s Original

Revolving Credit Commitments are to be extended pursuant to Extension Amendment No. 1 and (y) each Lender with Original Revolving Credit Commitments that at or prior to the Extension Agreement Deadline has delivered to the Administrative Agent an executed signature page to Extension Amendment No. 1 indicating that only a portion of such Lender’s Original Revolving Credit Commitments is to be extended, but only with respect to any Original Revolving Credit Commitments of such Lender (or a portion thereof) that have not been so extended pursuant to Extension Amendment No. 1, and in the case of both clauses (x) and (y), whose name and the aggregate principal amount of its Original Revolving Credit Commitments not so extended are set forth on Annex A to Extension Amendment No. 1 under the heading “2025 Revolving Credit Commitment Amount” and (c) on or after the Extension Amendment No. 1 Effective Date, without duplication of clause (b), each Lender that holds a 2025 Revolving Credit Commitment.
“2025 Revolving Credit Loans” shall mean, a Loan made pursuant to Section 2.01(b)(i). “2025 Revolving Facility Maturity Date” shall mean the day that is five years after the Funding Date.
“2027 Revolving Credit Borrowing” shall mean a borrowing consisting of 2027 Revolving Credit Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“2027 Revolving Credit Commitment” shall mean an Original Revolving Credit Commitment the maturity of which has been extended to the 2027 Revolving Facility Maturity Date pursuant to Extension Amendment No. 1 on the Extension Amendment No. 1 Effective Date and (ii) the 2024 Incremental Revolving Credit Commitments made available to the Borrower on the Extension Amendment No. 1 Effective Date in accordance with Extension Amendment No. 1. The aggregate principal amount of the 2027 Revolving Credit Commitments outstanding as of the Extension Amendment No. 1 Effective Date is $95,000,000.
“2027 Revolving Credit Exposure” as to each 2027 Revolving Credit Lender, the sum of the Outstanding Amount of such Revolving Credit Lender’s 2027 Revolving Credit Loans, its L/C Exposure and its Swing Line Exposure at such time; provided that in the case of each of Section 2.26(a)(i) and Section 2.27(a) when a Defaulting Lender shall exist, the 2027 Revolving Credit Exposure of any 2027 Revolving Credit Lender shall be adjusted to give effect to any reallocation effected in accordance with Section 2.25(c).
“2027 Revolving Credit Facility” shall mean the 2027 Revolving Credit Commitments including any 2024 Incremental Revolving Credit Commitments) and the extensions of credit made thereunder.
“2027 Revolving Credit Lender” shall mean, (a) as of the Extension Amendment No. 1 Effective Date, (i) (x) each Lender having Original Revolving Credit Commitments that at or prior to the consent deadline has delivered to the Administrative Agent an executed signature page to Extension Amendment No. 1 indicating that all of such Lender’s Original Revolving Credit Commitments are to be extended pursuant to Extension Amendment No. 1 and (y) each Lender having Original Revolving Credit Commitments that at or prior to the consent deadline has delivered to the Administrative Agent an executed signature page to Extension Amendment No. 1 indicating that only a portion of such Lender’s Original Revolving Credit Commitments is to be extended, but only with respect to any Original Revolving Credit Commitments of such Lender (or a portion thereof) that have been so extended pursuant to Extension Amendment No. 1, and in the case of both clauses (x) and (y), whose name and the aggregate principal amount of its Original Term Loans so extended are set forth on Annex A to Extension Amendment No. 1 under the heading “2027 Revolving Credit Commitments” and (ii) each 2024

Incremental Revolving Credit Lender and (b) on or after the Extension Amendment No. 1 Effective Date, without duplication of clause (a) as of the Extension Amendment No. 1 Effective Date, each Lender that holds a 2027 Revolving Credit Commitment.
“2027 Revolving Credit Loans” shall mean, a Loan made pursuant to Section 2.01(b)(ii).
“2027 Revolving Facility Maturity Date” shall mean the later of (x) November 30, 2025 and (y) the earlier of (i) June 15, 2027 and (ii) the date that is 5 Business Days after any Extension Breach Date
“ABR”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Acceptable Discount” shall have the meaning assigned to such term in Section 2.12(c)(iv)(B).
“Acceptable Prepayment Amount” shall have the meaning assigned to such term in Section 2.12(c)(iv)(C).
“Acceptance Date” shall have the meaning assigned to such term in Section 2.12(c)(iv)(B).
“Additional Lender” shall mean any Person that is not an existing Lender and has agreed to provide Incremental Loan Commitments pursuant to Section 2.22 or Refinancing Commitments pursuant to Section 2.24.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) the Term SOFR Adjustment.
“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) in the case of the Initial Term Loans, an interest rate per annum equal to the greater of (i) 0.50% per annum and (ii) the LIBO Rate in effect for such Interest Period and (b) in the case of the Initial Revolving Credit Loans, an interest rate per annum equal to the greater of (i) 0% per annum and (ii) the LIBO Rate in effect for such Interest Period.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment, provided that, where a Floor is applicable, if the Adjusted Term SOFR as so determined shall ever be less than any such Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.
“Affiliated Lender” shall mean, at any time, any Lender that is the Investor or any of its Affiliates and funds or partnerships managed or advised by them, but in any event excluding (a) any portfolio company of any of the forgoing and (b) any Group Member.
“Affiliated Lender Cap” shall have the meaning assigned to such term in Section 9.04(l)(iii).
“Affiliated Lender/Borrower Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and the Borrower or an Affiliated Lender, as applicable, and accepted by the Administrative Agent, in the form of Exhibit E or such other form as shall be approved by the Administrative Agent.
“Agent Fee Letter” shall mean the Agent Fee Letter, dated as of the date hereof, among the Borrower and the Administrative Agent.
“Agents” shall have the meaning assigned to such term in Article VIII.
“Aggregate Revolving Credit Exposure” shall mean, at any time, the sum of the Revolving Credit Exposures of the Revolving Credit Lenders at such time.
“Agreement Currency” shall have the meaning assigned to such term in Section 9.21.
“All-In Yield” shall mean, as to any indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, an Adjusted LIBO Rate floor, Adjusted Term SOFR floor or an Alternate Base Rate floor (solely to the extent greater than any then applicable LIBO Rate, Adjusted Term SOFR or the Alternate Base Rate, as applicable), or other fees paid ratably to all lenders of such indebtedness, in each case, incurred or payable by the Borrower generally to all the lenders of such indebtedness; provided that (a) OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of the applicable Indebtedness), (b) “All-In Yield” shall not include arrangement fees, structuring fees, commitment fees, underwriting fees, success fees, ticking fees, consent or amendment fees and any similar fees (regardless of whether shared with, or paid to, in whole or in part, any or all lenders) and any other fees not paid ratably to all lenders of such indebtedness and (c) if any such indebtedness includes an Adjusted LIBO Rate floor, Alternate Base Rate floor or Adjusted Term SOFR floor that is greater than the Adjusted LIBO Rate floor, Alternate Base Rate floor or Adjusted Term SOFR floor, respectively, then applicable to any Term Loans, such differential between interest rate floors shall be included in the calculation of the All-In Yield, but only to the extent an increase in the Adjusted LIBO Rate floor, Alternate Base Rate floor or the Adjusted Term SOFR floor applicable to the Term Loans would cause an increase in the interest rate then in effect thereunder.

“Allocable Revolving Share” means, at any time, with respect to the Revolving Credit Commitments of any Class, the percentage of the total Revolving Credit Commitments represented at such time by such Class; provided that if any such Class of Revolving Credit Commitments has been terminated, then the Allocable Revolving Share of each applicable Lender shall be determined (except as otherwise provided in Section 2.09(d)) based on the Allocable Revolving Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the rate recently announced by the Administrative Agent at its principal office as its Prime Rate, which is not necessarily the lowest rate made available by the Administrative Agent, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) (1) the Adjusted LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, and (2) with respect to any Borrowings made after June 30, 2023, the Adjusted Term SOFR for a one-month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the ICE Benchmark Administration LIBO Rate (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available) for deposits in dollars (as set forth by any commercially available source providing quotations of LIBO Rate selected by the Administrative Agent). The Prime Rate announced by the Administrative Agent is evidenced by the recording thereof after its announcement in such internal publication as the Administrative Agent may designate. Any change in the interest rate resulting from a change in the Prime Rate announced by the Administrative Agent shall become effective without prior notice to the Borrower as of 12:01 a.m. (New York City time) on the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Administrative Agent may make commercial or other loans to others at rates of interest at, above or below the Prime Rate. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this paragraph until the circumstances giving rise to such inability no longer exist.
“Applicable Discount” shall have the meaning assigned to such term in Section 2.12(c)(iii)(B).
“Applicable Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Applicable Margin” shall mean, for any day, (a) in respect of the Initial Term Loans, (i) with respect to any ABR Loan, 2.25% per annum, (ii) with respect to any Eurodollar Loan, 3.25% per annum and (iii) with respect to any SOFR Loan, 3.25% per annum; and (b) in respect of Revolving Credit Loans, (I) during the period prior to the Extension Amendment No. 1 Effective Date, with respect to Original Revolving Credit Loans, the percentages therefor set forth in this Agreement as in effect prior to giving effect to Extension Amendment No. 1 and (II) during the period beginning on and including the Extension Amendment No. 1 Effective Date, (x) with respect to the 2025 Revolving Credit Loans, (i) with respect to any ABR Loan, 2.25% per annum~~,~~ and (ii) with respect to any ~~Eurodollar~~SOFR Loan, 3.25% per annum and (~~iii~~y) with respect to the 2027 Revolving Credit Loans, (i) with respect to any ABR Loan, 2.25% per annum and (ii) with respect to any SOFR Loan, 3.25% per annum. For the avoidance of doubt, (A) the Applicable Margin in respect of any Loans under any Extended Class shall be the applicable percentages per annum set forth in the relevant Extension Amendment, or other documentation establishing such Extended Class, (B) the Applicable Margin in respect of any Class of Incremental Loans shall be the applicable percentages per annum set forth in the Incremental Loan Assumption Agreement or other documentation establishing such Class of Incremental Loans and (C) the Applicable Margin in respect of any Class of Refinancing Loans shall be the applicable percentages per annum set forth in the relevant Refinancing Amendment or other documentation establishing such Class of Refinancing Loans.
“Applicable Revolving Commitment Fee Percentage” shall mean, for the period from the Closing Date until the date a compliance certificate is delivered pursuant to Section 4.10 in Annex I calculating the Consolidated Net Senior Secured Leverage Ratio for the Test Period ending as of the last day of the first full fiscal quarter following the Closing Date, a percentage, per annum equal to 0.50%, and thereafter a rate determined by reference to the Consolidated Net Senior Secured Leverage Ratio in effect from time to time as set forth below:

Level	Consolidated Net Senior Secured Leverage Ratio	Applicable Revolving Commitment Fee Percentage

I	≥ 3.75:1.00	0.500%
II	< 3.75:1.00	0.375%
When calculating the Consolidated Net Senior Secured Ratio for the purposes of this definition, the events described in clauses (a) through (c) of the definition of “Pro Forma EBITDA” that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. No change in the Applicable Revolving Commitment Fee Percentage shall be effective until three Business Days after the date on which Administrative Agent shall have received the applicable financial statements and the Compliance Certificate pursuant to Section
4.10 in Annex I calculating the Consolidated Net Senior Secured Leverage Ratio. Furthermore no change in the Applicable Revolving Commitment Fee Percentage to Level II shall be effective if at the time of the proposed change an Event of Default has occurred and is continuing. At any time the Borrower has not submitted to Administrative Agent the applicable financial statements and the Compliance Certificate as and when required under Section 4.10 in Annex I, at the option of the Required Revolving Credit Lenders, the Applicable Revolving Commitment Fee Percentage shall be set at the percentage in the appropriate column for Level I in the table above as of the third Business Day after the date such information was required to be delivered until the date on which such information is delivered (on which date the Applicable Revolving Commitment Fee Percentage shall be set at the percentage based upon the

Consolidated Net Senior Secured Leverage Ratio disclosed by such information). Within five Business Days of receipt of the applicable financial statements and the Compliance Certificate under Section 4.10 in Annex I, Administrative Agent shall give the Borrower and each Revolving Credit Lender, fax, electronic mail or telephonic notice (confirmed in writing) of the Applicable Revolving Commitment Fee Percentage in effect from such date. In the event that the Compliance Certificate delivered pursuant to Section 4.10 in Annex I is shown to be inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable)), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Revolving Commitment Fee Percentage for any period (an “Applicable Commitment Period”) than the Applicable Revolving Commitment Fee Percentage applied for such Applicable Commitment Period, then (a) Borrower shall immediately deliver to Administrative Agent a correct Compliance Certificate required by Section 4.10 in Annex I for such Applicable Commitment Period, the Applicable Revolving Commitment Fee Percentage for such Applicable Commitment Period shall be determined based on the corrected Compliance Certificate for that Applicable Commitment Period and the Borrower shall immediately pay to Administrative Agent the accrued additional interest owing as a result of such increased Applicable Revolving Commitment Fee Percentage for such Applicable Commitment Period. Notwithstanding the foregoing, so long as an Event of Default described in Section 7.01(g) has not occurred with respect to the Borrower, such shortfall shall be due and payable within five Business Days following the written demand therefor by the Administrative Agent and, so long as the Compliance Certificate reflecting such inaccuracy was prepared by the Borrower in good faith, no Default or Event of Default shall be deemed to have occurred as a result of such non-payment (and no such shortfall amount shall be deemed overdue or accrue interest at the rate calculated pursuant to Section 2.07) unless such shortfall amount is not paid on or prior to the fifth Business Day of such five Business Day period.
“Appropriate Lender” shall mean, at any time, (a) with respect to Loans of any Class, the Lenders of such Class of Loans, (b) with respect to Letters of Credit, (i) the relevant L/C Issuers and (ii) the Revolving Credit Lenders and (iii) with respect to Swing Line Loans, (iv) the Swing Line Lenders and (v) if any Swing Line Loans are outstanding pursuant to Section 2.27(a), the Revolving Credit Lenders.
“Arranger Fee Letter” shall mean the Arranger Fee Letter, dated as of July 28, 2020, among the Borrower, the Parent Guarantor, GS Bank, Royal Bank of Canada, Deutsche Bank AG New York Branch, RBC Capital Markets, LLC, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., as may be amended prior to the date hereof.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.
“Auction Manager” shall mean (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor agreed by Borrower and Administrative Agent

(whether or not an affiliate of the Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 2.12(c) or Section 9.04(k).
“Audited Financial Statements” shall mean the audited consolidated balance sheets, consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statement of cash flows of the Borrower and its consolidated subsidiaries for the fiscal year ended December 31, 2019.
“Auto-Extension Letter of Credit” shall have the meaning assigned to such term in Section 2.26(b)(iii).
“Available Currency” shall mean Dollars.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to Section 1.07(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Applicable Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Meeting Date” shall mean September 9, 2020.
“Bank Rate” shall mean a rate per annum equal to the greater of (a) Federal Funds Effective Rate and (b) a rate reasonably determined by the relevant L/C Issuer in accordance with banking industry rules on interbank compensation.
“Bankruptcy Code” shall mean Title 11, United States Bankruptcy Code of 1978.
“Bankruptcy Law” shall mean (a) the Bankruptcy Code of the United States and (b) any other law of the United States (or, in each case, any political subdivision thereof) or any other jurisdiction or any political subdivision thereof relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.07(a)(ii).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)Adjusted Daily Simple SOFR; or
(b)the sum of: (i) the alternative benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the relevant Floor (if any) that is applicable to the affected Loans, the Benchmark Replacement will be deemed to be the applicable Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or component thereof); or
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.07 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.07.
“Beneficial Ownership Certification” means a certification regarding individual beneficial ownership solely to the extent required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R.§ 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” shall have the meaning assigned to such term in Section 9.23(b).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Borrower Group” shall mean the Borrower and each Restricted Subsidiary. “Borrower Materials” shall have the meaning assigned to such term in Section 9.01(f).

“Borrower Offer of Specified Discount Prepayment” shall mean the offer by the Borrower to make a voluntary prepayment of Loans at a Specified Discount to par pursuant to Section 2.12(c)(ii).
“Borrower Solicitation of Discount Range Prepayment Offers” shall mean the solicitation by the Borrower of offers (such offers, “Discount Range Prepayment Offers”) for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.12(c)(iii).
“Borrower Solicitation of Discounted Prepayment Offers” shall mean the solicitation by the Borrower of offers (such offers, “Solicited Discounted Prepayment Offers”) for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.12(c)(iv).
“Borrowing” shall mean a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Article II in relation to (a) a Revolving Credit Borrowing, substantially in the form set out in Exhibit C-1, (b) a Swing Line Borrowing, substantially in the form set out in Exhibit C-2 or (c) a Term Borrowing, substantially in the form set out in Exhibit C-3, or in each case, such other form as shall be approved by the Administrative Agent.
“Breakage Event” shall have the meaning assigned to such term in Section 2.16.
“Business Day” shall mean (a) any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, (b) if the applicable Business Day relates to notices, determinations, fundings or payments in connection with the LIBO Rate or any Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day on which dealings in Dollar deposits are also carried on the London interbank market and (c) with respect to the borrowing, payment or continuation of, or determination of interest rate on, Loans accruing interest on the basis of Term SOFR, any day that is also a U.S. Government Securities Business Day.
“Captive Insurance Affiliate” shall mean an Affiliate of the Borrower established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by Borrower or any of its Subsidiaries or Affiliates or joint ventures or to insure related or unrelated businesses.
“Cash Collateral” shall have the meaning assigned to such term in Section 2.26(g).
“Cash Collateralize” shall have the meaning assigned to such term in Section 2.26(g).
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” shall mean the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. For purposes of this definition, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives thereunder or in connection therewith and all requests, rules, guidelines or directives concerning capital adequacy known as “Basel III” and promulgated either by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by the United States or foreign regulatory authorities pursuant thereto, are deemed to have been adopted and gone into effect after the date of this Agreement.
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Class” shall mean (a) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions (without regard to differences in the Type of Loan, Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Commitments or Loans, or differences in tax treatment (e.g., “fungibility”)); provided that such Commitments or Loans may be designated in writing by the Borrower and Lenders holding such Commitments or Loans as a separate Class from other Commitments or Loans that have the same terms and conditions and (b) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.
“Closing Date” shall mean the date on which the Disposition is consummated in accordance with the terms of the Purchase Agreement.
“Closing Date Intercreditor Agreement” shall mean the intercreditor agreement substantially in the form of Exhibit D hereto, dated as of the Closing Date, among, inter alios, Deutsche Bank Trust Company Americas, as Collateral Agent and Authorized Representative for the Initial Additional Secured Parties referred to therein, and Deutsche Bank Trust Company Americas, as Collateral Agent and Goldman Sachs Bank USA, as Authorized Representative, in each case for the Credit Agreement Secured Parties referred to therein (in each case as such terms are defined therein).
“Closing Date Intercreditor Agreement Supplement” shall mean an agreement, substantially in the form of Annex I to the Closing Date Intercreditor Agreement, or in another form reasonably satisfactory to the Administrative Agent and the Borrower, pursuant to which a Grantor becomes a party to, and bound by, the terms of the Closing Date Intercreditor Agreement.
“Closing Date Revolving Available Amount” shall mean $10,000,000.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder (unless otherwise provided herein).
“Collateral” shall mean any and all “Collateral”, “Pledged Assets”, “Charged Property”, “Charged Assets” and “Assigned Property” as defined in any applicable Security Document (or any similar or equivalent term used or referred to in any applicable Security Document) and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Administrative Agent or the Collateral Agent.
“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Commitment” shall mean a Revolving Credit Commitment or a Term Commitment, as the context may require.
“Commitment Letter” means that certain Commitment Letter dated as of July 28, 2020, among the Borrower, the Parent Guarantor, GS Bank, Royal Bank of Canada, RBC Capital Markets, LLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc.
“Commitment Termination Date” shall mean the earliest to occur of (a) the later of (x) the termination of the Purchase Agreement in accordance with its terms prior to the consummation of the Disposition and (y) the abandonment of the disposition by CSC Holdings LLC of 49.99% of the equity interests of the Parent Guarantor and (b) (i) with respect to the Revolving Credit Commitments, the Longstop Date solely in the event the Closing Date has not occurred on or prior thereto and (ii) with respect to the Initial Term Loan Commitments, January 24, 2021; provided that if earlier (and solely with respect to the Initial Term Loan Commitments), the Funding Date shall be deemed to be the Commitment Termination Date.
“Committed Lender” means any “Initial Lender” under and as defined under the Commitment Letter.
“Communications” shall have the meaning assigned to such term in Section 9.01(e). “Compliance Date” shall mean the last day of any Test Period (commencing with the first full fiscal quarter of the Borrower ending after the Closing Date) if on such day the Compliance Date Condition is met.
“Compliance Date Condition” means the condition that the Aggregate Revolving Credit Exposure is an aggregate principal amount equal to or exceeding 35% of the amount of the aggregate outstanding Revolving Credit Commitments excluding, for purposes of calculating such Aggregate Revolving Credit Exposure, any L/C Obligations (a) in respect of Cash Collateralized Letters of Credit and (b) in respect of undrawn Letters of Credit, in an aggregate amount not exceeding the Letter of Credit Sublimit.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrower, that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated” shall mean, when used to modify a financial term, test, statement or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Contract Consideration” shall have the meaning assigned to such term in clause (b)(xii) in the definition of “Excess Cash Flow”.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Covered Entity” shall have the meaning assigned to such term in Section 9.23(b).
“Credit Extension” shall mean each of the following: (a) a Borrowing and (b) an L/C
Credit Extension.
“Cure Amount” shall have the meaning assigned to such term in Section 7.03(a).
“Cure Expiration Date” shall have the meaning assigned to such term in Section 7.03(a).
“Current Assets” shall mean, with respect to the Borrower and the Restricted Subsidiaries on a Consolidated basis, at any date of determination, all assets (other than cash, Cash Equivalents and Permitted Investments) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries as

“current assets” (or similar term) at such date of determination, other than amounts related to current or deferred Taxes based on income, profits or capital gains, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or Investment.
“Current Liabilities” shall mean, with respect to the Borrower and the Restricted Subsidiaries on a Consolidated basis, at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries as “current liabilities” at such date of determination (including the amount of short-term deferred revenue of the Borrower and its Restricted Subsidiaries in accordance with GAAP), other than (a) the current portion of any long term Indebtedness and derivative financial instruments, (b) the current portion of accrued interest, (c) liabilities relating to current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance payments, (e) any liabilities in respect of revolving loans, swing line loans or letter of credit obligations under any revolving credit facility (including Revolving Credit Loans), (f) the current portion of any Capitalized Lease Obligation, (g) the current portion of any other long-term liabilities, (h) liabilities in respect of unpaid earn-outs, (i) amounts related to derivative financial instruments and assets held for sale and (j) any deferred management, monitoring, consulting, advisory and other fees payable to any Permitted Holder, and excluding the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or Investment.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in consultation with the Borrower in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion in consultation with the Borrower.
“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(h).
“Default” shall mean any event which is, or after giving notice or with the passage of time or both would be, an Event of Default.
“Default Right” shall have the meaning assigned to such term in Section 9.23(b).
“Defaulting Lender” shall mean, subject to Section 2.25(d), any Lender that, as reasonably determined by the Administrative Agent (a) has refused (which refusal may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of L/C Obligations or Swing Line Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, (b) has notified the Borrower or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations or (d) has, or has a direct or indirect parent company that has, after the date of this Agreement, (i) become the subject of a proceeding under any Bankruptcy Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Discount Prepayment Accepting Term Lender” shall have the meaning assigned to such term in Section 2.12(c)(ii)(B).
“Discount Range” shall have the meaning assigned to such term in Section 2.12(c)(iii)(A).
“Discount Range Prepayment Amount” shall have the meaning assigned to such term in Section 2.12(c)(iii)(A).
“Discount Range Prepayment Offers” shall have the meaning assigned to such term in the definition of Borrower Solicitation of Discount Range Prepayment Offers.
“Discount Range Prepayment Response Date” shall have the meaning assigned to such term in Section 2.12(c)(iii)(A).
“Discount Range Proration” shall have the meaning assigned to such term in Section 2.12(c)(iii)(C).
“Discounted Prepayment Determination Date” shall have the meaning assigned to such term in Section 2.12(c)(iv)(C).
“Discounted Prepayment Effective Date” shall mean in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.12(c)(ii)(A), Section 2.12(c)(iii)(A) or Section 2.12(c)(iv)(A), respectively, unless a shorter period is agreed to between the Borrower and the Auction Manager.
“Discounted Term Loan Prepayment” shall have the meaning assigned to such term in Section 2.12(c)(i).

“Disposition” shall mean the issuance and sale of 49.99% of the equity interests of the Parent Guarantor to the Purchaser.
“Disqualified Person” shall mean any Person, other than a Loan Party, who has been identified to the Lead Arrangers in writing on or prior to the Bank Meeting Date and posted to both the “Public Lender” and “Non-Public Lender” portions of the Platform subject to the confidentiality provisions thereof in accordance with Section 9.01(f) or otherwise made available to all Lenders (the “DQ List”), and any Affiliate of any such Person clearly identifiable as such solely on the basis of the similarity of its name to any Person set forth on the DQ List (other than its financial investors and affiliated bona fide diversified debt funds that are not operating companies or affiliates of operating companies) and/or any Person, other than a Loan Party, who directly provides products or services that are the same or substantially similar to the products or services provided by, and that constitute a material part of the business of, the Loan Parties taken as a whole (a “Competitor”), and any Affiliate of any such Competitor clearly identifiable as such solely on the basis of the similarity of its name to such Competitor (other than its financial investors and affiliated bona fide diversified debt funds that are not operating companies or affiliates of operating companies), who has been identified to the Administrative Agent in writing from time to time and posted to both the “Public Lender” and “Non-Public Lender” portions of the Platform subject to the confidentiality provisions thereof in accordance with Section 9.01(f) or otherwise made available to all Lenders and/or in the case of Persons referenced in clause (a) and (b) above, other Affiliates of any such Person (other than its financial investors and affiliated bona fide diversified debt funds that are not operating companies or affiliates of operating companies) identified to the Administrative Agent on or after the Bank Meeting Date, to the extent reasonably acceptable to the Administrative Agent. Notwithstanding anything to the contrary herein, in no event shall the designation of a Person as a Disqualified Person apply (i) to disqualify any Person until three Business Days after such Person shall have been identified in writing to the Administrative Agent via electronic mail submitted to ficcthirdpartysettlements@ny.email.gs.com,gs-sbdagency-borrowernotices@ny.email.gs.com and gs-dallas-adminagency@ny.email.gs.com (or such other address as the Administrative Agent may designate to the Borrower from time to time) (the “Designation Effective Date”) or (ii) retroactively to disqualify any Person that, before the Designation Effective Date, has (A) acquired an assignment or participation interest under this Agreement or (B) entered into a trade to acquire an assignment or participation interest under this Agreement.
If a Disqualified Person becomes a Lender hereunder in violation of the provisions of this Agreement and without the Borrower’s written consent, such Disqualified Person shall not (1) be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting, information and lender meetings, be entitled to any expense reimbursement or indemnification under the Loan Documents, and nothing in the Loan Documents shall restrict the rights and remedies of the Loan Parties against such Disqualified Person, receive any other information or reporting provided by the Borrower, the Administrative Agent or any other Lender, attend or participate in meetings attended by the Lenders and the Administrative Agent or be entitled to access any electronic site established for Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders.
“Dollars”, “dollars” or “$” shall mean lawful money of the United States of America. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean the date on which the conditions precedent set forth in Section 4.01 have been satisfied, which date is September 29, 2020.
“Eligible Assignee” shall mean any Person other than a natural Person or a Defaulting Lender that is (a) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) or (b) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D) and which extends credit or buys loans in the ordinary course; provided that notwithstanding anything herein to the contrary, “Eligible Assignee” shall not include any Person that is a Loan Party (other than the Borrower to the extent provided in Section 9.04(k)), any of the Loan Parties’ Affiliates (other than Affiliated Lenders to the extent provided in Section 9.04(l)), any Subsidiaries or any Disqualified Person.
“Environmental Laws” shall mean, with respect to any Person, any and all international, national, regional, local and other laws, rules, regulations, decisions and orders, in each case applicable to and legally binding on such Person, relating to the protection of human health and safety as related to hazardous materials exposure, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.
“Environmental Liability” shall mean any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, or any other Loan Party resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, labeling, storage, treatment, disposal or recycling of, or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” shall mean any permit and other authorization required under any Environmental Law for the operation of the business of any Loan Party or its Restricted Subsidiaries conducted on or from the properties owned or used by any Loan Party or its Restricted Subsidiaries.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(a)(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA), whether or not waived or the failure to make by its due date a required installment under Section 430(j) of the Code; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, of the imposition upon the Borrower or any ERISA Affiliate of Withdrawal Liability (within the meaning of Section 4201 of ERISA) or a determination that a Multiemployer Plan is, or is expected to be, (i) in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, or (ii) insolvent within the meaning of Title IV of ERISA; (h) the imposition of a lien pursuant to Section 430(k) of the Code or Section 303(k) or Section 4068 of the ERISA on the Borrower or any ERISA Affiliate with respect to any Plan or Multiemployer Plan; (i) a violation of Section 436 of the Code; (j) a determination that a Plan is, or is expected to be in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); or (k) the incurrence by the Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 or Section 4064 of ERISA or a cessation of operations with respect to a Plan within the meaning of Section 4062(e) of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, denominated in dollars, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Section 7.01 of this Agreement.
“Excess Cash Flow” shall mean, for any fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2021):
(a)the sum, without duplication, of (i) Consolidated EBITDA for such period, (ii) reductions to noncash working capital of the Borrower and its Restricted Subsidiaries for such period (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such period) and (iii) expenses reducing (or excluded from) the calculation of Consolidated Net Income for such period with respect to amounts deducted in any prior calculation of Excess Cash Flow pursuant to clause (b)(iii), (vi), (vii) and (ix) below, and minus:
(b)the sum, without duplication including with respect to amounts already reducing Consolidated Net Income and not added back to Consolidated EBITDA, of:
(i)the amount of any Taxes payable or tax reserves set aside or payable (without duplication) in cash by the Borrower (or any direct or indirect parent thereof) with respect to the Borrower and the Restricted Subsidiaries with respect to such period;
(ii)Consolidated Interest Expense for such period paid in cash;
(iii)to the extent not deducted in a prior period pursuant to clause (b)(vii) below, capital expenditures made in cash during such period to the extent financed with Internally Generated Cash;
(iv)(A) all scheduled principal payments and repayments of Indebtedness and the principal component of payments in respect of Capitalized Lease Obligations (other than Revolving Credit Loans if such scheduled payment and repayment does not occur at the final maturity thereof concurrently with the permanent termination of all commitments in respect thereof), (B) all voluntary prepayments of Indebtedness and the principal component of payments in respect of Capitalized Lease Obligations (other than Pari Passu Indebtedness) made in cash by the Borrower and the Restricted Subsidiaries during such period, but only to the extent that the Indebtedness so repaid by its terms cannot be reborrowed or redrawn and such repayments do not occur in connection with a refinancing of all or any portion of such Indebtedness, (C) the amount of a mandatory prepayment of Term Loans pursuant to Section 2.13(a) and any mandatory prepayment, repayment or redemption of Pari Passu Indebtedness pursuant to requirements under the agreements governing such Pari Passu Indebtedness similar to the requirements set forth in Section 2.13(a), to the extent required due to an Asset Disposition (or any disposition specifically excluded from the definition of the term “Asset Disposition”) that resulted in an increase to

Consolidated EBITDA and not in excess of the amount of such increase, and (D) the aggregate amount of any premium, make-whole, penalty payments or the principal component of payments in respect of Capitalized Lease Obligations actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any such prepayment of Indebtedness;
(v)additions to noncash working capital for such period (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such period),
(vi)to the extent not deducted in a prior period pursuant to clause (b)(vii) below, the amount of any cash expense, charge or other cost during such period related to any Equity Offering, Investment, acquisition, disposition, recapitalization, Incurrence of any Indebtedness, amendment or modification of any debt instrument (including any amendment or other modification of this Agreement and/or the other Loan Documents) or similar transaction permitted by this Agreement (whether or not successful) (including any such fees, expenses or charges related to the Transactions) and any cash charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case as determined in good faith by the Borrower to the extent financed with Internally Generated Cash;
(vii)to the extent not deducted in a prior period pursuant to this clause (b)(vii), the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries during such period, or at the option of the Borrower, after the end of such period and prior to the date upon which a mandatory prepayment for such period would be required under Section 2.13(b), in each case, from Internally Generated Cash (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, are not deducted (or were excluded) in calculating Consolidated Net Income or were added back in calculating Consolidated EBITDA;
(viii)an amount equal to (A) the amount of all non-cash credits included in arriving at Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve for potential cash items in any future period) and (B) cash charges, losses or expenses excluded in arriving at Consolidated Net Income or added back in calculating Consolidated EBITDA;
(ix)without duplication of any amount included in clause (iv) above, cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities (including pension and other post-retirement obligations) of the Borrower and its Restricted Subsidiaries (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted (or were excluded) in calculating Consolidated Net Income and financed with Internally Generated Cash;
(x)to the extent added back to Consolidated EBITDA, the amount of management, monitoring, consultancy and advisory fees and related expenses paid in such period (or accruals relating to such fees and related expenses) to any Permitted Holder (whether directly or indirectly, through any Parent), financed with Internally Generated Cash;
(xi)the amount of any Permitted Investment (other than a Permitted Investment made pursuant to clause (c) of the definition thereof) and any Restricted Payment pursuant to Section 4.05 of Article IV in Annex I hereof, in each case, that are made during such period by the Borrower or any Restricted Subsidiary thereof with Internally Generated Cash;
(xii)without duplication of amounts deducted from Excess Cash Flow in prior periods and, at the option of the Borrower, (A) the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or (B) any planned cash expenditures by the Borrower or any of its Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of the preceding clauses (A) and (B), relating to acquisitions or other Investments, capital expenditures, Restricted Payments (described in clause (xi) above), acquisitions of intellectual property, any scheduled payment, repurchase or redemption of Indebtedness (described in clause (iv) above) that was permitted by the terms of this Agreement to be incurred and paid, repurchased or redeemed (collectively, “Permitted Expenditures”), in each case, to the extent expected to be consummated or made, as applicable, during the period of four consecutive fiscal quarters of the Borrower following the end of such period, and expected in good faith to be financed with Internally Generated Cash; provided that to the extent that the aggregate amount of Permitted Expenditures financed with Internally Generated Cash and paid in cash during such following period of four consecutive fiscal quarters is less than the aggregate amount of Planned Expenditures expected to be financed with Internally Generated Cash, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such following period of four consecutive fiscal quarters; and
(xiii)cash expenditures in respect of Hedging Obligations during such period to the extent not deducted (or were excluded) in arriving at Consolidated Net Income or added back to Consolidated EBITDA, to the extent financed with Internally Generated Cash.
Notwithstanding anything else provided in this Agreement, (x) the amounts deducted under clause (b) above shall in no event be duplicative of amounts deducted under clause (y) of the first proviso of Section 2.13(c) and (y) to the extent an amount is eligible to be deducted under either clause (b) above or clause (y) of the first proviso of Section 2.13(c), such amounts shall be deemed to have been deducted under clause (y) of the first proviso of Section 2.13(c) (and not, for the avoidance of doubt, clause (b) above).
“Excluded Accounts” means, collectively, (a) payroll accounts, (b) zero balance accounts, (c) any withholding tax, benefits, escrow, trust, customs or any other fiduciary account and (d) any account having a balance that does not exceed $2,500,000 for more than three consecutive Business Days at any time.
“Excluded Assets” means each of the following: (a) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (b) margin stock, (c) assets subject to certificates of title (including motor vehicles (other than motor vehicles subject to certificates of title, provided that perfection of security interests in such motor vehicles shall be limited to the filing of UCC financing statements), aircraft and aircraft engines), (d) letter-of-credit rights (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements), (e) commercial tort claims with a value, individually, of less than $2,500,000, (f) any governmental or regulatory licenses, authorizations, certificates, charters, franchises, approvals and consents (whether federal, state or otherwise) to the extent a security interest therein is prohibited or restricted thereby or requires any consent, acknowledgment or authorization from a Governmental Authority not obtained (without any requirement to obtain such consent, acknowledgment or authorization) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition, (g) any lease, license or agreement (not otherwise subject to clause (h) below) or any property that is subject to a capital lease, purchase money security interest or similar arrangement, in each case permitted by the Loan Documents, to the extent that a grant of a security interest therein (x) would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than Parent Guarantor, the Borrower or any of its Subsidiaries) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition) to the extent such approval, consent or authorization is not obtained or (y) would require governmental or regulatory approval, consent or authorization not obtained (without any requirement to obtain such approval, consent or authorization) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition, (h) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by any applicable Law, rule or regulation or would require any consent, approval or authorization of any governmental or regulatory authority not obtained (without any requirement to obtain such any consent, approval or authorization) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable Law notwithstanding such prohibition), (y) would render such asset invalid or unenforceable under applicable Law (solely with respect to any intellectual property) or (z) is prohibited by any contract or would require any consent, approval, license or other authorization of any third party (provided that such requirement existed on the Closing Date or at the time of the acquisition of such asset, as applicable, and was not incurred in contemplation thereof (other than in the case of capital leases and purchase money financings)) or governmental or regulatory authority not obtained (without any requirement to obtain such consent, approval, license or other authorization), other than to the extent such prohibition or restriction is ineffective under the UCC or other applicable Law, (i) assets to the extent a security interest in such assets would result in material adverse tax consequences to the Borrower or any of its Subsidiaries as reasonably determined by the Borrower in consultation with the Administrative Agent, (j) any leasehold or freehold interest in any real property (and improvements and fixtures relating thereto), (k) any Excluded Account, (l) Capital Stock in Immaterial Subsidiaries and Excluded Subsidiaries (other than first tier CFCs and first tier CFC Holdcos that are Restricted Subsidiaries; provided that in the case of any first tier CFC or first tier CFC Holdco, the pledge of the Capital Stock of such Subsidiary shall be limited to no more than 65% of the total issued and outstanding Capital Stock of such first tier CFC or first tier CFC Holdco; provided, that, for the avoidance of doubt, the pledged Capital Stock of the Guarantors shall not be subject to such limitation), (m) any assets located in, or governed by, any non-U.S. jurisdiction law or regulation (other than (i) Capital Stock of CFCs that does not constitute an Excluded Asset pursuant to clause (l) above and (ii) assets that can be perfected by the filing of a UCC financing statement and (n) those assets as to which the Administrative Agent and the Borrower reasonably agree that the cost, burden or difficulty of obtaining such a security interest or perfection thereof (including any material adverse tax consequences to the Parent Guarantor, the Borrower, or any Subsidiary of the Borrower) are excessive in relation to the benefit to the Lenders of the security to be afforded thereby. Notwithstanding the foregoing, Excluded Assets shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).
“Excluded Taxes” shall mean, with respect to the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes, branch profits Taxes or any similar Tax, (i) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any withholding taxes attributable to the Lender’s failure to comply with Section 2.20(e) or (f); (c) in the case of a Lender, U.S. federal withholding Taxes that are (or would be) required to be withheld pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (d) U.S. backup withholding Taxes; and (e) any Taxes imposed under FATCA.
“Expiring Credit Commitment” shall have the meaning assigned to such term in Section 2.27(g).
“Extended Class” shall have the meaning assigned to such term in Section 2.23(a).
“Extended Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.23(a).
“Extended Term Loans” shall have the meaning assigned to such term in Section 2.23(a).
“Extending Lender” shall have the meaning assigned to such term in Section 2.23(b). The 2027 Revolving Credit Lenders (other than the 2024 Incremental Revolving Credit Lenders) are Extending Lenders with respect to the 2027 Revolving Credit Commitments.
“Extension Amendment” shall have the meaning assigned to such term in Section 2.23(c). Extension Amendment No. 1 shall be deemed to be an Extension Amendment with respect to the 2027 Revolving Credit Commitments for all purposes of this Agreement.
“Extension Amendment Deadline” shall have the meaning assigned to such term in Extension Amendment No. 1.
“Extension Amendment No. 1” shall mean Extension Amendment No. 1, dated as of February 9, 2024, among the Borrower, the other Loan Parties party thereto, the Administrative Agent, the 2024 Extension Arranger and each Revolving Credit Lender party thereto.
“Extension Amendment No. 1 Effective Date” shall have the meaning assigned to such term in Extension Amendment No. 1.
“Extension Arranger” shall have the meaning assigned to such term in Section 2.23(a). The 2024 Extension Arranger is an Extension Arranger.
“Extension Breach” shall have the meaning assigned to such term in Article VI.
“Extension Breach Date” means the date on which the Borrower obtains actual knowledge that an Extension Breach has occurred.
“Extension Election” shall have the meaning assigned to such term in Section 2.23(b).
“Extension Request” shall have the meaning assigned to such term in Section 2.23(a).

“Facility Guaranty” shall mean the Facility Guaranty made by the Guarantors in favor of the Administrative Agent and the other Secured Parties, substantially in the form of Exhibit F-1 hereto, or in another form reasonably satisfactory to the Administrative Agent and the Borrower.
“Facility Guaranty Joinder” shall mean an agreement, substantially in the form of Annex I to the Facility Guaranty, or in another form reasonably satisfactory to the Administrative Agent and the Borrower, pursuant to which a Subsidiary becomes a party to, and bound by, the terms of the Facility Guaranty.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“FCPA” shall have the meaning assigned to such term in Section 3.25.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate is less than zero, it shall be deemed to be zero for the purposes of this Agreement.
“Financial Covenant” shall have the meaning ascribed to it in Section 6.01.
“First Amendment” means the First Amendment to Credit Agreement dated as of June 20, 2023 between the Borrower and the Administrative Agent.
“Floor” means a rate of interest equal to (i) 0.50% per annum for the Initial Term Loans; (ii) 0.00% per annum for the ~~Initial~~2025 Revolving Credit Loans; ~~and~~ (iii) 0.00% per annum for the 2027 Revolving Credit Loans and (iv) if applicable, with respect any other Class of Loans, as specified in the applicable Incremental Loan Assumption Agreement, Extension Amendment, Refinancing Amendment or other applicable Loan Documents.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Funding Date” shall mean the date on which the conditions precedent set forth in Section 4.02 have been satisfied.
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).
“Grantor” shall mean each Person from time to time party to any Security Document, in its capacity as a grantor, pledgor, obligor, chargor or similar capacity thereunder.
“Group Member” shall mean the Borrower or any Restricted Subsidiary thereof, and “Group” shall mean, collectively, the Borrower and its Restricted Subsidiaries.
“GS Bank” shall mean Goldman Sachs Bank USA.
“Guarantor” shall mean each Person from time to time party to the Facility Guaranty, in its capacity as a guarantor of the Obligations and its respective successors and assigns, until the Loan Guarantee of such Person has been released in accordance with the provisions of this Agreement.
“Hazardous Materials” shall mean all chemicals, materials, substances or wastes of any nature that are listed, classified, regulated, characterized or otherwise defined as “hazardous,” “toxic,” “radioactive,” a “pollutant,” a “contaminant,” or terms of similar intent or meaning, by any Governmental Authority or that are otherwise prohibited, limited or regulated pursuant to any Environmental Law, including petroleum or petroleum distillates, friable asbestos or friable asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.
“Hedge Counterparty” shall mean each Person that is (a) a counterparty to a Swap Contract as of the Closing Date or (b) an Agent or Lender or any Affiliate of an Agent or Lender counterparty to a Swap Contract (including any Person who was an Agent or Lender (or any Affiliate thereof) as of the Closing Date or the date it enters into such Swap Contract but subsequently ceases to be an Agent or Lender (or Affiliate thereof)) or (c) any other Person from time to time designated in writing by the Borrower and approved in writing by the Administrative Agent; provided that, if such Person is not an Agent or a Lender, such Person executes and delivers to the Administrative Agent and the Borrower a letter agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower pursuant to which such Person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions applicable to Hedge Counterparties.
“Honor Date” shall have the meaning assigned to such term in Section 2.26(c)(i).
“Identified Participating Term Lenders” shall have the meaning assigned to such term in Section 2.12(c)(iii)(C).
“Identified Qualifying Term Lenders” shall have the meaning assigned to such term in Section 2.12(c)(iv)(C).
“Incremental Arranger” shall have the meaning assigned to such term in Section 2.22(a).
“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.22(a).
“Incremental Lenders” shall mean collectively the Incremental Term Lenders and the Incremental Revolving Credit Lender.
“Incremental Loan Amount” shall mean, at any time, without duplication, an amount not to exceed the amount of Indebtedness permitted to be incurred by the Borrower as Pari Passu Indebtedness at such time pursuant to Section 4.04(a), 4.04(b)(1) and 4.04(b)(16) of Annex I to this Agreement (together with any Refinancing Indebtedness of the foregoing that is permitted to be incurred by the Borrower as Pari Passu Indebtedness at such time pursuant to Section 4.04(b)(4)(c)) of Annex I).
“Incremental Loan Assumption Agreement” shall mean an Incremental Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Incremental Arranger and one or more Incremental Lenders and, to the extent required pursuant to the third proviso of Section 9.08(b), the Administrative Agent.
“Incremental Loan Commitment” shall have the meaning ascribed to such term in Section 2.22(a).
“Incremental Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan or Incremental Revolving Credit Commitment, as set forth in the applicable Incremental Loan Assumption Agreement.
“Incremental Loans” shall have the meaning ascribed to such term in Section 2.22(a).
“Incremental Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.22(a). The 2024 Incremental Revolving Credit Commitments shall be deemed to be Incremental Revolving Credit Commitments for all purposes of this Agreement.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding Revolving Credit Loan. The 2024 Incremental Revolving Credit Lenders shall be deemed to be Incremental Revolving Credit Lenders for all purposes of this Agreement.
“Incremental Revolving Loan” shall have the meaning assigned to such term in Section 2.22(a).
“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan” shall have the meaning assigned to such term in Section 2.22(a).
“Incremental Term Loan Commitments” shall have the meaning assigned to such term in Section 2.22(a).
“Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Information” shall have the meaning assigned to such term in Section 9.16.
“Initial Loans” shall mean an Initial Term Loan ~~or an Initial Revolving Credit Loan~~.
~~“Initial Revolving Credit Commitment” shall mean, as to each Revolving Credit Lender, its Revolving Credit Commitment as of the Effective Date, as set forth opposite such Lender’s name in Schedule 2.01 under the caption “Initial Revolving Credit Commitment” or in the applicable Assignment and Acceptance, and as may be amended from time to time pursuant to the terms hereof. The aggregate amount of Initial Revolving Credit Commitments as of the Effective Date is $100,000,000.~~
“Initial Revolving Credit Commitment Maturity Date” shall mean the ~~day that is five years after the Funding~~2025 Revolving Facility Maturity Date.
~~“Initial Revolving Credit Lender” shall mean any Lender having any Initial Revolving Credit Commitments and/or Initial Revolving Credit Loans made pursuant thereto.~~
~~“Initial Revolving Credit Loan” shall have the meaning assigned to such term in Section 2.01(b).~~
“Initial Term Loans” shall have the meaning assigned to such term in Section 2.01(a).
“Initial Term Loan Commitment” shall mean, as to each Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 2.01 under the caption “Initial Term Loan Commitment” or in the applicable Assignment and Acceptance. The aggregate amount of the Initial Term Loan Commitments as of the Effective Date is $600,000,000.
“Initial Term Loan Facility” shall mean the Initial Term Loan Commitments and the Initial Term Loans made pursuant thereto.
“Initial Term Loan Lender” shall mean any Lender having any Initial Term Loan Commitments and/or Initial Term Loans made pursuant thereto.
“Initial Term Loan Maturity Date” shall mean the day that is seven years after the Funding Date.
“Intercreditor Agreement” means, to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations under this Agreement (but without regard to the control of remedies), at the option of the Borrower and the Administrative Agent acting together in good faith, any of (a) the Closing Date Intercreditor Agreement or (b) (i) any other intercreditor agreement substantially in the form of Exhibit D, together with any changes thereto which are reasonably acceptable to the Administrative Agent and the Borrower or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations under this Agreement (but without regard to the control of remedies), in each case with such modifications thereto as the Administrative Agent and the Borrower may agree.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, April 15th, July 15th, October 15th and January 15th and the Maturity Date; provided that if such day is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day and (b) with respect to any Eurodollar Loan or SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing or SOFR Borrowing with an Interest Period of more than three months’ duration (other than as may be provided with respect to the initial Interest Period), each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.
“Interest Period” shall mean, with respect to any Eurodollar Borrowing or SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, three or six months (or 12 months if agreed to by all Lenders of such Loans) thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internal Control Event” shall mean a material weakness in, or fraud that involves senior management or other employees who have a significant role in, the Loan Parties or any of their Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.
“Internally Generated Cash” shall mean, with respect to any Person, funds of such Person and its Restricted Subsidiaries not constituting proceeds of the incurrence of Indebtedness (other than the incurrence of Revolving Credit Loans, extensions of credit under any other revolving credit or similar facility or other short-term Indebtedness) by such Person or any of its Restricted Subsidiaries.
“Interpolated Screen Rate” shall mean, in relation to any Loan, the rate which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of 11:00 a.m. London time on the Quotation Day for the currency of that Loan.
“IRS” shall mean the United States Internal Revenue Service.
“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issue Price” shall mean a price equal to 99.50% of the face value of the Initial Term Loans.
“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit
Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Restricted Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Judgment Currency” shall have the meaning assigned to such term in Section 9.21. “L/C Advance” shall mean, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a 2025 Revolving Credit Borrowing and/or a 2027 Revolving Credit Borrowing.
“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Exposure” shall mean, as at any date of determination, the total L/C Obligations. The L/C Exposure of any Revolving Credit Lender at any time shall be its Pro Rata Share of the total L/C Exposure at such time; provided that in the case of Section 2.01(b), Section 2.26(a)(i) and clause (iii) of the proviso to Section 2.27(a) when a Defaulting Lender shall exist, the L/C Exposure of any Revolving Credit Lender shall be adjusted to give effect to any reallocation effected in accordance with Section 2.25(c)
“L/C Issuer” shall mean GS Bank, Royal Bank of Canada, Deutsche Bank AG New York Branch and Morgan Stanley Senior Funding, Inc. (collectively, the “Initial L/C Issuers”), and any other Lender that becomes an L/C Issuer in accordance with Section 2.26(k), in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.26. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Class of Loans or Commitments with respect to such Loans or Commitments at such date of determination, including, for the avoidance of doubt, the latest maturity date of any Incremental Loans, Incremental Loan Commitments, Other Loans or Extended Term Loans, in each case, as extended from time to time in accordance with this Agreement.
“Laws” shall mean each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.
“Lead Arrangers” shall mean GS Bank, RBC Capital Markets, LLC, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc., each in its capacity as a lead bookrunner and lead arranger, and, in the case of GS Bank, in its capacity as 2024 Extension Arranger.

“Legal Reservations” means (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court and principles of good faith and fair dealing, (b) applicable Bankruptcy Laws, (c) the existence of timing limitations with respect to the bringing of claims under applicable limitation laws and the defenses of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for, or to indemnify a Person against, non-payment of stamp duty may be void, (d) the principle that in certain jurisdictions and under certain circumstances a Lien granted by way of fixed charge may be re-characterized as a floating charge or that security purported to be constituted as an assignment may be re-characterized as a charge, (e) the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void, (f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant, (g) the principle that the creation or purported creation of collateral over any claim, other right, contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement (or contract or agreement relating to or governing the claim or other right) over which collateral has purportedly been created, (h) similar principles, rights and defenses under the laws of any relevant jurisdiction and (i) any other matters which are set out as qualifications or reservations (however described) as to matters of law in any legal opinion delivered pursuant to the Loan Documents.
“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) ~~and~~, (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance, including, without limitation, the Initial Term Loan Lenders and the ~~Initial~~2025 Revolving Credit Lenders ~~(~~, including, as the context so requires, any L/C Issuer and the Swing Line Lender~~).~~, (c) each Person that becomes a party hereto as a “lender” pursuant to the terms of Section 2.22 (including the 2024 Incremental Revolving Credit Lenders under Extension Amendment No. 1) and (d) any Person listed on Annex A to Extension Amendment No. 1 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance).
“Letter of Credit” shall mean any letter of credit issued hereunder. A Letter of Credit may be a standby letter of credit.
“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer and reasonably satisfactory to the Borrower.
“Letter of Credit Expiration Date” shall mean (i) prior to the 2025 Revolving Facility Maturity Date, the day that is five Business Days prior to the 2025 Revolving Facility Maturity Date and (ii) on and following the 2025 Revolving Facility Maturity Date, the scheduled Latest Maturity Date then in effect for the Participating Revolving Credit Commitments (taking into account the Maturity Date of any conditional Participating Revolving Credit Commitment that will automatically go into effect on or prior to such Maturity Date (or, if such day is not a Business Day, the next preceding Business Day)).

“Letter of Credit Issuer Sublimit” shall mean, at any time, with respect to (a) GS Bank $12,500,000, (b) Royal Bank of Canada, $5,000,000, (c) Deutsche Bank AG New York Branch,$3,750,000 and (d) Morgan Stanley Senior Funding, Inc., $3,750,000 (in each case, or such other amount as may be agreed between such L/C Issuer and the Borrower from time to time) and (e) any other Person that is a L/C Issuer, such other amount as may be agreed between such other L/C Issuer and the Borrower at the time such Person becomes a L/C Issuer or from time to time thereafter.
“Letter of Credit Sublimit” shall mean, at any time, an amount equal to the lesser of (a) $25,000,000 (as may be adjusted pursuant to Section 2.26 and/or as may be modified by the Borrower and each L/C Issuer) and (b) the aggregate amount of the Participating Revolving Credit Commitments at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Participating Revolving Credit Commitments.
“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period (a) by reference to ICE Benchmark Administration LIBO Rate for deposits in dollars (as set forth by any commercially available source providing quotations of LIBO Rate selected by the Administrative Agent) for a period equal to such Interest Period; or (b) if the rate in clause (a) is unavailable for the Interest Period, the Interpolated Screen Rate; or (c) if the rate in clauses (a) and (b) are unavailable, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.
“Limited Condition Transaction” shall mean (a) any acquisition of any assets, business or Person, other investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise) permitted hereunder by one or more of the Borrower and its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (c) any Restricted Payment requiring irrevocable notice in advance thereof.
“Loan Documents” shall mean, in each case on and after the execution thereof, this Agreement, the Facility Guaranty, any Intercreditor Agreement, any Additional Intercreditor Agreement, the Security Documents, each Incremental Loan Assumption Agreement, each Refinancing Amendment, each Extension Amendment, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and together with all schedules, exhibits, annexes and other attachments thereto.
“Loan Escrow Account” shall mean the escrow account into which the Loan Escrowed Proceeds will be deposited pursuant to the Loan Escrow Agreement.

“Loan Escrow Agent” shall mean Goldman Sachs Bank USA as escrow agent under the Loan Escrow Agreement.
“Loan Escrow Agreement” shall mean the loan escrow agreement to be dated as of the Funding Date among, inter alios, the Borrower, the Collateral Agent and the Loan Escrow Agent, substantially in the form of Exhibit F-3 hereto.
“Loan Escrow Guarantee Agreement” shall mean the guarantee agreement to be dated as of the Funding Date among the Loan Escrow Guarantor and the other parties thereto, substantially in the form of Exhibit F-4 hereto.
“Loan Escrow Guarantor” shall mean Altice USA, Inc.
“Loan Escrowed Proceeds” shall mean the proceeds from the Initial Term Loans which will be deposited into the Loan Escrow Account on the Funding Date pursuant to the Loan Escrow Agreement. The term “Loan Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.
“Loan Escrow Termination Date” shall have the meaning assigned to such term in Section 2.13(i).
“Loan Parties” shall mean, collectively, the Borrower and the Guarantors.
“Loans” shall mean any Initial Loans, Other Loans, Incremental Loans, Extended Term Loans, Loans made under any Extended Revolving Credit Commitments, Loans made under any Original Revolving Credit Commitments, Refinancing Loans or Swing Line Loans, as the context may require.
“Longstop Date” shall mean March 31, 2021.
“Major Representations” shall mean those representations and warranties made by the Borrower in Sections 3.01(a)(i) (with respect to the organizational existence of the Loan Parties only), 3.01(a)(ii)(B), 3.02(i), 3.02(ii)(a), 3.04, 3.14, 3.20(a), 3.24(a) and the second sentence of Section 3.25 (in the case of Section 3.24(a) and 3.25 solely with respect to the use of the proceeds of the Initial Loans).
“Master Agreement” shall have the meaning assigned to such term in the definition of “Swap Contract.”
“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Loan Parties and their Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their obligations under the Loan Documents; or (c) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents or a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of the Loan Documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events described in the applicable provision since the applicable date would result in a Material Adverse Effect.
“Material Contract” shall mean with respect to any Loan Party, each contract or agreement to which such Loan Party is a party that is deemed to be a material contract or material definitive agreement under any Securities Laws, including the types of contracts specified in item 601(b)(10)(ii) of Regulation S-K, and in the event that at any time hereafter the Borrower ceases to be required to comply with the Securities Laws, then the same definitions shall continue to apply for purposes of this Agreement and the other Loan Documents.
“Material Indebtedness” shall mean any Indebtedness (other than the Obligations) of the Restricted Subsidiaries in an aggregate principal amount exceeding $35 million. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.
“Material Intellectual Property” means any intellectual property that is material to the business and operations of the Borrower and its Restricted Subsidiaries (taken as a whole).
“Material Subsidiary” shall mean each Restricted Subsidiary other than an Immaterial Subsidiary.
“Maturity Date” shall mean (a) the Initial Term Loan Maturity Date, (b) the ~~Initial~~2025 Revolving ~~Credit Commitment~~Facility Maturity Date, (c) the 2027 Revolving Facility Maturity Date, (d) with respect to any Class of Extended Term Loans or Extended Revolving Credit Commitments (other than the 2027 Revolving Credit Commitments), the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (~~d~~e) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (~~e~~f) with respect to any Incremental Loans or Incremental Revolving Credit Commitments (other than the 2024 Incremental Revolving Credit Commitments), the final maturity date as specified in the applicable Incremental Loan Assumption Agreement; provided that, in each case, if such day is not a Business Day, the immediately preceding Business Day shall be the Maturity Date.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Merger Sub” shall have the meaning assigned to such term in the introductory statement to this Agreement.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 3(37) of ERISA.

“network assets” means transport and distribution facilities and associated rights, equipment, electronics, devices, protocols, code, software and licenses identified in the OSI model that are used and useful for the delivery of telecommunications, data, Internet and other services by the Borrower and Subsidiaries to other providers and to customers, including without limitation fiber optic cable, sheath, attachments, splice points, supports, pole licenses, easements, access and entry agreements, hubs, routers, switches, optics, optolectronics, amplifiers, repeaters, power systems, leasehold facilities, colocation arrangements, colocation equipment, distribution frames, cross connects, patches, monitoring and provisioning systems, network design and inventory systems, interconnection agreements, peering agreements, and rights-of-way, and the systems, software, physical space, and services used to operate those facilities.
“Non-Consenting Lender” means, in the event that (a) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (b) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders with respect to a certain Class or Classes of the Loans and/or Commitments and (c) the Required Lenders or Required Class Lenders, as applicable, have agreed to such consent, waiver or amendment, any Lender who does not agree to such consent, waiver or amendment.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Non-Expiring Credit Commitment” shall have the meaning assigned to such term in Section 2.27(g).
“Non-Extended Class” shall have the meaning assigned to such term in Section 2.23(a).
“Non-Extended Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.23(a). The 2025 Revolving Credit Commitments shall be deemed to be Non-Extended Revolving Credit Commitments for all purposes under this Agreement.
“Non-Extending Revolving Credit Lender” means, at any time, any Lender that has a Non-Extended Revolving Credit Commitment and/or related Revolving Credit Exposure incurred pursuant thereto at such time.
“Non-Extended Term Loans” shall have the meaning assigned to such term in Section 2.23(a).
“Non-extension Notice Date” shall have the meaning assigned to such term in Section 2.26(b)(iii).
“NPL” shall mean the National Priorities List under CERCLA.
“Obligations” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Loan Party (or with respect to any Swap Contracts or Treasury Services Agreement, any Restricted Subsidiary) to any Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Loan Documents, the Swap Contracts or the Treasury Services Agreements (as applicable) whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Documents, the Swap Contracts or the Treasury Services Agreements (as applicable) or after the commencement of any case with respect to any Loan Party under the Bankruptcy Code or any other Bankruptcy Law or any other insolvency proceeding (and including any principal, interest, Letter of Credit fees, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.
“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.
“Offered Amount” shall have the meaning assigned to such term in Section 2.12(c)(iv)(A).
“Offered Discount” shall have the meaning assigned to such term in Section 2.12(c)(iv)(A).
“Offering Memorandum” means the offering memorandum in relation to the Senior Secured Notes and the Senior Notes issued on September 29, 2020.
“OID” shall mean original issue discount.
“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party.
“Original Class” shall have the meaning assigned to such term in Section 2.23(a).
“Original Financial Statements” shall mean (a) the Audited Financial Statements and (b) the unaudited interim consolidated balance sheets and unaudited interim condensed consolidated statements of income, changes in cash flow and changes in shareholders’ equity of the Borrower and its consolidated subsidiaries, as of the end of, and for any interim period ending more than 45 days prior to the Funding Date, and as of the end of, and for the comparable period of the prior fiscal year.
“Original Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.23(a). The 2025 Revolving Credit Commitments shall be deemed to be the Original Revolving Credit Commitments from which the 2027 Revolving Credit Commitments were exchanged for all purposes of this Agreement.
“Original Term Loans” shall have the meaning assigned to such term in Section 2.23(a).
“Other Allocable Share” means, in the case of any determination with respect to any Extending Lender that is a Revolving Credit Lender (or its Extended Revolving Credit Commitment (and related Revolving Credit Exposure)) or any Non-Extending Revolving Credit Lender (or its Non-Extended Revolving Credit Commitment (and related Revolving Credit Exposure)), at any time on or after the date of any applicable Extension Amendment, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Extended Revolving Credit Commitment or the Non-Extended Revolving Credit Commitment, as the case may be, of such Lender at such time and the denominator of which is the aggregate amount of all Extended Revolving Credit Commitments or all Non-Extended Revolving Credit Commitments, as the case may be, at such time; provided that if such Extended Revolving Credit Commitments, as the case may be, at such time; provided that if such Extended Revolving Credit Commitment or Non-Extended Revolving Credit Commitment, as the case may be, has been terminated, then the Other Allocable Share of each applicable Lender shall be determined based on the Other Allocable Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Other Connection Taxes” shall mean, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or Administrative Agent, as applicable, and the jurisdiction imposing such Tax (other than connections arising solely from such Lender or Administrative Agent, as applicable, having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).
“Other Loans” shall have the meaning assigned to such term in Section 2.22(a).
“Other Revolving Credit Loan Commitments” shall have the meaning assigned to such term in Section 2.22(b).
“Other Revolving Credit Loans” shall have the meaning assigned to such term in Section 2.22(b).
“Other Taxes” shall mean any and all present or future stamp or documentary, intangible, recording, filing Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a new office for receiving payments by or on account of the Borrower or other transfer (other than an assignment or designation of a new office made pursuant to Section 2.21).
“Other Term Loans” shall have the meaning assigned to such term in Section 2.22(b).
“Outstanding Amount” shall mean (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Parent Guarantor” shall mean Lightpath Holdings LLC, a Delaware limited liability company.
“Pari Passu Indebtedness” shall mean (a) with respect to the Borrower, any Indebtedness that ranks pari passu in right of payment and security to the Loans; and (b) with respect to the Guarantors, any Indebtedness that ranks pari passu in right of payment and security to such Guarantor’s Loan Guarantee.
“Pari Ratable Share” shall mean, as of any date of determination, (a) with respect to the Term Loans, a fraction, the numerator of which is the aggregate outstanding principal amount of the Term Loans and the denominator of which is the total aggregate principal amount of all then outstanding Pari Passu Indebtedness and Term Loans and (b) with respect to any other class of Pari Passu Indebtedness, a fraction, the numerator of which is the aggregate principal amount of such class of Pari Passu Indebtedness and the denominator of which is the total aggregate principal amount of all then outstanding Pari Passu Indebtedness and Term Loans.
“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).
“Participating Revolving Credit Commitments” shall mean (a) the ~~Initial~~ Commitments (including (unless otherwise selected by the Borrower) any Extended Revolving Credit Commitments (other than the 2027 Revolving Credit Commitments) in respect thereof), (b) the 2027 Revolving Credit Commitments (including (unless otherwise selected by the Borrower) any Extended Revolving Credit Commitments in respect thereof and any 2024 Incremental Revolving Credit Commitments) and (~~b~~c) those additional Revolving Credit Commitments (including (unless otherwise selected by the Borrower) any Extended Revolving Credit

Commitments in respect thereof) established pursuant to an Incremental Loan Assumption Agreement (excluding any 2024 Incremental Revolving Credit Commitments), Refinancing Amendment or Extension Amendment for which an election has been made to include such Commitments for purposes of the issuance of Letters of Credit or the making of Swing Line Loans; provided that, with respect to clause (~~b~~c), the effectiveness of such election may be made conditional upon the maturity of one or more other Participating Revolving Credit Commitments. At any time at which there is more than one Class of Participating Revolving Credit Commitments outstanding, the mechanics and arrangements with respect to the allocation of Letters of Credit and Swing Line Loans among such Classes will be subject to procedures agreed to by the Borrower and the Administrative Agent. Prior to the 2025 Revolving Facility Maturity Date, the 2025 Revolving Credit Lenders and the 2027 Revolving Credit Lenders shall, in each case, hold Participating Revolving Credit Commitments in an amount equal to each such Revolving Credit Lender’s Pro Rata Share of the aggregate Revolving Credit Commitments.
“Participating Revolving Credit Lender” shall mean any Lender holding a Participating Revolving Credit Commitment.
“Participating Term Lender” shall have the meaning assigned to such term in Section 2.12(c)(iii)(B).
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.
“PCAOB” shall mean the Public Company Accounting Oversight Board.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Expenditures” shall have the meaning assigned to such term in clause (b)(xii) in the definition of “Excess Cash Flow”.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Planned Expenditures” shall have the meaning assigned to such term in clause (b)(xii) in the definition of “Excess Cash Flow”.
“Platform” shall have the meaning assigned to such term in Section 9.01(f).
“Pledge and Security Agreement” shall mean the Pledge and Security Agreement made by the Loan Parties party thereto in favor of the Administrative Agent and the other Secured

Parties, substantially in the form of Exhibit F-2 hereto, or in another form reasonably satisfactory to the Administrative Agent and the Borrower.
“Prime Rate” shall mean the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower.
“Pro Rata Share” shall mean, at any time, (a) with respect to all payments, computations and other matters relating to the Term Loans or Term Commitments of any Class held by any Lender, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Loans, and if applicable, Term Commitments of such Class held by such Lender at such time and the denominator of which is the aggregate amount of all Term Loans, and if applicable, all Term Commitments of such Class at such time,(b) with respect to all payments, computations and other matters (including participation in Letters of Credit) relating to the Revolving Credit Loans or Revolving Credit Commitments of any Class held by any Lender, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitments of such Class held by such Lender at such time and the denominator of which is the aggregate amount of all Revolving Credit Commitments of such Class at such time (provided that if such Revolving Credit Commitments have been terminated, then the Pro Rata Share of such Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof) and (c) for all other purposes, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the aggregate amount of the Term Loans, and if applicable, Term Commitments, of each Class, and of the Revolving Credit Commitments of each Class, in each case held by such Lender at such time and the denominator of which is the aggregate amount of all Term Loans, and if applicable, all Term Commitments, of each Class, and of all Revolving Credit Commitments of each Class at such time (provided that if the Commitments of any Class have been terminated, then the Pro Rata Share of such Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof). During any period in which there is a Defaulting Lender, for purposes of the defined term “L/C Advance” and Section 2.01(b), Section 2.26(a)(i) and clause (iii) of the proviso to Section 2.27, each Participating Revolving Credit Lender’s Pro Rata Share shall be adjusted to give effect to any reallocation effected in accordance with Section 2.25(c).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” shall have the meaning assigned to such term in Section 9.01(f).
“Purchase Agreement” shall mean the unit purchase agreement dated July 28, 2020 entered into among CSC Holdings LLC (an indirect parent of the Parent Guarantor), the Parent Guarantor and the Purchaser in relation to the Disposition.
“Purchaser” shall mean NHIP III Lantern Holding LLC.

“QFC” shall have the meaning assigned to such term in Section 9.23(b).
“Qualifying Term Lender” shall have the meaning assigned to such term in Section 2.12(c)(iv)(C).
“Quotation Day” shall mean, in relation to any period for which interest is to be determined, two Business Days before the first day of that period.
“Real Estate” shall mean all right, title, and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by the Borrower, any Group Member or any of their Subsidiaries, whether by lease, license or other means, and the buildings, structures, parking areas and other improvements thereon, now or hereafter owned by the Borrower, any Group Member or any of their Subsidiaries, including all fixtures, easements, hereditaments, appurtenances, rights-of-way and similar rights relating thereto and all leases, tenancies and occupancies thereof now or hereafter owned by the Borrower, any Group Member or any of their Subsidiaries.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Reference Rate, 5:00 p.m. (New York time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, 5:00 p.m. (New York time) on the date that is five Business Days prior to such setting or (3) if such Benchmark is none of the Term SOFR or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinanced Debt” shall have the meaning assigned to such term in Section 2.24(a).
“Refinancing Amendment” shall have the meaning assigned to such term in Section 2.24(f).
“Refinancing Commitments” shall have the meaning assigned to such term in Section 2.24(a).
“Refinancing Facility Closing Date” shall have the meaning assigned to such term in Section 2.24(d).
“Refinancing Lenders” shall have the meaning assigned to such term in Section 2.24(c).
“Refinancing Loan” shall mean any Refinancing Term Loans and/or any Refinancing Revolving Loans, as the context may require.
“Refinancing Loan Request” shall have the meaning assigned to such term in Section 2.24(a).
“Refinancing Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.24(a).

“Refinancing Revolving Credit Lender” shall have the meaning assigned to such term in Section 2.24(c).
“Refinancing Revolving Loan” shall have the meaning assigned to such term in Section 2.24(b).
“Refinancing Term Commitments” shall have the meaning assigned to such term in Section 2.24(a).
“Refinancing Term Lender” shall have the meaning assigned to such term in Section 2.24(c).
“Refinancing Term Loan” shall have the meaning assigned to such term in Section 2.24(b).
“Register” shall have the meaning assigned to such term in Section 9.04(d).
“Registered Public Accounting Firm” shall have the meaning specified by the Securities Laws and shall be independent of the Borrower, any Group Member and their Subsidiaries as prescribed by the Securities Laws.
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Rejection Notice” shall have the meaning assigned to such term in Section 2.13(h).
“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, members, controlling persons, directors, officers, employees, agents, advisors, representatives and successors and assigns of such Person and of such Person’s Affiliates.
“Release” shall have the meaning assigned to such term in Section 101(22) of CERCLA.

“Repayment Date” shall have the meaning given such term in Section 2.11(a).
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Repricing Transaction” shall mean (a) the prepayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans with the incurrence by the Borrower or any Subsidiary of any senior secured first lien term loan financing that is (i) broadly syndicated to banks and other institutional investors and (ii) the primary purpose of which (as determined in good faith by the Borrower) is to reduce the All-In Yield of such debt financing relative to the Initial Term Loans so repaid, refinanced, substituted or replaced and (b) any amendment to this Agreement the primary purpose of which (as determined in good faith by the Borrower) is to reduce the All-In Yield applicable to the Loans; provided that any refinancing or repricing of Initial Term Loans in connection with (i) any Public Offering, (ii) any acquisition the aggregate consideration with respect to which equals or exceeds $50,000,000 or (iii) a transaction that would result in a Change of Control shall not constitute a Repricing Transaction.
“Request for Credit Extension” shall mean (a) with respect to a Borrowing, continuation or conversion of Term Loans, Revolving Credit Loans or Swing Line Loans, a Borrowing Request, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Class Lenders” shall mean, as of any date of determination, with respect to one or more Classes, Lenders having more than 50% of the sum of the (a) Total Outstandings under such Class or Classes (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, if applicable, under such Class or Classes being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments under such Class or Classes; provided that the unused Commitment of, and the portion of the Total Outstandings held under such Class or Classes, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders.
“Required Lenders” shall mean, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” shall mean, as of any date of determination, Revolving Credit Lenders under the Revolving Credit Commitments (including, for purposes of this definition of “Required Revolving Credit Lenders” (a) any Extended Revolving Credit

Commitments (including the 2027 Revolving Credit Commitments) in respect thereof, and (b) Incremental Revolving Credit Commitments (including the 2024 Incremental Revolving Commitments) and (c) Refinancing Revolving Credit Commitments in respect thereof) having more than 50% of the sum of the (i) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) under the ~~Initial~~ Revolving Credit Commitments and (ii) aggregate unused Revolving Credit Commitments; provided that unused Revolving Credit Commitments of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, national, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” shall mean the chief executive officer, chief financial officer, vice president of tax, controller, treasurer, assistant treasurer, secretary, assistant secretary of a Loan Party or, with the consent of the Administrative Agent (not to be unreasonably withheld), any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.
“Revolving Credit Borrowing” shall mean a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Loans or SOFR Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” shall mean, as to each Revolving Credit Lender, its obligation to (a) make 2025 Revolving Credit Loans or 2027 Revolving Credit Loans, as applicable to the Borrower, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, as such commitment may be (i) reduced from time to time pursuant to Section 2.09 and (ii) reduced or increased from time to time pursuant to (A) assignments by or to such Revolving Credit Lender pursuant to an Assignment and Acceptance, (B) an Incremental Loan Assumption Agreement, (C) a Refinancing Amendment or (D) an Extension Amendment. The amount of each 2025 Revolving Credit Lender’s 2025 Revolving Credit Commitment as of the ~~Funding Date is its Initial~~

~~Revolving Credit Commitment~~Extension Amendment No. 1 Effective Date is set forth on Annex A to Extension Amendment No. 1, as may be amended pursuant to any Incremental Loan Assumption Agreement, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed, increased or decreased its Revolving Credit Commitment, as the case may be. The amount of each 2027 Revolving Credit Lender’s 2027 Revolving Credit Commitment as of the Extension Amendment No. 1 Effective Date is set forth on Annex A to Extension Amendment No. 1, as may be amended pursuant to any Incremental Loan Assumption Agreement, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed, increased or decreased its Revolving Credit Commitment, as the case may be.
“Revolving Credit Exposure” shall mean~~, as to each Revolving Credit Lender, the sum of the Outstanding Amount of such Revolving Credit Lender’s Revolving Credit Loans, its L/C Exposure and its Swing Line Exposure at such time; provided that in the case of each of Section 2.26(a)(i) and Section 2.27(a) when a Defaulting Lender shall exist, the~~ the 2025 Revolving Credit Exposure of anyand/or the 2027 Revolving Credit ~~Lender shall be adjusted to give effect~~ to any reallocation effected in accordance with Section 2.25(c)Exposure, as the context may require.
“Revolving Credit Facilities” shall mean the 2025 Revolving Credit Facility, the 2027 Revolving Credit Facility and any other revolving loan facilities provided for by this Agreement.
“Revolving Credit Lender” shall mean, at any time, any ~~Lender that has a~~2025 Revolving Credit ~~Commitment at such time or, if~~Lender and any 2027 Revolving Credit ~~Commitments have terminated, Revolving Credit Exposure~~Lender.
“Revolving Credit Loans” shall mean any loan made pursuant to the Initial2025 Revolving Credit CommitmentsLoans, any 2027 Revolving Credit Loans, any Incremental Revolving Loan, (excluding any 2024 Incremental Revolving Credit Loans), any Refinancing, any Refinancing Revolving Loan or any loan under any Extended Revolving Credit Commitments (excluding any 2027 Revolving Credit Commitments), as the context may require.
“S&P” shall mean Standard & Poor’s Financial Services LLC.
“Sanctioned Country” shall mean a country or territory which is subject to: (a) general trade, economic or financial sanctions embargoes imposed, administered or enforced by: (i) the
U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) His Majesty’s Treasury of the United Kingdom or (b) general economic or financial sanctions embargoes imposed by the U.S. government and administered by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of Treasury.
“Sanctions” shall mean (a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by: (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) His Majesty’s Treasury of the United Kingdom or (b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.
“Sanctions List” shall mean the lists of specifically designated nationals or designated persons or entities (or equivalent) held by: (a) the U.S. government and administered by OFAC, the US State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, (b) the United Nations Security Council, (c) the European Union or (d) His Majesty’s Treasury of the United Kingdom, each as amended, supplemented or substituted from time to time.
“Screen Rate” shall mean in relation to the LIBO Rate, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); or, on the appropriate pages of such other information service which publishes the LIBO Rate, from time to time in place of Reuters. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Section 2.23 Additional Agreement” shall have the meaning assigned to such term in Section 2.23(d).
“Secured Parties” shall mean the collective reference to (a) the Administrative Agent,(b) the Collateral Agent, (c) the Lenders, (d) the beneficiaries of each indemnification or reimbursement obligation undertaken by any Loan Party under any Loan Document, (e) the Hedge Counterparties, (f) the Treasury Services Providers and (g) the successors and assigns of each of the foregoing.
“Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.
“Security Documents” shall mean the Pledge and Security Agreement and any other document entered into by any person granting a Lien over all or any part of its assets in respect of the Obligations, in each case as amended, restated, supplemented or otherwise modified from time to time.
“Senior Notes” shall mean the Borrower’s 5.625% senior notes due 2028, governed by an indenture dated as of September 29, 2020, entered into among, inter alios, the Borrower as Issuer and Deutsche Bank Trust Company Americas as trustee.
“Senior Secured Notes” shall mean the Borrower’s 3.875% senior secured notes due 2027, governed by an indenture dated as of September 29, 2020, entered into among, inter alios, the Borrower as Issuer and Deutsche Bank Trust Company Americas as trustee.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” mean, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c)(2) of the definition of “Alternate Base Rate”.
“Solicited Discount Proration” shall have the meaning assigned to such term in Section 2.12(c)(iv)(C).
“Solicited Discounted Prepayment Amount” shall have the meaning assigned to such term in Section 2.12(c)(iv)(A).
“Solicited Discounted Prepayment Offers” shall have the meaning assigned to such term in the definition of Borrower Solicitation of Discounted Prepayment Offers.
“Solicited Discounted Prepayment Notice” shall have the meaning assigned to such term in Section 2.12(c)(iv)(A).
“Solicited Discounted Prepayment Response Date” shall have the meaning assigned to such term in Section 2.12(c)(iv)(A).
“Solvent” shall mean, in respect of any Loan Party, that as of the date of determination:(a) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets; or (b) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on such date of determination or with respect to any transaction contemplated or undertaken after such date of determination; or (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Special Distribution” shall mean the distribution proposed to be made by the Borrower to the Parent Guarantor, and by the Parent Guarantor to its shareholders, using the proceeds of the Initial Loans, the offering of the Senior Secured Notes and the offering of the Senior Notes (or any senior bridge financing in lieu thereof), in connection with the Disposition.

“Special Mandatory Repayment Amount” shall mean an amount equal to the Issue Price for the Initial Term Loan plus accrued but unpaid interest to, but excluding, the Loan Escrow Termination Date.
“Specified Purchase Agreement Representations” shall mean the representations made by CSC Holdings LLC with respect to CSC Holdings LLC and its subsidiaries in the Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the Purchaser (or any of its Affiliates) has the right (taking into account any applicable cure provisions set forth in the Purchase Agreement) to terminate its (or such Affiliates’) respective obligations under the Purchase Agreement or decline to consummate the Disposition (in each case, in accordance with the terms of the Purchase Agreement) as a result of a breach of such representations in the Purchase Agreement.
“Specified Discount” shall have the meaning assigned to such term in Section 2.12(c)(ii)(A).
“Specified Discount Prepayment Amount” shall have the meaning assigned to such term in Section 2.12(c)(ii)(A).
“Specified Discount Prepayment Response” shall have the meaning assigned to such term in Section 2.12(c)(ii)(A).
“Specified Discount Prepayment Response Date” shall have the meaning assigned to such term in Section 2.12(c)(ii)(A).
“Specified Discount Proration” shall have the meaning assigned to such term in Section 2.12(c)(ii)(C).
“Specified Event of Default” shall mean the occurrence of (a) any Event of Default described in Sections 7.01(a), 7.01(f) or 7.01(g) or (b) the Lender’s exercise of any of its remedies pursuant to the paragraph immediately following Section 7.01(j), following any other Event of Default.
“SPV” shall have the meaning assigned to such term in Section 9.04(i).
“SPV Register” shall have the meaning assigned to such term in Section 9.04(i).
“Submitted Amount” shall have the meaning assigned to such term in Section 2.12(c)(iii)(A).
“Submitted Discount” shall have the meaning assigned to such term in Section 2.12(c)(iii)(A).
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” shall mean a borrowing of a Swing Line Loan pursuant to Section 2.27.
“Swing Line Exposure” shall mean, at any time, the sum of the aggregate amount of all outstanding Swing Line Loans at such time. The Swing Line Exposure of any Revolving Credit Lender at any time shall be the sum of (a) its Pro Rata Share of the total Swing Line Exposure at such time related to Swing Line Loans other than any Swing Line Loans made by such Lender in its capacity as a Swing Line Lender and (b) if such Lender shall be a Swing Line Lender, the principal amount of all Swing Line Loans made by such Lender outstanding at such time (to the extent that the other Revolving Credit Lenders shall not have funded their participations in such Swing Line Loans); provided that in the case of Section 2.01(b), Section 2.26(a)(i) and claus (iii) of the proviso to Section 2.27(a) when a Defaulting Lender shall exist, the Swing Line Exposure of any Revolving Credit Lender shall be adjusted to give effect to any reallocation effected in accordance with Section 2.25(c).
“Swing Line Lender” shall mean GS Bank, Royal Bank of Canada, Deutsche Bank AG New York Branch and Morgan Stanley Senior Funding, Inc., each in its capacity as a provider of Swing Line Loans or any successor swing line lender hereunder.
“Swing Line Loan” shall have the meaning assigned to such term in Section 2.27(a).
“Swing Line Loan Notice” shall have the meaning assigned to such term in Section 2.27(b).

“Swing Line Obligations” shall mean, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans.
“Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $35,000,000 (as may be adjusted pursuant to Section 2.27) and (b) the aggregate amount of the Participating Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Participating Revolving Credit Commitments.
“Tax Deduction” shall mean a deduction or withholding for or on account of Indemnified Taxes from a payment under a Loan Document.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, penalties or additions to tax related thereto.
“Term Borrowing” shall mean a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Loans or SOFR Loans, having the same Interest Period, made by each of the Term Lenders pursuant to Section 2.01(a).
“Term Commitment” shall mean, as to each Term Lender, its obligation to make Term Loans to the Borrower as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Acceptance, (ii) an Incremental Loan Assumption Agreement, (iii) a Refinancing Amendment or (iv) an Extension Amendment. The amount of each Term Lender’s Commitment is set forth in Schedule 2.01 or in the Assignment and Acceptance, Incremental Loan Assumption Agreement, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed, increased or decreased its Term Commitment, as the case may be.
“Term Facilities” shall mean the term loan facilities provided for by this Agreement, including, without limitation, the Initial Term Loan Facility.
“Term Lender” shall mean, at any time, any Lender that has a Term Commitment or a Term Loan at such time.
“Term Loans” shall mean any Initial Term Loans, Other Term Loans, Incremental Term Loans, Extended Term Loans, or Refinancing Term Loans, as the context may require.
“Term SOFR” means,
(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term

SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such ABR Term SOFR Determination Day.
“Term SOFR Adjustment” means, for any calculation with respect to an ABR Loan or a SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan:
(a)with respect to the Initial Term Loans ~~and Initial~~, 2025 Revolving Credit Loans and 2027 Revolving Credit Loans that are (i)(A) ABR Loans and (B) SOFR Loans, 0.11448%, 0.26161% and 0.42826% for Interest Periods of one, three and six months, respectively and (ii) Loans bearing interest at Adjusted Daily Simple SOFR, 0.26161%; and
(b)with respect any other Class of Loans, as specified in the applicable Incremental Loan Assumption Agreement, Extension Amendment, Refinancing Amendment or other applicable Loan Documents.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Period” shall mean for any date of determination under this Agreement, the four consecutive fiscal quarters of the Borrower most recently ended as of such date of determination for which the financial statements set forth in Section 4.10(a)(1) and (2) of Annex I shall have been delivered (or were required to be delivered) to the Administrative Agent.
“Total Outstandings” shall mean the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Treasury Services Agreement” shall mean any agreement between the Borrower or any Restricted Subsidiary and any Treasury Services Provider relating to treasury, depository, credit card, debit card and cash management services (including controlled disbursement, overdraft, automatic clearing house fund transfer services, return items and interstate depository network services), or foreign exchange, netting and currency management services or, in each case, any similar services.
“Treasury Services Provider” shall mean (a) each Person that is a counterparty to any Treasury Services Agreement as of the Closing Date and/or (b) each Person that is an Agent or Lender or any Affiliate of an Agent or Lender counterparty to a Treasury Services Agreement (including any Person who was an Agent or Lender (or any Affiliate thereof) as of the Closing Date or the date it enters into such Treasury Services Agreement but subsequently ceases to be an Agent or Lender (or Affiliate thereof)) and/or (c) any other Person from time to time designated in writing by the Borrower and approved in writing by the Administrative Agent; provided that, if such Person is not an Agent or a Lender, such Person executes and delivers to the Administrative Agent and the Borrower a letter agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower pursuant to which such Person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions applicable to Treasury Services Providers in the applicable Loan Documents.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted Term SOFR, the Adjusted LIBO Rate, the Alternate Base Rate or the Adjusted Daily Simple SOFR.
“UCC” shall have the meaning set forth in the Pledge and Security Agreement.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday,(b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.20(e)(ii)(B)(3).
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.26(c)(i).
“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness, Disqualified Stock or Preferred Stock; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, Disqualified Stock or Preferred Stock (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of determination shall be disregarded.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any reference to any law, code, statute, treaty, rule, guideline, regulation or ordinance of a Governmental Authority shall, unless otherwise specified, refer to such law, code, statute, treaty, rule, guideline, regulation or ordinance as amended, supplemented or otherwise modified from time to time. Any reference to any IRS form shall be construed to include any successor form. All references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document or other agreement, document or instrument shall mean such agreement, document or instrument as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time, to the extent not prohibited by this Agreement and (b) all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any calculation or any related definition to eliminate the effect of any changes in GAAP (it being understood that for purposes of this proviso, any change in GAAP includes the application of IFRS in lieu of GAAP pursuant to the definition of “GAAP” in Annex II) occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any calculation or any related definition), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrower and the Required Lenders. Neither this Agreement, nor any other Loan Document nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof. For purposes of determining any financial ratio or making any financial calculation for any fiscal quarter (or portion thereof) ending prior to the Closing Date, the components of such financial ratio or financial calculation shall be determined on a pro forma basis to give effect to the Transactions as if they had occurred at the beginning of such four-quarter period; and each Person that is a Restricted Subsidiary upon giving effect to the Transactions shall be deemed to be a Restricted Subsidiary for purposes of the components of such financial ratio or financial calculation as of the beginning of such four-quarter period. For purposes of the definition of “Excess Cash Flow”, the principal component of payments in respect of Capitalized Lease Obligations will be, at the time any determination is to be made, the amount of such obligation that would have been required to be capitalized on a balance sheet (excluding any notes thereto) prepared in accordance with GAAP.
SECTION 1.03.Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Other Term Loan”) or by Class and Type (e.g., a “Eurodollar Other Term Loan” , “SOFR Loan” or “ABR Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Other Borrowing”) or by Class and Type (e.g., an “Other Eurodollar Borrowing” “ABR Borrowing”, “SOFR Borrowing”).
SECTION 1.04.Cashless Roll. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent or the Additional Arranger, as the case may be, and such Lender.
SECTION 1.05.Limited Condition Transaction.
(a)In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default, Event of Default or Specified Event of Default, as applicable, exists on the date the definitive agreements or irrevocable notice, as applicable, for such Limited Condition Transaction are entered into or has been delivered, as applicable. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (a), and any Default, Event of Default or Specified Event of Default occurs following the date the definitive agreements or irrevocable notice, as applicable, for the applicable Limited Condition Transaction were entered into or has been delivered, as applicable, and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or Specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.
(b) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (x) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Net Senior Secured Leverage Ratio or Consolidated Net Leverage Ratio; or (y) testing baskets set forth in this Agreement (including baskets measured as a percentage of L2QA Pro Forma EBITDA); in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements or irrevocable notice, as applicable, for such Limited Condition Transaction are entered into or has been delivered, as applicable (the “LCT Test Date”). If, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Borrower are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in L2QA Pro Forma EBITDA at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the Incurrence of

Indebtedness or Liens or the making of Asset Dispositions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower or the designation of an Unrestricted Subsidiary or the making of Investments or Restricted Payments on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement or irrevocable notice, as applicable, for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
SECTION 1.06.Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the amount of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
SECTION 1.07.LIBO Rate Discontinuation; Effect of Benchmark Transition Event
(a)Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m.~~,~~ (New York City time,) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from lenders comprising the Required Class Lenders of all affected Classes (acting together). If the Benchmark Replacement is Adjusted Daily Simple SOFR, all interest payments will be payable on April 15th, July 15th, October 15th and January 15th and the applicable Maturity Date of the Loans of such Class; provided that if such day is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

(b)Benchmark Replacement Conforming Changes. In connection with the use, implementation, adoption or administration of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (iv) the commencement or conclusion of any Benchmark Unavailability Period. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 1.07(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.07.
(d)Unavailability of Tenor Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the

Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to (A) a Loan bearing interest of the Adjusted Daily Simple SOFR so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.
(f)SOFR Disclaimer. The Administrative Agent does not warrant, nor accept any responsibility, nor shall the Administrative Agent have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, any of the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions or other activities unrelated to this Agreement and the other Loan Documents that affect the calculation of any interest rate used in this Agreement, or any alternative or successor rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower (provided that, for the avoidance of doubt, nothing in this sentence shall modify or supersede the express terms of this Agreement and the other Loan Documents (including, without limitation, Section 9.08 of this Agreement)). The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
SECTION 1.08.Cured Defaults. With respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured or waived. If any Default or Event of Default occurs due to (a) the failure by any Loan Party to take any action by a specified time, such Default or Event of Default shall be deemed to have been cured at the time, if any, that the applicable Loan Party takes such action or (b) the taking of any action by any Loan Party that is not then permitted by the terms of this Agreement or any other Loan Document, such Default or Event of Default shall be deemed to be cured on the earlier to occur of (i) the date on which such action would be permitted at such time to be taken under this Agreement and the other Loan Documents and (ii) the date on which such action is unwound or otherwise modified to the extent necessary for such revised action to be permitted at such time by this Agreement and the other Loan Documents. If any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by any Loan Party or the taking of any action by any Loan Party or any Subsidiary of any Loan Party, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneously with, the cure of the Cured Default.
Notwithstanding anything to the contrary in this Section 1.08, a Default or Event of Default (the “Initial Default”) may not be cured pursuant to this Section 1.08:
(a)in the case of an Initial Default described in clause (b) of the second sentence of this Section 1.08, if a Responsible Officer of the applicable Loan Party had Knowledge at the time of taking any such action that such Initial Default had occurred and was continuing;
(b)in the case of an Event of Default under Section 7.01(e) that directly results in material impairment of the rights and remedies of the Lenders, Collateral Agent and Administrative Agent under the Loan Documents;
(c)in the case of an Event of Default arising due to the failure to perform or observe Section 5.05(a) or Section 5.07 that results in a material adverse effect on the ability of the Borrower and the other Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the other Loan Parties is a party; or
(d)if the Administrative Agent shall have commenced any enforcement action set forth in Article VII prior to the date such Initial Default would have been deemed to be cured under this Section 1.08.
For purposes of this Section 1.08, “Knowledge” shall mean, with respect to a Responsible Officer of the Borrower or other Loan Party, (i) the actual knowledge of such individual or (ii) the knowledge that such individual would have obtained if such individual had acted in good faith to discharge his or her duties with the same level of diligence and care as would reasonably be expected from an officer in a substantially similar position.
ARTICLE II

THE CREDITS
SECTION 2.01.Commitments. (a) Subject to the terms and conditions set forth herein and relying upon the representations and warranties set forth herein, each Lender having an Initial Term Loan Commitment agrees, severally and not jointly, to make Loans to the Borrower denominated in Dollars in a single draw on the Funding Date in an aggregate principal amount not to exceed its Initial Term Loan Commitment (the Loans made pursuant to this Section 2.01(a) being the “Initial Term Loans”). Amounts paid or prepaid in respect of the Initial Term Loans may not be reborrowed.
(b)Subject to the terms and conditions set forth herein, and relying upon the representations and warranties set forth herein, (i) each Lender having ~~an Initial~~a 2025 Revolving

Credit Commitment agrees, severally and not jointly, to make 2025 Revolving Credit Loans denominated in Dollars to the Borrower from time to time, on any Business Day during the period from and including the Funding Date until the ~~Initial~~2025 Revolving ~~Credit Commitment~~Facility Maturity Date, in an aggregate outstanding amount not to exceed at any time the amount of the ~~Initial~~2025 Revolving Credit Commitment; provided that on or prior to the Closing Date the aggregate Outstanding Amount of Revolving Credit Loans that are borrowed to fund the Special Distribution and pay any fees and expenses in connection with the Transactions shall not exceed the Closing Date Revolving Available Amount; provided, further, that after giving effect to any 2025 Revolving Credit Borrowing (and the application of proceeds thereof), the aggregate Outstanding Amount of the 2025 Revolving Credit Loans of any Lender, plus such Lender’s L/C Exposure, plus such Lender’s Swing Line Exposure, shall not exceed such Lender’s 2025 Revolving Credit Commitment (the Revolving Credit Loans made pursuant to this Section 2.01(b)(i), being the “~~Initial~~2025 Revolving Credit Loans”) and (ii) each Lender having a 2027 Revolving Credit Commitment agrees, severally and not jointly, to make 2027 Revolving Credit Loans denominated in Dollars to the Borrower from time to time, on any Business Day during the period from and including the Extension Amendment No. 1 Effective Date until the 2027 Revolving Facility Maturity Date, in an aggregate outstanding amount not to exceed at any time the amount of the 2027 Revolving Credit Commitment; provided, that after giving effect to any 2027 Revolving Credit Borrowing (and the application of proceeds thereof), the aggregate Outstanding Amount of the 2027 Revolving Credit Loans of any Lender, plus such Lender’s L/C Exposure, plus such Lender’s Swing Line Exposure, shall not exceed such Lender’s 2027 Revolving Credit Commitment (the Revolving Credit Loans made pursuant to this Section 2.01(b)(ii), being the “2027 Revolving Credit Loans”). Within the limits of each 2025 Revolving Credit Lender’s 2025 Revolving Credit Commitment, the limits of each 2027 Revolving Credit Lender’s 2027 Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow, prepay and reborrow 2025 Revolving Credit Loans and/or 2027 Revolving Credit Loans. Revolving Credit Loans may be ABR Loans, Eurodollar Loans or SOFR Loans as further provided herein. Each borrowing of Revolving Credit Loans shall be allocated pro rata among the 2025 Revolving Credit Facility and the 2027 Revolving Credit Facility; provided that, following the 2025 Revolving Facility Maturity Date, all Revolving Credit Loans will be made by the 2027 Revolving Credit Lenders in accordance with their Pro Rata Shares
(c)Subject to the terms and conditions set forth in any Incremental Loan Assumption Agreement, Refinancing Amendment or Extension Amendment, as applicable, each Lender having an Incremental Loan Commitment, Refinancing Commitment or extending its Original Term Loans or Original Revolving Credit Commitments, as the case may be, severally and not jointly, hereby agrees, subject to the terms and conditions and relying upon the representations and warranties set forth in the applicable Incremental Loan Assumption Agreement, Refinancing Amendment or Extension Amendment, to make Incremental Loans, Refinancing Loans or Extended Term Loans or Extended Revolving Credit Commitments, as applicable, to the Borrower, in an aggregate principal amount not to exceed, as applicable, its Incremental Loan Commitment, Refinancing Commitment, Original Revolving Credit Commitments or aggregate principal amount of Original Term Loans, as applicable.

(d)Notwithstanding anything to the contrary in this Agreement:

(i) each 2025 Revolving Credit Commitment and 2027 Revolving Credit Commitment shall continue to be entitled to all accrued and unpaid amounts (including interest) owing by the Borrower hereunder with respect to any Original Revolving Credit Commitment from which such 2025 Revolving Credit Commitment and 2027 Revolving Credit Commitment was extended or continued, up to but excluding the Extension Amendment No. 1 Effective Date; and
(ii)no extension or continuation of outstanding Revolving Credit Commitments pursuant to Section 2.23 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement that would result in the application or operation of the provisions of Section 2.10.
SECTION 2.02    Loans. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (a) an integral multiple of $1,000,000 and not less than $5,000,000 (except to the extent otherwise provided in an Incremental Loan Assumption Agreement, Refinancing Amendment or Extension Amendment) or (b) equal to the remaining available balance of the applicable Commitments.
(a)Each Lender may at its option make any Eurodollar Loan or SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. The Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 10 Eurodollar Borrowings or 10 SOFR Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(b)Each Lender shall make each Loan to be made by it hereunder on the Funding Date or the proposed date of Borrowing thereof, as applicable, by wire transfer of immediately available funds in Dollars, as the case may be, to such account in New York City as the Administrative Agent may designate in advance, not later than 2:00 p.m., New York City time (or 12:00 p.m., New York City time in the case of the Funding Date), and the Administrative Agent shall promptly wire transfer the amounts so received in accordance with instructions received from the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
(c)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
SECTION 2.03.    Borrowing Procedure. In order to request a Term Loan Borrowing or a Revolving Credit Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 12:00 p.m., New York time, (a) one Business Day before a proposed Borrowing of Eurodollar Loans on the Funding Date and (b) three Business Days before a proposed Borrowing of Eurodollar Loans or SOFR Loans on any other date (or, in each case, such shorter period as may be agreed by the Administrative Agent) and no later than 12:00 p.m., New York time, on the Business Day before the date of a proposed Borrowing in the case of a Borrowing of ABR Loans. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery, e-mail or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Borrowing of Term Loans, Revolving Credit Loans, Incremental Term Loans or Incremental Revolving Loans; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing (stated in the Available Currency); and (v) whether the Loans being made pursuant to such Borrowings are to be initially maintained as ABR Loans, Eurodollar Loans or SOFR Loans and, if Eurodollar Loans or SOFR Loans, the Interest Period with respect thereto; provided, however, that the initial Interest Period of any Eurodollar Borrowing made on the Funding Date shall end on a date reasonably satisfactory to the Administrative Agent specified by the Borrower in such Borrowing Request; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no Interest Period with respect to any Eurodollar Borrowing or SOFR Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing. Notwithstanding anything to the contrary set forth herein, no request for Borrowing of Eurodollar Loans may be made for a Borrowing Date occurring after June 30, 2023.

SECTION 2.04.    Evidence of Debt; Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(b)The Administrative Agent shall maintain the Register in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.
(c)In addition to the accounts and records referred to in Section 2.04(a) and (b), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the Register and corresponding accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the Register shall control in the absence of manifest error.
(d)The entries made in the Register maintained pursuant to Section 2.04(b) and (c) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
(e)Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in the form attached hereto as Exhibit G. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times thereafter (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
SECTION 2.05.    Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees as are separately agreed by the Administrative Agent in accordance with the Agent Fee Letter.
(b)The Borrower agrees to pay to the Administrative Agent (x) for any period prior to Extension Amendment No. 1 Effective Date, for the account of each Revolving Credit Lender under each Class of Revolving Credit Commitments in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Revolving Commitment Fee Percentage times the actual daily amount by which the aggregate Revolving Credit Commitment for the applicable Class of Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans for such Class of Revolving Credit Commitments and (ii) the Outstanding Amount of L/C Obligations for such Class of Revolving Credit Commitments and (y) for any period after the Extension Amendment No. 1 Effective Date, for the account of each 2025 Revolving Credit Lender and each 2027 Revolving Credit Lender in accordance with its Other Allocable Share of the 2025 Revolving Credit Commitments and the 2027 Revolving Credit Commitments, respectively, a commitment fee equal to the Applicable Revolving Commitment Fee Percentage times the Allocable Revolving Share of the 2025 Revolving Credit Lenders or the 2027 Revolving Credit Lenders, as the case may be, of the actual daily amount by which the aggregate Revolving Credit Commitments for such Class of Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans for such Class of Revolving Credit Commitments and (ii) the Outstanding Amount of L/C Obligations for such Class of Revolving Credit Commitments; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Class of Revolving Credit Commitments shall accrue at all times from the Closing Date (or from the date on which Revolving Credit Commitments of the applicable Class come into effect in accordance with the terms hereof) until the Maturity Date for such Class of Revolving Credit Commitments, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable in arrears on the 15th day of each of April, July, October and January, commencing, (i) with respect to the 2025 Revolving Credit Commitments with the first such date during the first full fiscal quarter to occur after the Closing Date~~, and~~ and (ii) with respect to the 2027 Revolving Credit Commitments with the first such date to occur after the Extension Amendment No. 1 Effective Date, and, in each case, on the Maturity Date for such Class of Revolving Credit Commitments; provided that if such day is not a Business Day, such commitment fee shall be payable on the next succeeding Business Day. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Revolving Commitment Fee Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Revolving Commitment Fee Percentage separately for each period during such quarter that such Applicable Revolving Commitment Fee Percentage was in effect.
(c)The Borrower shall pay to the Administrative Agent for the account of each Initial Term Loan Lender (other than any Committed Lender), a ticking fee (the “Ticking Fee”), accruing on the unutilized Initial Term Loan Commitments of the applicable Lenders for each day, from (and including) September 15, 2020 (the “Commitment Allocation Date”) to (but excluding) the Ticking Fee Payment Date equal to the applicable percentage set forth below of the Applicable Margin for Eurodollar Loans that would otherwise be payable in respect of the Initial Term Loans:

Period	Applicable Percentage
From the Commitment Allocation Date through the date that is 45 days following the Commitment Allocation Date	0% per annum of Applicable Margin for Eurodollar Loans
From the date that is 46 days following the Commitment Allocation Date until (and including) the earlier of (x) the date that is 90 days following the Commitment Allocation Date, (y) the Commitment Termination Date (solely with respect to such amount terminated or expired) and (z) the Funding Date (solely with respect to such amount funded)	50% per annum of Applicable Margin for Eurodollar Loans
From the date that is 91 days following the Commitment Allocation Date until (and including) the earlier of (x) the Commitment Termination Date (solely with respect to such amount terminated or expired) and (y) the Funding Date (solely with respect to such amount funded)	100% per annum of Applicable Margin for Eurodollar Loans
The Administrative Agent shall promptly notify the Borrower of the occurrence of the Commitment Allocation Date. The Ticking Fee will be determined on the basis of a 360-day year and actual elapsed days and will be payable on the date (such date, the “Ticking Fee Payment Date”) that is the earlier of (a) the date of termination or expiration of the Initial Term Loan Commitments (solely with respect to such amount terminated or expired) and (b) the Funding Date (solely with respect to such amount funded). Notwithstanding anything to the contrary in this Agreement, any Ticking Fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Ticking Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no Ticking Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(d)The Borrower shall pay to the Administrative Agent for the account of each Initial Term Loan Lender, a closing fee (the “Closing Fee”) equal to 0.50% of the principal amount of the Initial Term Loans made by such Initial Term Loan Lender, which shall be due and payable, with respect to the Initial Term Loans, on the Funding Date. The Initial Term Loan Lenders shall be permitted to fund the Initial Term Loans net of the Closing Fee on the Funding Date.
(e)All fees under this Section 2.05 shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, no such fees shall be refundable under any circumstances.
SECTION 2.06.    Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)Subject to the provisions of Section 2.07, (i) the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.; and (ii) the Loans comprising each SOFR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBO Rate or Adjusted Term SOFR for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall be paid in the same currency as the Loan to which such interest relates.
SECTION 2.07.    Default Interest. If any Event of Default under Section 7.01(a) or 7.01(g) hereof has occurred and is continuing then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amounts shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum, (b) in the case of interest payable on any Loan, at the rate otherwise applicable to an ABR Loan of the applicable Class plus 2.00% per annum and (c) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan that is ~~an Initial~~a 2025 Revolving Credit Loan plus 2.00% per annum.
SECTION 2.08.    Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing or SOFR Borrowing the Administrative Agent shall have determined (a) with respect to a Eurodollar Borrowing, that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, (b) that the rates at which such Dollar deposits are being offered or Adjusted Term SOFR will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining Eurodollar Loans or SOFR Loans, as applicable, during such Interest Period or (c) that reasonable means do not exist for ascertaining the Adjusted LIBO Rate or Adjusted Term SOFR, as applicable, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing or SOFR Borrowing, as applicable, pursuant to Sections 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.
SECTION 2.09.    Termination or Reduction of Commitments. (a) The Initial Term Loan Commitments and the Initial Revolving Credit Commitments shall automatically terminate upon the Commitment Termination Date and any Incremental Loan Commitments, Refinancing Commitments, Extended Revolving Credit Commitments or Commitments with respect to Extended Term Loans shall terminate as provided in the related Incremental Loan Assumption Agreement, Refinancing Amendment or Extension Amendment, as applicable. The Revolving Credit Commitment of each Revolving Credit Lender shall automatically terminate on the Maturity Date for the applicable Class of Revolving Credit Commitments; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date.
(b)Upon at least three Business Days’ prior written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the unused Commitments of any Class; provided, however, that (i) each partial reduction of Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 (or in such lower minimum amounts or multiples as agreed to by the Administrative Agent in its reasonable discretion) and (ii) if, after giving effect to any reduction of Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Participating Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. Except as provided in the immediately preceding sentence, the amount of any such Revolving Credit Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Any such notice of termination or reduction pursuant to this Section 2.09(b) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower or the Borrower may delay the date of prepayment identified therein to a later date reasonably acceptable to the Administrative Agent (in each case by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or the satisfaction of such condition is delayed.
(c)Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class, and, other than a termination of such Commitment in full, the 2025 Revolving Credit Commitments and the 2027 Revolving Credit Commitments, shall be reduced on a pro rata basis (determined on the basis of the aggregate Commitments under such Class) (other than the termination of the Commitment of any Lender as provided in Section 2.21). Any commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

(d)On the 2025 Revolving Facility Maturity Date with respect to the 2025 Revolving Credit Commitments, any L/C Advances or any participations in Swing Line Loans shall be deemed to be outstanding with respect to (and reallocated under) the 2027 Revolving Credit Commitments and the Pro Rata Shares of the Revolving Credit Lenders shall be determined to give effect to the termination of the 2025 Revolving Credit Commitments (in each case, so long as after giving effect to such reallocation, the Revolving Credit Exposure of each 2027 Revolving Credit Lender does not exceed such Lender’s 2027 Revolving Credit Commitment). On and after the 2025 Revolving Facility Maturity Date, the 2027 Revolving Credit Lenders will be required, in accordance with their Pro Rata Shares to fund L/C Advances pursuant to Section 2.26(c) in respect of Unreimbursed Amounts, in each case, arising on or after such date, regardless of whether any Default existed on the 2025 Revolving Facility Maturity Date; provided that the Revolving Credit Exposure of each 2027 Revolving Credit Lender does not exceed such 2027 Revolving Credit Lender’s Revolving Credit Commitment.
SECTION 2.10.    Conversion and Continuation of Borrowings. (a) The Borrower shall have the right at any time upon prior irrevocable notice (including by telephone or e-mail, which in the case of telephonic notice, shall be promptly followed by written notice) to the Administrative Agent (x) not later than 2:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing or SOFR Borrowing into an ABR Borrowing, (y) not later than 2:00 p.m., New York City time, three Business Days prior to conversion or continuation (or such shorter period as may be agreed by the Administrative Agent), to convert any ABR Borrowing into a Eurodollar Borrowing or to convert any ABR Borrowing consisting of ~~Initial~~2025 Revolving Credit Loans or 2027 Revolving Credit Loans into a SOFR Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing or a SOFR Borrowings as a SOFR Borrowing for an additional Interest Period and (z) not later than 2:00 p.m., New York City time, three Business Days prior to conversion (or such shorter period as may be agreed by the Administrative Agent), to convert the Interest Period with respect to any Eurodollar Borrowing or SOFR Borrowing to another permissible Interest Period, subject in each case to the following:
(i)no SOFR Borrowing may be converted into Eurodollar Borrowing;
(ii)each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
(iii)if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Section 2.02 regarding the principal amount and maximum number of Borrowings of the relevant Type;
(iv)each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan or

SOFR Loan (or, in each case, portion thereof) being converted shall be paid by the Borrower at the time of conversion;
(v)if any Eurodollar Borrowing or SOFR Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
(vi)any portion of a Eurodollar Borrowing, SOFR Borrowing or ABR Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing or SOFR Borrowing;
(vii)any portion of a Eurodollar Borrowing or SOFR Borrowing that cannot be converted into or continued as a Eurodollar Borrowing or SOFR Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect into an ABR Borrowing;
(viii)no Interest Period may be selected for any Eurodollar Borrowing or SOFR Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings or SOFR Borrowings comprised of Loans or Other Loans, as applicable, with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Borrowings comprised of Loans or Other Loans, as applicable, would not be at least equal to the principal amount of Borrowings to be paid on such Repayment Date;
(ix)upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan or SOFR Loan;
(x)all Eurodollar Loans or SOFR Loans comprising a Borrowing shall at all times have the same Interest Period.; and
(xi)no Interest Period for any Eurodollar Borrowing may begin after June 30, 2023.
(b)Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing, SOFR Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and
(iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing or SOFR Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing or SOFR Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), if a Eurodollar Borrowing or SOFR Borrowing, automatically be converted to an ABR Borrowing effective as of the expiration date of such current Interest Period.
SECTION 2.11.    Repayment of Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders holding Initial Term Loans (A) on April 15th, July 15th, October 15th and January 15th of each year (each such date being called a “Repayment Date”), commencing with the first such date occurring during the first full fiscal quarter following the Closing Date, and on each such date thereafter through the Initial Term Loan Maturity Date; provided that if such day is not a Business Day, the Repayment Date shall be the next succeeding Business Day, amortization installments equal to 0.25% of the aggregate principal amount of such Initial Term Loans outstanding on the Funding Date; as adjusted from time to time pursuant to Sections 2.12(b), 2.13(e) and 2.22(d), and which payments shall be further reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.12 and (B) on the Initial Term Loan Maturity Date, the aggregate unpaid principal amount of all Initial Term Loans on such date, together with accrued and unpaid interest on the principal amount to be paid to but excluding such date. For the avoidance of doubt the aggregate principal amount of the Loans extended on the draw date thereof shall be the face amount of such Loans without giving effect to any upfront fees or OID.
(ii)The repayment dates and amounts for any Incremental Loans, Loans of an Extended Class or Refinancing Loans shall be set forth in the applicable Incremental Loan Assumption Agreement, Extension Amendment or Refinancing Amendment, subject to any limitations set forth, as applicable, in Sections 2.22, 2.23 or 2.24.
(iii)The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for any Class of Revolving Credit Commitments the aggregate outstanding principal amount of all Revolving Credit Loans made in respect of such Revolving Credit Commitments.
(iv)The Borrower shall repay the aggregate principal amount of each Swing Line Loan on the earlier to occur of (A) the date five Business Days after such Loan is made, (B) the Latest Maturity Date for the Participating Revolving Credit Commitments and (C) the date a Revolving Credit Loan is made to the Borrower pursuant to Section 2.01(b); provided that such repayment may be made from the proceeds of a Revolving Credit Borrowing.
(b)To the extent not previously paid, all Initial Loans, Incremental Loans and Loans of an Extended Class shall be due and payable on their respective Maturity Date, the Incremental Loan Maturity Date and the maturity date of the Loans of such Extended Class, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.
(c)All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
SECTION 2.12.    Voluntary Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans or SOFR Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 noon, New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or in such lower minimum amounts or multiples as agreed to by the Administrative Agent in its reasonable discretion). All voluntary prepayments, including all optional prepayments under this Section 2.12 shall be subject to Section 2.16, but otherwise without premium (except as set forth in Section 2.12(d)) or penalty. Any such notice of prepayment pursuant to this Section 2.12(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower or the Borrower may delay the date of prepayment identified therein to a later date reasonably acceptable to the Administrative Agent (in each case by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or the satisfaction of such condition is delayed.
(b)Voluntary prepayments of any Class of outstanding Loans shall be applied to such Classes of Loans as the Borrower may direct, or in the absence of direction, ratable among the Classes, and thereafter to the remaining amortization payments under such Class, as the Borrower may direct, and in the absence of such direction, in direct order of maturity thereof.; provided that, prior to the 2025 Revolving Facility Maturity Date, other than in connection with the termination of the 2025 Revolving Credit Commitments in full, voluntary prepayments of Revolving Credit Loans shall be applied on a pro rata basis to the 2025 Revolving Credit Loans and the 2027 Revolving Credit Loans.
(c)Notwithstanding anything in any Loan Document to the contrary, so long as no Specified Event of Default has occurred and is continuing or would result from such prepayment, the Borrower may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently cancelled immediately upon such prepayment) on the following basis:
(i)The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.12(c).

(ii)(A) The Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Manager with three Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (B) any such offer shall be made available, at the sole discretion of the Borrower, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis (but in any event such prepayment need not be pro rata among all Classes), (C) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.12(c)(ii)), (D) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof (or in such lower minimum amounts or multiples as agreed to by the Administrative Agent in its reasonable discretion) and (E) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Manager will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response (such form a “Specified Discount Prepayment Response”) to be completed and returned by each such Term Lender to the Auction Manager (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Term Lenders (which date may be extended for a period not exceeding three Business Days upon notice by the Borrower to, and with the consent of, the Auction Manager) (the “Specified Discount Prepayment Response Date”).
(F)Each Term Lender receiving such offer shall notify the Auction Manager (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Term Lender”), the amount and the Classes of such Term Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Term Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Manager by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(G)If there is at least one Discount Prepayment Accepting Term Lender, the Borrower will make a prepayment of outstanding Term Loans pursuant to this paragraph (ii) to each Discount Prepayment Accepting Term Lender on the Discounted Prepayment Effective Date in accordance with the respective outstanding amount and Classes of Term Loans specified in such Term

Lender’s Specified Discount Prepayment Response given pursuant to subsection (B) above; provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Term Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Term Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Term Lender and the Auction Manager (in consultation with the Borrower and subject to rounding requirements of the Auction Manager made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Manager shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (1) the Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (2) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (3) each Discount Prepayment Accepting Term Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Term Loans of such Term Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Manager of the amounts stated in the foregoing notices to the Borrower and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (iv) below (subject to subsection (x) below).
(iii)(A) The Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Manager with three Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (B) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (C) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by the Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.12(c)(iii)), (D) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof (or in such lower minimum amounts or multiples as agreed to by the Administrative Agent in its reasonable discretion) and (E) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response

Date. The Auction Manager will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Term Lender to the Auction Manager (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Term Lenders (which date may be extended for a period not exceeding three Business Days upon notice by the Borrower to, and with the consent of, the Auction Manager) (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Term Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Manager by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.
(F)The Auction Manager shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Borrower and subject to rounding requirements of the Auction Manager made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (B). The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Manager within the Discount Range by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (1) the Discount Range Prepayment Amount and (2) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (C)) at the Applicable Discount (each such Term Lender, a “Participating Term Lender”).
(G)If there is at least one Participating Term Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Term Lender on the Discounted Prepayment Effective Date in the aggregate principal amount and of the Classes specified in such Term Lender’s Discount Range

Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Term Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Term Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Term Lenders”) shall be made pro rata among the Identified Participating Term Lenders in accordance with the Submitted Amount of each such Identified Participating Term Lender and the Auction Manager (in consultation with the Borrower and subject to rounding requirements of the Auction Manager made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Manager shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (1) the Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (2) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (3) each Participating Term Lender of the aggregate principal amount and Classes of such Term Lender to be prepaid at the Applicable Discount on such date and (4) if applicable, each Identified Participating Term Lender of the Discount Range Proration. Each determination by the Auction Manager of the amounts stated in the foregoing notices to the Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (vi) below (subject to subsection (x) below).
(iv)(A) The Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Manager with three Business Days’ notice (a “Solicited Discounted Prepayment Notice”); provided that (B) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual Class basis, (C) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.12(c)(iv)), (D) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof (or in such lower minimum amounts or multiples as agreed to by the Administrative Agent in its reasonable discretion) and (E) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Manager will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Manager (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to such Term Lenders (which date may be extended for a period not exceeding three Business Days upon notice by the Borrower to the Auction Manager) (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Manager by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.
(F)The Auction Manager shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Borrower shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Borrower in its sole discretion (the “Acceptable Discount”), if any. If the Borrower elects, in its sole discretion, to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Auction Manager of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (B) (the “Acceptance Date”), the Borrower shall submit a notice to the Auction Manager setting forth the Acceptable Discount (an “Acceptance and Prepayment Notice”). If the Auction Manager shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(G)Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Manager by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Manager will determine (in consultation with the Borrower and subject to rounding requirements of the Auction Manager made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Section 2.12(c)(iv). If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Manager by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Term Lender, a “Qualifying Term Lender”). The Borrower will prepay outstanding Term Loans pursuant to this subsection (iv) to each Qualifying Term Lender in the aggregate principal amount and of the Classes specified in such Term Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Term Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Term Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Term Lenders”) shall be made pro rata among the Identified Qualifying Term Lenders in accordance with the Offered Amount of each such Identified Qualifying Term Lender and the Auction Manager (in consultation with the Borrower and subject to rounding requirements of the Auction Manager made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Manager shall promptly notify (1) the Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (2) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid at the Applicable Discount on such date, (3) each Qualifying Term Lender of the aggregate principal amount and the Classes of such Term Lender to be prepaid at the Acceptable Discount on such date and (4) if applicable, each Identified Qualifying Term Lender of the Solicited Discount Proration. Each determination by the Auction Manager of the amounts stated in the foregoing notices to the Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (vi) below (subject to subsection (x) below).
(v)In connection with any Discounted Term Loan Prepayment, the Group Members and the Term Lenders acknowledge and agree that the Auction Manager may require as a condition to any Discounted Term Loan Prepayment, the payment of customary and documented fees and out-of-pocket expenses from the Borrower in connection therewith.

(vi)If any Term Loan is prepaid in accordance with paragraphs (ii) through (iv) above, the Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date without premium or penalty, except as set forth in Section 2.12(d). The Borrower shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Term Lenders, or Qualifying Term Lenders, as applicable, at the Administrative Agent’s office in immediately available funds not later than 1:00 p.m., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining scheduled installments of principal of the relevant Class of Term Loans pursuant to Section 2.11 on a pro rata basis across the installments applicable to the Class of Term Loans so prepaid. The Term Loans so prepaid shall be, as set forth in this Section 2.12(c), accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.12(c) shall be paid to the Discount Prepayment Accepting Lenders, Participating Term Lenders, or Qualifying Term Lenders, as applicable, and shall be applied to the relevant Borrowings of Term Loans of the applicable Class of such Term Lenders ratably. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.
(vii)To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.12(c), established by the Auction Manager acting in its reasonable discretion and as reasonably agreed by the Borrower.
(viii)Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.12(c), each notice or other communication required to be delivered or otherwise provided to the Auction Manager (or its delegate) shall be deemed to have been given upon the Auction Manager’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(ix)Each of the Group Members and the Term Lenders acknowledge and agree that the Auction Manager may perform any and all of its duties under this Section 2.12(c) by itself or through any Affiliate of the Auction Manager and expressly consents to any such delegation of duties by the Auction Manager to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Manager and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.12(c) as well as activities of the Auction Manager.

(x)The Borrower shall have the right, by written notice to the Auction Manager, to revoke or modify its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.12(c) shall not constitute a Default or Event of Default under Section 7.01 of this Agreement or otherwise).
Notwithstanding anything to the contrary contained in this Agreement, any Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers pursuant to this Section 2.12 may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower or the Borrower may delay the date of Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers identified therein (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or the satisfaction of such condition is delayed.
(d)In the event that on or prior to the date that is six months from the Funding Date either (i) the Borrower makes any prepayment of Initial Term Loans in connection with a Repricing Transaction (including by way of a Refinancing Amendment) or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders, in the case of clause (i) 1.00% of the principal amount of the Initial Term Loans so repaid, or in the case of clause (ii) a payment equal to 1.00% of the aggregate amount of the Initial Term Loans subject to such Repricing Transaction.
SECTION 2.13.    Mandatory Prepayments. (a) (i) Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in Section 4.08(b) of Annex I hereof will be deemed to constitute “Excess Proceeds”.
(ii)On or prior to the 366th day (or the 546th day, in the case of any Net Available Cash committed to be used pursuant to a definitive binding agreement or commitment approved by the Board of Directors of the Borrower pursuant to clauses (2) or (3) of Section 4.08(b) of Annex I hereof) after the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $35 million, the Borrower shall (1) deliver a notice of prepayment to the Administrative Agent in accordance with Section 2.13(g) and (2) to the extent the Borrower elects, or the Borrower or a Guarantor is required by the terms of other outstanding Pari Passu Indebtedness, deliver a notice of prepayment or redemption, or make an offer, to all holders of such other outstanding Pari Passu Indebtedness, in each case, to prepay or purchase the maximum principal amount of Term Loans and any such Pari Passu Indebtedness to which such notice or offer apply that may be prepaid or purchased out of the Excess Proceeds, on a pro rata basis, calculated in accordance with Section 2.13(h).
(iii)The Borrower shall (x) in the case of Term Loans, no earlier than 10 days and no later than 35 days following the notice referred to in Section 2.13(a)(ii)(B)(1) above and subject to Section 2.13(h) and (y) in the case of any Pari Passu Indebtedness, within the time periods required by such Pari Passu Indebtedness and subject to any provisions under any agreement or governing such Pari Passu Indebtedness that are analogous to Section 2.13(h), prepay or purchase the Term Loans and such Pari Passu Indebtedness in accordance with such notice or offer at an offer price equal to (and, in the case of any Pari Passu Indebtedness, an offer price of no more than) 100% of the principal amount of thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in this Agreement or the agreements governing the Pari Passu Indebtedness, as applicable.
(b)If the Borrower or any Restricted Subsidiary Incurs any Indebtedness (other than Indebtedness not prohibited to be Incurred under Section 4.04 of Annex I of this Agreement), the Borrower shall cause to be offered to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five Business Days after the receipt by the Borrower or such Restricted Subsidiary of such Net Cash Proceeds.
(c)No later than 10 days after the date on which the financial statements are required to be delivered pursuant to Section 4.10(a)(1) of Annex I hereof (such date the “ECF Prepayment Date”), commencing with the financial statements delivered with respect to the fiscal year of the Borrower ending December 31, 2021, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(f) with the Pari Ratable Share of an amount equal to 50% (the “ECF Percentage”) of Excess Cash Flow for the fiscal year then ended; provided that (x) in calculating such Pari Ratable Share, outstanding revolving indebtedness that is Pari Passu Indebtedness shall not be included in the calculation of outstanding Pari Passu Indebtedness except to the extent such revolving indebtedness is prepaid or offered to be prepaid (with a permanent reduction of corresponding commitments) no later than the ECF Prepayment Date with its Pari Ratable Share of an amount equal to 50% of Excess Cash Flow for the fiscal year then ended and (y) such Pari Ratable Share shall be reduced by (without duplication of prepayments contemplated in clause (x) above or by any such amounts deducted pursuant to this Section 2.13(c) in a previous year) (i) the aggregate principal amount of any voluntary prepayments, repurchases or redemptions of Loans pursuant to Section 2.12 and any voluntary prepayments, repurchases or redemptions of Pari Passu Indebtedness pursuant to any equivalent voluntary prepayment provision in the documentation governing such other Pari Passu Indebtedness (and in the case of any revolving indebtedness, solely to the extent the corresponding commitments are permanently reduced); (ii) repayments or prepayments of Revolving Credit Loans made on the Closing Date, the proceeds of which were used to fund any original issue discount or upfront fees required in connection with the “market flex” provisions of the Fee Letter or in connection with the issuance of the Senior Notes, the Senior Secured Notes or otherwise were used to fund the Transactions on or prior to the Closing Date; (iii) the amount of any reductions in the outstanding principal amount of any Loans and Pari Passu Indebtedness (and in the case of any revolving indebtedness, solely to the extent the corresponding commitments are permanently reduced), in each case resulting from any assignments made in accordance with Section 9.04(k) or (l) (or any equivalent provision in the documentation governing such other Pari Passu Indebtedness) made or effected during such fiscal year and on or after the end of such fiscal year but prior to the ECF Prepayment Date (the “Applicable ECF Deduct Period”); (iv) the amount of any Permitted Investment made in cash (other than any Permitted Investments pursuant to clauses (a)(i) and (c) of the definition thereof) and any Restricted Payment made in cash pursuant to Section 4.05 of Article IV in Annex I hereof, in each case, that are made during such Applicable ECF Deduct Period by the Borrower or, in the case of Permitted Investments, the Borrower or any Restricted Subsidiary thereof with Internally Generated Cash and (v) the aggregate amount of Permitted Expenditures to the extent expected to be consummated or made, as applicable, during the period of four consecutive fiscal quarters of the Borrower following the end of such fiscal year for which the Excess Cash Flow is being calculated, and expected in good faith to be financed with Internally Generated Cash; provided that to the extent that the aggregate amount of Permitted Expenditures financed with Internally Generated Cash and paid in cash during such following period of four consecutive fiscal quarters is less than the aggregate amount of Planned Expenditures expected to be financed with Internally Generated Cash, the amount of such shortfall shall be added to the ECF Payment Amount at the end of such following period of four consecutive fiscal quarters; provided that, in each case, such prepayments are not funded with proceeds of long-term Indebtedness (other than revolving indebtedness) (the “ECF Payment Amount”); provided, further, that (x) a prepayment of Term Loans pursuant to this Section 2.13(c) in respect of any fiscal year shall only be required in the amount (if any) by which the ECF Payment Amount for such fiscal year exceeds $15.0 million, (y) the ECF Percentage for any fiscal year with respect to which Excess Cash Flow is measured shall be reduced to (i) 25% if the Consolidated Net Senior Secured Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.50 to 1.00. and greater than 4.25 to 1.00 (with the ECF Percentage being calculated after giving effect to such prepayment at a rate of 50%) and (ii) to zero if the Consolidated Net Senior Secured Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.25 to 1.00 (with the ECF Percentage being calculated after giving effect to such prepayment at a rate of 25%). Notwithstanding anything to the contrary contained in this Agreement, when calculating the Consolidated Net Senior Secured Leverage Ratio for the purposes of this Section 2.13(c), Specified Indebtedness shall be determined after giving pro forma effect to any voluntary prepayments made pursuant to Section 2.12 and any voluntary prepayments of Pari Passu Indebtedness, in each case, after the end of the Borrower’s most recently ended full fiscal year and prior to the ECF Prepayment Date and assuming such payments had been made on the last day of such fiscal year. For purposes of this Section 2.13(c), any voluntary prepayments of Loans or other Pari Passu Indebtedness shall include purchases of Loans or other Pari Passu Indebtedness by the Borrower or any Restricted Subsidiary at or below par, in accordance with Section 2.12(c) in the case of the Term Loans, or any equivalent provision in the documentation governing such other Pari Passu Indebtedness, in which case the amount of voluntary prepayments of Loans or other Pari Passu Indebtedness shall be deemed not to exceed the actual purchase price of such Loans or other Pari Passu Indebtedness below par.
(d)Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 2.13, (i) to the extent that any or all of the Excess Proceeds or Excess Cash Flow realized by a direct or indirect Subsidiary of the Borrower that is not a U.S. Person are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Excess Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.13(a) or (c), as applicable, but may be retained by the applicable Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Excess Proceeds or Excess Cash Flow is permitted under the applicable local law, an amount equal to such Excess Proceeds or Excess Cash Flow permitted to be repatriated will be promptly (and in any event no later than two Business Days after any such repatriation) applied (net of additional taxes that are or would be payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.13 to the extent otherwise provided herein or (ii) to the extent that the Borrower determines in good faith that repatriation of an amount equal to any or all of the Excess Proceeds or Excess Cash Flow by such Subsidiary that is not a U.S. person would have material adverse tax consequences with respect to such Excess Proceeds or Excess Cash Flow, the Excess Proceeds or Excess Cash Flow so affected shall not be required to be applied to repay Loans at the times provided in accordance with Sections 2.13(a) or (c), as applicable, and may be deducted from any amounts otherwise due under Sections 2.13(a) or (c), as applicable, so long, but only so long, as the Borrower believes in good faith that repatriation of such amount would have material adverse tax consequences; provided that if repatriation of any affected portion of the Excess Proceeds or Excess Cash Flow would no longer have material adverse tax consequences, as determined by the Borrower in good faith, the Borrower shall promptly (and in any event within five Business Days) prepay the Loans in an amount equal to any such portion no longer affected.
(e)In the event and on such occasion that (i) the Revolving Credit Exposure of any Class exceeds the aggregate amount of the Revolving Credit Commitments of such Class or (ii) the Revolving Credit Exposure under Participating Revolving Credit Commitments exceeds the Participating Revolving Credit Commitments, the Borrower shall promptly (and in any event within five Business Days) prepay (or in the case of L/C Exposure, cash collateralize) the Revolving Credit Loans, L/C Exposure and/or Swing Line Loans in an aggregate amount equal to such excess (it being understood that the Borrower shall prepay Revolving Credit Loans and/or Swing Line Loans prior to cash collateralization of L/C Exposure). Following the Extension Amendment No. 1 Effective Date, if for any reason, at any time during the five (5) Business Day period immediately preceding the 2025 Revolving Facility Maturity Date, (x) the 2025 Revolving Credit Lenders with such 2025 Revolving Credit Commitments’ Allocable Revolving Share of the Revolving Credit Exposure attributable to L/C Obligations exceeds (y) the amount of the 2027 Revolving Credit Commitments minus the 2027 Revolving Credit Lenders’ Allocable Revolving Share of the total Revolving Credit Exposure at such time, then the

Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount necessary to eliminate such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this sentence unless after the prepayment in full of the Revolving Credit Loans, such excess has not been eliminated. Further, if for any reason, at any time during the five (5) Business Day period immediately preceding the 2025 Revolving Facility Maturity Date, if at such time there are outstanding Letters of Credit under such Class, then the Borrower shall prepay (in accordance with this Section 2.13) outstanding Revolving Credit Loans as needed so that, after giving effect to such prepayment, the Revolving Credit Exposure of the 2027 Revolving Credit Lenders will not, after giving effect to the reallocations which will be required pursuant to Section 2.09(d), exceed the amount of their respective 2027 Revolving Credit Commitments as in effect on (and after giving effect to) the 2025 Revolving Facility Maturity Date.
(f)Mandatory prepayments of outstanding Loans under this Agreement pursuant to Section 2.13(a) through (c) shall be allocated to any Class of Term Loans outstanding as directed by the Borrower, shall be applied pro rata to Term Lenders within such Class of Term Loans, based upon the outstanding principal amounts owing to each such Term Lender under such Class of Term Loans, and shall be applied against the remaining scheduled installments of principal due in respect of such Class of Term Loans as directed by the Borrower (and in the absence of such direction, in direct order of maturity); provided that, unless otherwise permitted under this Agreement, such prepayments may not be directed to a later maturing Class of Term Loans without at least a pro rata repayment of any earlier maturing Classes of Term Loans (except that any Class of Incremental Term Loans, Extended Term Loans or Refinancing Term Loans may specify that one or more other Classes of later maturing Term Loans may be prepaid prior to such Class of earlier maturing Term Loans).
(g)The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13 (other than Section 2.13(e)), (i) a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable (except in respect of prepayments required under Section 2.13(a)), at least three Business Days prior written notice of such prepayment. Any such notice of prepayment may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower or the Borrower may delay the date of prepayment identified therein (by written notice to the Administrative Agent, on or prior to the specified effective date) if such condition is not satisfied or the satisfaction of such condition is delayed. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
(h)The Administrative Agent shall promptly notify each Lender of the contents of any prepayment notices delivered to the Administrative Agent pursuant to clause (a) of this

Section 2.13 and of such Lender’s Pro Rata Share of the prepayment. Each Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (a) of this Section 2.13 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York City time, on the date that is three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the proposed prepayment date. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. Any Declined Proceeds shall be retained by the Borrower and may be applied in any manner that is not prohibited by this Agreement. If the aggregate principal amount of the Term Loans to be prepaid and other Pari Passu Indebtedness required to be prepaid or redeemed or in respect of which the Borrower is required to make an offer to purchase or redeem, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Term Loans and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of Loans and Pari Passu Indebtedness to be prepaid or purchased. Upon making any prepayment required by Section 2.13(a), subject to this clause (h), the amount of Excess Proceeds shall be reset at zero.
(i)In the event that any portion of the Initial Term Loans have funded into the Loan Escrow Account and have not yet been released from the Loan Escrow Agreement and (i) the Disposition does not take place on or prior to the Longstop Date; (ii) the Disposition is abandoned; or (iii) there is an Event of Default under Section 7.01(g) with respect to the Borrower (the date of any such event being the “Loan Escrow Termination Date”), the Borrower will no later than one Business Day following the Loan Escrow Termination Date deliver notice of the Loan Escrow Termination Date to the Loan Escrow Agent and the Administrative Agent and will provide that the Initial Term Loans outstanding at such time shall be repaid at a price equal to the Special Mandatory Repayment Amount for such Term Loans no later than the fifth Business Day after such notice is given by the Borrower in accordance with the terms of the Loan Escrow Agreement. Notwithstanding anything herein to the contrary, the Lenders hereby agree that upon payment of the Special Mandatory Repayment Amount (which the Lenders acknowledge and agree may be less than the face value of the Initial Term Loans), the full principal amount of such Term Loans will be deemed to have been paid in full and discharged.
SECTION 2.14.    Reserve Requirements; Change in Circumstances.
(a)Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit, liquidity requirement, Tax (other than Indemnified Taxes indemnified pursuant to Section 2.20 and Excluded Taxes) or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or shall impose on such Lender or the London interbank market any other condition affecting this Agreement, Eurodollar Loans or SOFR Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or SOFR Loan or increase the cost to any Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)If any Lender shall have determined that any Change in Law (other than a Change in Law relating to Taxes) regarding capital adequacy or liquidity has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)A certificate of a Lender setting forth (i) the amount or amounts necessary to compensate such Lender or its holding company, as applicable, and (ii) the calculations supporting such amount or amounts, as specified in Sections 2.14(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
(d)Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under Sections 2.14(a) or (b) with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender knew or would reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
SECTION 2.15.    Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or SOFR Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan or SOFR Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)such Lender may declare that Eurodollar Loans or SOFR Loans, as applicable, will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans or SOFR Loans, whereupon any request for a Eurodollar Borrowing or SOFR Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or SOFR Borrowing or to continue a Eurodollar Borrowing or a SOFR Borrowing for an additional Interest Period) shall, as to such Lender only be deemed in the event of Eurodollar Borrowings or SOFR Borrowings, a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan or a SOFR Loan into an ABR Loan, as the case may be); and
(ii)such Lender may require that all outstanding Eurodollar Loans or SOFR Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans or SOFR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.15(b).
In the event any Lender shall exercise its rights under clauses (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans or the SOFR Loans that would have been made by such Lender or the converted Eurodollar Loans or SOFR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans or SOFR Loans.
(b)For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan or SOFR Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan or SOFR Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
SECTION 2.16.    Breakage. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan or SOFR Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan or SOFR Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan or SOFR Loan, in each case other than on the last day of the Interest Period in effect therefor or (iii) any Eurodollar Loan or SOFR Loan to be made by such Lender (including any Eurodollar Loan or SOFR Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Eurodollar Loan or SOFR Loan required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan or SOFR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. Each Lender shall provide a certificate setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 to the Borrower within 180 days after the Breakage Event and such certificate shall be conclusive absent manifest error.
SECTION 2.17.    Pro Rata Treatment. Except as set forth in Section 2.12, as required under Section 2.15 or otherwise stated herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.
SECTION 2.18.    Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans, or participations in L/C Obligations and Swing Line Loans held by it, as a result of which the unpaid principal portion of its Loans, or participations in L/C Obligations and Swing Line Loans held by it, shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, or participations in L/C Obligations and Swing Line Loans held by such other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender (or a sub-participation in the participations in L/C Obligations and Swing Line Loans held by such other Lender), so that the aggregate unpaid principal amount of the Loans and participations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and participations then outstanding as the principal amount of its Loans and participations prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and participations outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (a) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (b) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Affiliates of the Borrower (as to which the provisions of this Section 2.18 shall apply); provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.25 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of the participation.
SECTION 2.19.    Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices described on Schedule 9.01(b) (or as otherwise notified by the Administrative Agent in writing to the Borrower from time to time). Any payments received by the Administrative Agent after 1:00 p.m., New York City time, may, in the Administrative Agent’s sole discretion, be deemed received on the next succeeding Business Day. Subject to Article VIII, the Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.
(b)Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable. Except as otherwise expressly provided herein, all fees referred to herein (including in Sections 2.05, 2.26(h) and 2.26(i)) shall be calculated on the basis of a 360-day year and the actual number of days elapsed.
SECTION 2.20.    Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall, except to the extent required by law, be made without any Tax Deduction; provided that, if any Indemnified Taxes are required to be deducted from such payments, then (i) the sum payable by the Borrower or other Loan Party shall be increased as necessary so that after making all required deductions, (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent and each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Administrative Agent or such Loan Party shall make such Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law and (iii) the Administrative Agent or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)In addition, and without duplication of any other amounts hereunder, the Borrower and any other Loan Party, as the case may be, shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(c)The Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or otherwise with respect to any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) and, to the extent not arising due to the gross negligence or willful neglect of the Administrative Agent or Lenders, any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on behalf of itself or a Lender shall be conclusive absent manifest error. The Administrative Agent and each Lender shall not be indemnified for any Indemnified Taxes that have already been compensated for by an increased payment in accordance with Section 2.20(a) above.
(d)Not later than 30 days after a Tax Deduction or any payment required in connection with a Tax Deduction by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory that the Tax Deduction has been made or (as applicable) that any appropriate payment to the Governmental Authority has been paid.
(e)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clause (ii)(A) and (ii)(B) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender, (it being understood that the completion, execution and submission of any documentation no more burdensome than that required for U.S. federal income tax withholding will not give rise to an exception from the preceding sentence or otherwise be considered prejudicial to the position of a Lender).
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Documents, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS

Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide any necessary successor form, or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent, as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(g)On or before the date the Administrative Agent becomes a party to this Agreement, the Administrative Agent shall provide to the Borrower, two duly signed, properly completed copies of the documentation prescribed in clause (i) or (ii) below, as applicable (together with all required attachments thereto): (i) IRS Form W-9 or any successor thereto, or (ii) (A) IRS Form W-8ECI or any successor thereto, and (B) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Borrower to be treated as a U.S. Person for U.S. federal withholding purposes. At any time thereafter, the Administrative Agent shall provide updated documentation previously provided (or, a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon a reasonable request of the Borrower.
(h)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20) it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to the first sentence of this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
SECTION 2.21.    Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender is a Non-Consenting Lender or (v) any Lender becomes a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, (A) require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16 and, in the case of any such assignment occurring in connection with a Repricing Transaction occurring prior to the six-month anniversary of the Funding Date, the prepayment fee pursuant to Section 2.12(d) (with such assignment being deemed to be a voluntary prepayment for purposes of determining the applicability of Section 2.12(d), such amount to be payable by the Borrower)), or (B) terminate the Commitment of such Lender and (x) in the case of a Lender other than an L/C Issuer, repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (y) in the case of an L/C Issuer, repay all Obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and Cash Collateralize, cancel or backstop, or provide for the deemed reissuance under another facility, on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided, further, that if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to Section 2.21(b)), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).
(b)If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, then such Lender or Administrative Agent shall use reasonable efforts (which shall not require such Lender or Administrative Agent to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22.    Incremental Loans. (a) The Borrower may, by written notice to the Administrative Agent and the Person appointed by the Borrower to arrange Incremental Loan Commitments (such Person (who may be (i) the Administrative Agent, if it so agrees or (ii) any other Person appointed by the Borrower after consultation with the Administrative Agent), the “Incremental Arranger”) from time to time, request from one or more existing or additional Lenders, all of which must be Eligible Assignees: (A) one or more new commitments for new Term Loans which may be of the same Class as any outstanding Class of Term Loans or a new Class of Term Loans (the “Incremental Term Loan Commitments”) and/or (B) the establishment of one or more new revolving credit commitments (any such new commitments, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Loan Commitments, the “Incremental Loan Commitments”), in an amount not to exceed the Incremental Loan Amount (in the case of Incremental Revolving Credit Commitments, assuming a borrowing of the maximum amount of Incremental Revolving Loans available); provided that Incremental Loan Commitments may be incurred in the Available Currency or an alternative currency pursuant to procedures and on terms to be agreed with the applicable Incremental Arranger. The Incremental Arranger shall promptly deliver a copy of such notice to each of the Lenders. Such notice shall set forth (i) the amount of the Incremental Loan Commitments being requested (which shall be in minimum increments of, $1,000,000 and a minimum amount of $5,000,000 (or in such lower minimum amounts or multiples as agreed to by the Incremental Arranger in its reasonable discretion), or such lesser amount equal to the Incremental Loan Amount at such time), (i) the date on which such Incremental Loan Commitments are requested to become effective (which shall not be less than five Business Days (or such shorter period as agreed by the Incremental Arranger) after the date of such notice) and (i) whether such Incremental Loan Commitments are commitments to make additional Loans of the same Class which shall be extended in a manner so as to be fungible with an existing Class of Loans hereunder or commitments to make Loans with terms different from such Loans which shall constitute a separate Class of Loans hereunder (“Other Loans”). On the applicable date specified in any Incremental Loan Assumption Agreement (the “Incremental Facility Closing Date”), subject only to the satisfaction of the terms and conditions in this Section 2.22 and in the applicable Incremental Loan Assumption Agreement, (1) each Incremental Term Lender of such Class shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment of such Class and (1) each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Loan Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto and (A) (1) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (when borrowed, an “Incremental Revolving Loan” and collectively with any Incremental Term Loan, an “Incremental Loan”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (1) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Loans of such Class made pursuant thereto.
(b)The Borrower may seek Incremental Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become

Incremental Lenders in connection therewith; provided that (i) the Borrower and the Administrative Agent shall have consented to such additional banks, financial institutions and other institutional lenders to the extent the consent of the Borrower or the Administrative Agent, as applicable, would be required if such institution were receiving an assignment of Loans pursuant to Section 9.04 (provided, further, that the consent of the Administrative Agent shall not be required with respect to an additional bank, financial institution, or other institutional lender that is an Affiliate of a Lender or a Related Fund), (ii) with respect to Incremental Term Loan Commitments, any Affiliated Lender providing an Incremental Term Loan Commitment shall be subject to the same restrictions set forth in Section 9.04 as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Incremental Revolving Credit Commitments. The Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent and the Incremental Arranger an Incremental Loan Assumption Agreement and such other documentation as the Incremental Arranger shall reasonably specify to evidence the Incremental Loan Commitment of each Incremental Lender. The Other Loans and any Incremental Revolving Credit Commitments providing for Incremental Revolving Loans that are Other Loans (such commitments, “Other Revolving Credit Loan Commitments” and such loans, “Other Revolving Credit Loans”) (i) shall have fees and margin and/or interest rate determined by the Borrower and the Incremental Lenders providing such Loans, (i) shall rank pari passu in right of payment with the Loans or Commitments existing prior the incurrence of such Other Loans and Other Revolving Credit Loan Commitments and be secured by the Collateral on a pari passu basis and (i) (A) in the case of Incremental Term Loans, (x) may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any mandatory prepayment of Term Loans (except that, unless otherwise permitted under this Agreement, such Incremental Term Loans may not participate on a greater than pro rata basis as compared to any earlier maturing Class of Term Loans) and (y) may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayment of Term Loans and (A) in the case of Incremental Revolving Credit Commitments and Incremental Revolving Loans, (x) shall provide that the borrowing and repayment (except for (A) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Incremental Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (y) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis or less than pro rata basis (but not more than a pro rata basis) with all other Revolving Credit Commitments then existing on the Incremental Facility Closing Date and (y) may provide that the permanent repayment of Revolving Credit Loans with respect to, and termination or reduction of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments. Without the prior written consent of the Administrative Agent, (A) the final maturity date of any Other Loans that are Term Loans (the “Other Term Loans”), shall be no earlier than the Initial Term Loan Maturity Date, (B) the final maturity date of any Other Revolving Credit Loans or Other Revolving Credit Loan Commitments shall be no earlier than the ~~Initial~~ 2027 Revolving ~~Credit Commitment~~Facility Maturity Date, (C) the Weighted Average Life to Maturity of the Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans, (D) the All-In Yield applicable to the Other Loans shall be determined by the Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Loan Assumption Agreement; provided, however, that on or prior to the date that is 12 months from the Funding Date, the All-In Yield applicable to such Other Term Loans of the same currency as the Initial Term Loans (other than Other Term Loans (w) Incurred pursuant to Section 4.04(a) of Annex I, Section 4.04(b)(1)(B)(y) of Annex I, (x) having a maturity date that is more than two years after the Initial Term Loan Maturity Date or (y) Incurred in connection with an acquisition or other Investment) shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Initial Term Loans plus 75 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Adjusted LIBO Rate floor or Adjusted Term SOFR floor) with respect to such Loans is increased so as to cause the then applicable All-In Yield under this Agreement on such Loans to equal the All-In Yield then applicable to the Other Term Loans minus 75 basis points; provided that any increase in All-In Yield to any Loan due to the application or imposition of an Adjusted LIBO Rate floor, Adjusted Term SOFR floor or an Alternate Base Rate floor on any Other Term Loans shall be effected, at the Borrower’s option, (x) through an increase in (or implementation of, as applicable) any Adjusted LIBO Rate floor, Adjusted Term SOFR floor or Alternate Base Rate floor, as applicable, applicable to such Loan, (y) through an increase in the Applicable Margin for such Loan or (z) any combination of (x) and (y) above and (E) the other terms and documentation in respect of such Other Loans (except for covenants or other provisions (i) conformed (or added) in the Loan Documents pursuant to the related Incremental Loan Assumption Agreement for the benefit of all of the Lenders; provided that (x) in the case of any Class of Incremental Term Loans and Incremental Term Loan Commitments, “soft-call” provisions may be added solely for the benefit of the Term Lenders and (y) in the case of any Class of Incremental Revolving Loans and Incremental Revolving Credit Commitments, financial maintenance covenants may be added solely for the benefit of the Revolving Credit Lenders or (ii) applicable only to periods after the Latest Maturity Date as of the Incremental Facility Closing Date (collectively the “Additional Covenants”) which may be added without the consent of any other party)), to the extent not consistent with the Term Facilities or the Revolving Credit Facilities, as applicable, shall be reasonably satisfactory to the Incremental Arranger; provided that such other terms and documentation shall be deemed to be reasonably satisfactory to such Incremental Arranger if they reflect market terms and conditions (taken as a whole) at the time of incurrence of such Other Loans (as determined by the Borrower in good faith)). The Incremental Arranger shall promptly notify each Lender that has Incremental Loan Commitments and the Borrower as to the effectiveness of each Incremental Loan Assumption Agreement and each such effective Incremental Loan Assumption Agreement may be provided to the Lenders and the Administrative Agent. Notwithstanding anything in Section 9.08 to the contrary, each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Loan Assumption Agreement, (i) this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Loan Commitment and the Incremental Loans evidenced thereby including the Additional Covenants, (ii) each Incremental Loan Assumption Agreement may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the applicable

Incremental Arranger and the Borrower, to effect the provisions of this Section 2.22, including to effect technical and corresponding amendments to this Agreement and the other Loan Documents and (iii) at the option of the Borrower in consultation with the applicable Incremental Arranger, incorporate terms that would be favorable to existing Lenders of the applicable Class or Classes for the benefit of such existing Lenders of the applicable Class or Classes, in each case under this clause (iii), so long as the applicable Incremental Arranger reasonably agrees that such modification is favorable to the applicable Lenders. Incremental Loans and Other Loans shall rank pari passu in right of payment and security (but without regard to the control of remedies) with the other Obligations under this Agreement, shall not at any time be guaranteed by any Subsidiary of the Borrower other than Subsidiaries that are Guarantors, and the obligations in respect thereof shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral.
(c)Notwithstanding the foregoing, no Incremental Loan Commitment shall become effective under this Section 2.22 unless on the date of such effectiveness (or earlier, as determined in accordance with Section 1.05, in the case of an Incremental Loan Assumption Agreement the primary purpose of which is to finance a Limited Condition Transaction), (i) (x) the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects to the extent qualified by materiality or Material Adverse Effect) on and as of such earlier date; provided that, with respect to any Incremental Loan Assumption Agreement the primary purpose of which is to finance a Limited Condition Transaction, a Permitted Investment or an acquisition not prohibited by this Agreement, the condition set forth in this sub-clause (i)(x) shall only be required to the extent included (and in the form set forth in) in the relevant Incremental Loan Assumption Agreement (and, if included, may be waived by Incremental Lenders holding more than 50% of the applicable aggregate Incremental Loan Commitments); and (y) no Event of Default shall have occurred and be continuing; provided that (other than in the case of an Event of Default specified in Section 7.01(a) and (g)), the condition in this sub-clause (i)(x) may be waived by Incremental Lenders holding more than 50% of the applicable aggregate Incremental Loan Commitments, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower, (ii) all fees and expenses owing to the Administrative Agent in respect of such increase shall have been paid, (iii) the Incremental Arranger shall have received legal opinions addressed to the Incremental Lenders and the Incremental Arranger, board resolutions and other closing certificates reasonably requested by the Incremental Arranger and consistent with those delivered on the Funding Date under Section 4.02, other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Incremental Arranger and (iv) the Incremental Arranger shall have received reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Incremental Arranger in order to ensure that such Incremental Lenders are provided with the benefit of the applicable Loan Documents.

(d)Each of the parties hereto hereby agrees that the Administrative Agent and the Incremental Arranger, as applicable, may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Loans (other than Other Loans), when originally made, are included in each Borrowing of outstanding Loans of the same currency on a pro rata basis. This may be accomplished by requiring each outstanding Eurodollar Borrowing or SOFR Borrowing to be converted into an ABR Borrowing on the date of each Incremental Loan, or by allocating a portion of each Incremental Loan to each outstanding Eurodollar Borrowing or SOFR Borrowing on a pro rata basis. Any conversion of Eurodollar Loans or SOFR Loans to ABR Loans required by the preceding sentence (unless, solely with respect to Incremental Lenders, as otherwise agreed by the Incremental Lenders) shall be subject to Section 2.16. If any Incremental Loan is to be allocated to an existing Interest Period for a Eurodollar Borrowing or SOFR Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Loan Assumption Agreement. In addition, to the extent any Incremental Loans are not Other Loans and are fungible with any other Class of Term Loans, the scheduled amortization payments under Section 2.11(a)(i) required to be made to such other Class after the making of such Incremental Loans may be ratably increased by the aggregate principal amount of such Incremental Loans and may be further increased for all Lenders of such other Class on a pro rata basis to the extent necessary to avoid any reduction in the amortization payments to which the Lenders of such other Class were entitled before such recalculation.
(e)Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase of an existing Loan pursuant to this Section 2.22, (i) each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (ii) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (iii) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Sections 2.02 and 2.09 of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(f)Other Revolving Credit Loan Commitments may be elected to be included as additional Participating Revolving Credit Commitments under the applicable Incremental Loan Assumption Agreement, subject to the consent of each Swing Line Lender and each L/C Issuer, and on the Incremental Facility Closing Date on which such Incremental Revolving Credit Commitments are effected, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Participating Revolving Credit Lenders in accordance with their percentage of the Participating Revolving Credit Commitments existing after giving effect to such Incremental Loan Assumption Agreement, provided, such election may be made conditional upon the termination of one or more other Participating Revolving Credit Commitments.
(g)This Section 2.22 shall supersede any provisions in Section 2.17 or 9.08 to the contrary.
SECTION 2.23.    Extension Amendments. (a) So long as no Event of Default has occurred and is continuing (after giving effect to any amendments and/or waivers that are or become effective on the date of the relevant conversion), the Borrower may at any time and from time to time request that (i) all or a portion of any Class of Term Loans then outstanding selected by the Borrower (the “Original Term Loans”) and/or (ii) all or a portion of any Class of Revolving Credit Commitments then outstanding selected by the Borrower (such Revolving Credit Commitments, the “Original Revolving Credit Commitments”, collectively with the Original Term Loans, an “Original Class”) be converted to extend the maturity date thereof and to provide for other terms permitted by this Section 2.23 (any portion thereof that have been so extended, the “Extended Term Loans” or “Extended Revolving Credit Commitments”, as the case may be, and collectively, the “Extended Class” and the remainder not so extended, the “Non-Extended Term Loans” or “Non-Extended Revolving Credit Commitments”, as the case may be, and collectively, the “Non-Extended Class”); provided that, with the consent of the Administrative Agent, the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, may be designated as part of an existing Class of Loans. Prior to entering into any Extension Amendment with respect to any Original Class, the Borrower shall appoint a Person that is a financial institution or Affiliate thereof to arrange the Extended Term Loans or Extended Revolving Credit Commitments (who may be (i) the Administrative Agent, or (i) any other Person appointed by the Borrower in consultation with the Administrative Agent) (the “Extension Arranger”). The Extension Arranger shall provide a copy of such notice to each Lender who has Loans or Commitments of the Original Class and the Administrative Agent in such form as approved from time to time by the Borrower and the applicable Extension Arranger (each, an “Extension Request”) setting forth the terms of the proposed Extended Class, as applicable, which terms shall be identical to those applicable to the Original Class, except for Section 2.23 Additional Agreements or as otherwise permitted by this Section 2.23 and except (w) the maturity date of the Extended Class may be delayed to a date after the Maturity Date of the Original Class, (x) Extended Term Loans may have different amortization payments than the Original Term Loans; provided that the Weighted Average Life to Maturity of such Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Original Term Loans from which they were converted, (y) All-In Yield with respect to any Loans or Commitments of the Extended Class may be higher or lower than the All-In Yield with respect to any Loans or Commitments of the Original Class and (z) (A) the Extended Term Loans (i) may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any mandatory prepayment of Term Loans (except that, unless otherwise permitted under this Agreement, such Extended Term Loans may not participate on a greater than pro rata basis as compared to any earlier maturing Class of Term Loans) and (ii) may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayment of Term Loans and (B) the Extended Revolving Credit Commitments (i) shall provide that the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of the Extended Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (ii) below)) of Loans with respect to Extended Revolving Credit Commitments after the associated Extended Facility Closing Date shall be made on a pro rata basis or less than pro rata basis (but not more than a pro rata basis) with all other Revolving Credit Commitments then existing on the Extended Facility Closing Date and (ii) may provide that the permanent repayment of Revolving Credit Loans with respect to, and termination or reduction of, Extended Revolving Credit Commitments after the associated Extended Facility Closing Date be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments. In addition to any other terms and changes required or permitted by this Section 2.23, each Extension Amendment establishing a Class of Extended Term Loans shall amend the scheduled amortization payments provided under Section 2.11 with respect to the related Non-Extended Term Loans to reduce each scheduled installment for such Non-Extended Term Loans to an aggregate amount equal to the product of (A) the original aggregate amount of such installment with respect to the Original Term Loans, multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of such related Non-Extended Term Loans and (C) the denominator of which is the aggregate principal amount of such Original Term Loans prior to the effectiveness of such Extension Amendment (it being understood that the amount of any installment payable with respect to any individual Non-Extended Term Loan shall not be reduced as a result thereof without the consent of the holder of such individual Non-Extended Term Loan). No Lender shall have any obligation to agree to have any of its Original Term Loans or Original Revolving Credit Commitments converted into Extended Term Loans or Extended Revolving Credit Commitments pursuant to any Extension Request.
(b)The Borrower shall provide the applicable Extension Request at least five Business Days prior to the date on which the applicable Lenders are requested to respond (or such shorter date as the applicable Extension Arranger may agree). Any Lender wishing to have all or a portion of its Original Term Loans or Original Revolving Credit Commitments converted into Extended Term Loans or Extended Revolving Credit Commitments (an “Extending Lender”) shall notify the applicable Extension Arranger (such notice to be in such form as approved from time to time by the Borrower and the Extension Arranger) (each, an “Extension Election”) on or prior to the date specified in such Extension Request (which shall in any event be no less than three Business Days prior to the effectiveness of the applicable Extension Amendment unless otherwise agreed by the Borrower) of the amount of its Original Term Loans or Original Revolving Credit Commitments that it has elected to convert into Extended Term Loans or Extended Revolving Credit Commitments. In the event that the aggregate amount of the applicable Original Term Loans or Original Revolving Credit Commitments subject to Extension Elections exceeds the amount of the applicable Extended Term Loans or Extended Revolving Credit Commitments requested pursuant to the Extension Request, the applicable Original Term Loans or Original Revolving Credit Commitments subject to such Extension Elections shall be converted to Extended Term Loans or Extended Revolving Credit Commitments on a pro rata basis based on the amount of the applicable Original Term Loans or Original Revolving Credit Commitments included in each such Extension Election.

(c)Subject to the requirements of this Section 2.23, an Extended Class may be established pursuant to a supplement (which shall set forth the effective date of such extension) to this Agreement (which, except to the extent otherwise expressly contemplated by this Section 2.23(c), shall require the consent only of the Lenders who elect to make the Extended Term Loans or Extended Revolving Credit Commitments established thereby) in such form as approved from time to time by the Borrower and the applicable Extension Arranger in the reasonable exercise of such applicable Person’s discretion (each, an “Extension Amendment”) executed by the Loan Parties, the applicable Extension Arranger and the Extending Lenders, so long as (i) no Default or Event of Default has occurred and is continuing (after giving effect to any amendments and/or waivers that are or become effective on the date that such Extended Term Loans are established) and (ii) the applicable Extension Arranger shall have received legal opinions addressed to such Extension Arranger and the Extending Lenders, board resolutions and other closing certificates reasonably requested by the applicable Extension Arranger and consistent with those delivered on the Funding Date under Section 4.02, other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the applicable Extension Arranger (the date on which such conditions, together with any other conditions set forth in the Extension Amendment, are satisfied shall be referred to as the “Extended Facility Closing Date”).
(d)Any Extension Amendment may provide for additional terms, including different covenants and call protection (other than those referred to or contemplated in this Section 2.23) (each, a “Section 2.23 Additional Agreement”) to this Agreement and the other Loan Documents; provided that no such Section 2.23 Additional Agreement shall become effective prior to the time that such Section 2.23 Additional Agreement has been consented to by such of the Lenders, Loan Parties and other parties (if any) as would be required (including under the requirements of Section 9.08) if such Section 2.23 Additional Agreement were a separate and independent amendment of this Agreement.
(e)Notwithstanding anything to the contrary in Section 9.08, (i) each Extension Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the applicable Extension Arranger and the Borrower, to effect the provisions of this Section 2.23, including to effect technical and corresponding amendments to this Agreement and the other Loan Documents and (ii) at the option of the Borrower in consultation with the applicable Extension Arranger incorporate terms that would be favorable to existing Lenders of the applicable Class or Classes for the benefit of such existing Lenders of the applicable Class or Classes, in each case under this clause (ii), so long as the applicable Extension Arranger reasonably agrees that such modification is favorable to the applicable Lenders.
(f)This Section 2.23 shall supersede any provisions in Section 2.17 or 9.08 (other than in the case of paragraph(e) above) to the contrary.
SECTION 2.24.    Refinancing Amendments. (a) Refinancing Commitments. The Borrower may, at any time or from time to time, by notice to any Person appointed by the

Borrower to arrange Refinancing Commitments (such Person (who may be (i) the Administrative Agent, if it so agrees, or (ii) any other Person appointed by the Borrower in consultation with the Administrative Agent, the “Refinancing Arranger”, and together with any Incremental Arranger and any Extension Arranger, the “Additional Arranger”) (a “Refinancing Loan Request”), request (A) a new Class of term loans (any such commitment to make sure new Loans, “Refinancing Term Commitments”) or (B) the establishment of a new Class of revolving credit commitments (any such new Class, “Refinancing Revolving Credit Commitments” and collectively with any Refinancing Term Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any Class of existing Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Refinancing Arranger shall promptly deliver a copy to each of the Lenders and the Administrative Agent.
(b)Refinancing Loans. Each Class of Refinancing Loans made on any Refinancing Facility Closing Date shall be designated a separate Class of Loans for all purposes of this Agreement; provided that, with the consent of the Administrative Agent, Refinancing Loans may be designated as part of an existing Class of Loans. On any Refinancing Facility Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.24, (i) each Refinancing Term Lender of such Class shall make a Loan to the Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto. On any Refinancing Facility Closing Date on which any Refinancing Revolving Credit Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.24,(A) each Refinancing Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (when borrowed, a “Refinancing Revolving Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan”) in an amount equal to its Refinancing Revolving Credit Commitment of such Class and (B) each Refinancing Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Credit Commitment of such Class and the Refinancing Revolving Loans of such Class made pursuant thereto.
(c)Refinancing Loan Request. Each Refinancing Loan Request from the Borrower pursuant to this Section 2.24 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Credit Commitments. Refinancing Term Loans may be made, and Refinancing Revolving Credit Commitments may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Refinancing Commitment, nor will the Borrower have any obligation to approach any existing Lender to provide any Refinancing Commitment) or by any Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Revolving Credit Lender” or “Refinancing Term Lender” as applicable, and, collectively, “Refinancing Lenders”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender’s making such Refinancing Term

Loans or providing such Refinancing Revolving Credit Commitments, to the extent such consent, if any, would be required under Section 9.04 for an assignment of Term Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender, (ii) with respect to Refinancing Term Commitments, any Affiliated Lender providing a Refinancing Term Commitment shall be subject to the same restrictions set forth in Section 9.04 as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Refinancing Revolving Credit Commitments.
(d)Effectiveness of Refinancing Amendment. The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:
(i)unless otherwise agreed by the Refinancing Arranger, each Refinancing Commitment shall be in an aggregate principal amount that is not less than $25,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $25,000,000, and not in an increment of $1,000,000, if such amount is equal to the entire outstanding principal amount of Refinanced Debt); and
(ii)to the extent reasonably requested by the Refinancing Arranger, receipt by the Refinancing Arranger of (A) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Funding Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Refinancing Arranger and (B) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Refinancing Arranger in order to ensure that such Refinancing Lenders are provided with the benefit of the applicable Loan Documents.
(e)Required Terms. The terms, provisions and documentation of the Refinancing Term Loans and Refinancing Term Commitments or the Refinancing Revolving Loans and Refinancing Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Refinancing Lenders providing such Refinancing Commitments, and except as otherwise set forth herein, to the extent not identical to any Class of Term Loans or Revolving Credit Commitments, as applicable, each existing on the Refinancing Facility Closing Date, shall be consistent with clauses (i)(A)-(G) below, as applicable and (i) reflect market terms and conditions (taken as a whole) at the time of incurrence of such Indebtedness (as determined by the Borrower in good faith) or (ii) otherwise reasonably satisfactory to the Refinancing Arranger (except for covenants or other provisions (i) conformed (or added) in the Loan Documents pursuant to the related Refinancing Amendment, (x) in the case of any Class of Refinancing Term Loans and Refinancing Term Commitments, for the benefit of the Term Lenders and (y) in the case of any Class of Refinancing Revolving Loans and Refinancing Revolving Credit Commitments, for the benefit of the Revolving Credit Lenders or applicable only to periods after the Latest Maturity Date as of the Refinancing Facility Closing Date) which may be added without the consent of any other party.
In any event, (i) the Refinancing Term Loans:
(A)as of the Refinancing Facility Closing Date, shall not have a final scheduled maturity date earlier than the Maturity Date of the Refinanced Debt,
(B)as of the Refinancing Facility Closing Date, shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt,
(C)shall have an interest rate (which may be fixed or variable), margin (if any) and interest rate floor (if any), and subject to clause (e)(i)(B) above, amortization determined by the Borrower and the applicable Refinancing Term Lenders,
(D)shall have fees determined by the Borrower and the applicable Refinancing Arrangers,
(E)(1) may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis (except that, unless otherwise permitted under this Agreement, such Refinancing Term Loans may not participate on a greater than a pro rata basis as compared to any earlier maturing Class of Term Loans) in any mandatory prepayments of Term Loans and (2) may participate on a pro rata basis, less than pro rata basis or greater than pro rata basis in any voluntary prepayment of Term Loans,
(F)shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued but unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, OID and upfront fees associated with the refinancing, and
(G)shall rank pari passu in right of payment and security (but without regard to the control of remedies) with the other Obligations under this Agreement, shall not at any time be guaranteed by any Subsidiary of the Borrower other than Subsidiaries that are Guarantors, and the obligations in respect thereof shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral; and
(ii)the Refinancing Revolving Credit Commitments and Refinancing Revolving Loans:
(A)shall rank pari passu in right of payment and security (but without regard to the control of remedies) with the other Obligations under this Agreement, shall not at any time be guaranteed by any Subsidiary of the Borrower other than Subsidiaries that are Guarantors, and the obligations in respect thereof shall not be secured by any property or assets of the Borrower or any Restricted Subsidiary other than the Collateral,
(B)shall not have a final scheduled maturity date or commitment reduction date earlier than the Maturity Date or commitment reduction date, respectively, with respect to the Refinanced Debt and shall not have any scheduled amortization or mandatory Commitment reductions prior to the maturity date of the Refinanced Debt,
(C)shall provide that the borrowing and repayment (except for (1) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Refinancing Revolving Credit Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (E) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date shall be made on a pro rata basis or less than a pro rata basis (but not more than a pro rata basis) with all other Revolving Credit Commitments then existing on the Refinancing Facility Closing Date,
(D)may be elected to be included as additional Participating Revolving Credit Commitments under the Refinancing Amendment, subject to the consent of each Swing Line Lender and each L/C Issuer, and on the Refinancing Facility Closing Date all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Participating Revolving Credit Lenders in accordance with their percentage of the Participating Revolving Credit Commitments existing after giving effect to such Refinancing Amendment, provided, such election may be made conditional upon the termination of one or more other Participating Revolving Credit Commitments,
(E)may provide that the permanent repayment of Revolving Credit Loans with respect to, and termination or reduction of, Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date be made on a pro rata basis, less than pro rata basis or greater than pro rata basis with all other Revolving Credit Commitments,
(F)shall provide that assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans then existing on the Refinancing Facility Closing Date,
(G)shall have an interest rate (which may be fixed or variable), margin (if any) and interest rate floor (if any), determined by the Borrower and the applicable Refinancing Revolving Credit Lenders,

(H)shall have fees determined by the Borrower and the applicable Refinancing Arrangers, and
(I)shall not have a greater principal amount of Commitments than the principal amount of the Commitments of the Refinanced Debt plus accrued but unpaid interest, fees, premiums (if any) and penalties thereon and reasonable fees, expenses, OID and upfront fees associated with the refinancing.
(f)Refinancing Amendment. Commitments in respect of Refinancing Term Loans and Refinancing Revolving Credit Commitments shall become additional Commitments pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Refinancing Lender providing such Commitments, and the Refinancing Arranger. The Refinancing Amendment may, without the consent of other Loan Party, Agent or Lender, (i) effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Refinancing Arranger and the Borrower, to effect the provisions of this Section 2.24, including amendments as deemed necessary by the Refinancing Arranger in consultation with the Administrative Agent in its reasonable judgment to address technical issues relating to funding and payments, including adjusting Interest Periods and other provisions to allow such Refinancing Loans to be part of an Existing Class of Loans and (ii) at the option of the Borrower in consultation with the applicable Refinancing Arranger, incorporate terms that would be favorable to existing Lenders of the applicable Class or Classes for the benefit of such existing Lenders of the applicable Class or Classes, in each case under this clause (ii), so long as the applicable Refinancing Arranger reasonably agrees that such modification is favorable to the applicable Lenders. The Borrower will use the proceeds of the Refinancing Term Loans and Refinancing Revolving Credit Commitments to extend, renew, replace, repurchase, retire or refinance the applicable Refinanced Debt no later than the later to occur of (a) five Business Days following the incurrence of such Refinancing Term Loans or Refinancing Revolving Credit Commitments and (b) the last day of the interest period applicable to the loans outstanding in respect of such Refinanced Debt.
(g)This Section 2.24 shall supersede any provisions in Section 2.17 or 9.08 to the contrary.
SECTION 2.25.    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(a)That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.08.
(b)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the

Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Sections 4.02 or 4.03, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(c)During any period in which there is a Defaulting Lender, such Defaulting Lender’s participation Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment); provided that after giving effect to such reallocation, each Non-Defaulting Lender’s Revolving Credit Exposure shall not exceed (i) the Participating Revolving Credit Commitment of that Non-Defaulting Lender minus (ii) the sum of (A) the aggregate Outstanding Amount of the Loans of that Non-Defaulting Lender under such Participating Revolving Credit Commitments plus (B) such Non-Defaulting Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations and Swing Line Obligations at such time. Subject to Section 9.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from the Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(d)If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share of Commitments, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 2.26.    Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.26, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit at sight denominated in Dollars for the account of the Borrower (or so long as the Borrower is the primary obligor, for the account of any Subsidiary or the Parent Guarantor) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.26(b) and (2) to honor drawings under the Letters of Credit and (B) the Participating Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.26; provided that no L/C Issuer shall be obligated to issue trade or commercial Letters of Credit; and provided, further, that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender under its Participating Revolving Credit Commitments would exceed its Participating Revolving Credit Commitments (it being understood that with respect to a Swing Line Lender, its Swing Line Exposure for purposes of this clause (x) shall be deemed to be its Pro Rata Share (after giving effect when a Defaulting Lender shall exist to any reallocation effected in accordance with Section 2.25(c)) of the total Swing Line Exposure), (y) with respect to any Swing Line Lender that is a Participating Revolving Credit Lender, the aggregate of its Swing Line Exposure (in its capacity as a Swing Line Lender and a Revolving Credit Lender), plus the aggregate principal amount of its outstanding Revolving Credit Loans (in its capacity as a Revolving Credit Lender), plus its L/C Exposure would exceed its Revolving Credit Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit if as of the date of such L/C Credit Extension, after such L/C Credit Extension, the Outstanding Amount of the L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s Letter of Credit Issuer Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)An L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such

L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date (for which such L/C Issuer is not otherwise compensated hereunder);
(B)subject to Section 2.26(b)(iii), the expiry date of such requested Letter of Credit would occur more than 12 months after the date of issuance or then-current expiration date unless (1) each Appropriate Lender has approved of such expiration date or (2) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer;
(C)(1) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (I) each Appropriate Lender has approved such expiry date or (II) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer and the Administrative Agent or (2) at any time when there is more than one Maturity Date in effect in respect of Revolving Credit Commitments, there are not sufficient Participating Revolving Credit Commitments maturing more than five Business Days after the expiry date of such requested Letter of Credit to cover the L/C Obligations in respect of such Letter of Credit (after taking into account all other outstanding Letters of Credit and their respective expiry dates), unless (I) each Appropriate Lender has approved such expiry date or (II) the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to such L/C Issuer and the Administrative Agent;
(D)the issuance of such Letter of Credit would violate any policies of the L/C Issuer applicable to letters of credit generally;
(E)any Participating Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.25(c)) with respect to the participation in Letters of Credit by such Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the L/C Obligations;
(F)such Letter of Credit is denominated in a currency other than an Available Currency; ~~or~~

(G)such Letter of Credit is a trade letter of credit or a bank guarantee~~.~~ or
(H)the expiry date of such requested Letter of Credit has a stated expiry date that is after the 2025 Revolving Facility Maturity Date and the aggregate stated amount of all such Letters of Credit, when added to the aggregate Revolving Credit Exposure of all 2027 Revolving Credit Lenders (exclusive of L/C Obligations) as of such date, would exceed the aggregate amount of the 2027 Revolving Credit Commitments then in effect.
(iii)An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m., New York City time, at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the Available Currency in which the requested Letter of Credit is to be issued will be denominated; and (H) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.
(ii)Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (and, if applicable, its applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the stated amount of such Letter of Credit.
(iii)If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date that is, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the relevant L/C Issuer, not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.26(a)(ii) or otherwise) or (B) it has received notice on or before the day that is seven Business Days before the Non-extension Notice Date from the Administrative Agent, any Participating Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied.
(iv)Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 12:00 noon, New York City time, on the second Business Day following any payment by an L/C Issuer under a Letter of Credit with notice to the Borrower (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars; provided that if such reimbursement is not made on the date of drawing, the Borrower shall pay interest to the relevant L/C Issuer on such amount at the rate applicable to ABR Loans under the applicable Participating Revolving Credit Commitments (without duplication of interest payable on L/C Borrowings). The L/C Issuer shall notify the Borrower of the amount of the drawing promptly following the determination or revaluation thereof. If the Borrower fails to so reimburse such L/

C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of ABR Loans under the Participating Revolving Credit Commitments to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, SOFR Loans or Eurodollar Loans, as the case may be, but subject to the amount of the unutilized portion of the Participating Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.03 (other than the delivery of a Borrowing Request). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.26(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.26(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars, at the Administrative Agent’s office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., New York City time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.26(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made an ABR Loan under the Participating Revolving Credit Commitments to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of ABR Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate calculated pursuant to Section 2.07. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.26(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.26.
(iv)Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.26(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.
(v)Each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.26(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Loan Parties; (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Issuer; or (E) any other circumstance, occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.26(c) is subject to the conditions set forth in Section 4.03 (other than delivery by the Borrower of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Participating Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.26(c) by the time specified in Section 2.26(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at the Bank Rate. A certificate of the relevant L/C Issuer submitted to any Participating Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.26(c)(vi) shall be conclusive absent manifest error.
(d)Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Participating Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.26(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted to reflect (x) any reallocation effected in accordance with Section 2.25(c) and (y) in the case of interest payments, the period of time during which such Lender’s L/C Advance was outstanding) in the amount received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.26(c)(i) is required to be returned under any of the circumstances described in Section 9.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at the Bank Rate.

(e)Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit;
(v)any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer from liability to Borrower to the extent of any direct damages (as opposed to consequential, punitive, special or exemplary damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f)Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.26(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, punitive or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of document(s) strictly complying with the terms and conditions of a Letter of Credit, in each case as determined in a final and non-appealable judgment by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Cash Collateral. (i) If, as of any Letter of Credit Expiration Date, any applicable Letter of Credit for any reason remains outstanding and partially or wholly undrawn, (ii) if any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Participating Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 7.01 or (iii) if an Event of Default set forth under Section 7.01(g) occurs and is continuing, the Borrower shall Cash Collateralize the then Outstanding Amount of all of its (or, in the case of clause (i), the applicable) L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the applicable Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m., New York City time, on (x) in the case of the immediately preceding clauses (i) or (ii), (A) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon, New York City time, or (B) if clause (A)

above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 7.01(g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.25 and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the relevant L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form, amount and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Participating Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (1) such aggregate Outstanding Amount over (2) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.26(g) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. In addition, the Administrative Agent may request at any time and from time to time after the initial deposit of Cash Collateral that additional Cash Collateral be provided by the Borrower in order to protect against the results of exchange rate fluctuations with respect to Letters of Credit denominated in currencies other than Dollars.

(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent (i) for any period prior to the Extension Amendment No. 1 Effective Date, for the account of each Participating Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Margin then in effect for ~~Eurodollar Loans or~~ SOFR Loans that are Revolving Credit Loans of the applicable Class or Classes times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) and (ii) for any period commencing on and after the Extension Amendment No. 1 Effective Date, for the account of each 2025 Revolving Credit Lender and each 2027 Revolving Credit Lender in accordance with its Other Allocable Share of the 2025 Revolving Credit Commitments and the 2027 Revolving Credit Commitments, respectively, that result pursuant to Extension Amendment No. 1, a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Margin then in effect for SOFR Loans that are Revolving Credit Loans of the applicable Class times the Allocable Revolving Share of the 2025 Revolving Credit Lenders or the 2027 Revolving Credit Lenders, as the case may be, of the daily maximum amount then available to be drawn under such Letter of Credit; provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.26 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Share allocable to such Letter of Credit pursuant to Section 2.25, with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the 15th day of each of April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the applicable Letter of Credit Expiration Date and thereafter on demand; provided that if any such day is not a Business Day, payment shall be due on the next succeeding Business Day. If there is any change in the applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the applicable Rate separately for each period during such quarter that such applicable Rate was in effect.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the 15th day of each of April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand; provided that if any such day is not a Business Day, payment shall be due on the next succeeding Business Day. In addition, the Borrower shall pay directly to each L/C Issuer for its own account with respect to each Letter of Credit the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within 10 Business Days of demand and are non-refundable.
(j)Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)Addition or Replacement of an L/C Issuer.
(i)A Revolving Credit Lender reasonably acceptable to the Borrower and the Administrative Agent may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Participating Revolving Credit Lenders of any such additional L/C Issuer.
(ii)Any L/C Issuer may resign in its capacity as an L/C Issuer hereunder solely with the consent of the Borrower (not to be unreasonably withheld or delayed), and any L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Participating Revolving Credit Lenders of any such resignation or replacement. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or replaced L/C Issuer, as applicable, pursuant to Section 2.26(h). In the case of the replacement of an L/C Issuer, from and after the effective date of any such replacement, (A) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (B) references herein to the term “L/C Issuer” shall be deemed to refer to such successor L/C Issuer or to such replaced L/C Issuer, or to such successor L/C Issuer and such replaced L/C Issuer, as the context shall require. After the resignation or replacement of an L/C Issuer hereunder, the resigned or replaced L/C Issuer, as applicable, shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.
(l)Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Participating Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if one or more other Participating Revolving Credit Commitments are then in effect (or will automatically be in effect upon such maturity), such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Participating Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.26(c) and (d)) under (and ratably participated in by Participating Revolving Credit Lenders pursuant to) the non-terminating Participating Revolving Credit Commitments up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Participating Revolving Credit Commitments continuing at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i) and unless provisions reasonably satisfactory to the applicable L/C Issuer for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable L/C Issuer undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be secured by a “back to back” letter of credit reasonably satisfactory to the applicable L/C Issuer or the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.26(g). Commencing with the Maturity Date of any Class of Revolving Credit Commitments, the Letter of Credit Sublimit shall be in an amount agreed solely with the L/C Issuers.
(m)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary or the Parent Guarantor, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries or the Parent Guarantor inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
SECTION 2.27.    Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, each Swing Line Lender severally agrees to make loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date until the date which is one Business Day prior to the Maturity Date of the Participating Revolving Credit Commitments (taking into account the Maturity Date of any Participating Revolving Credit Commitment that will automatically come into effect on such Maturity Date) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided that, after giving effect to any Swing Line Loan (i) with respect to any Revolving Credit Lender, the Revolving Credit Exposure under its Participating Revolving Credit Commitments shall not exceed its aggregate Participating Revolving Credit Commitments (it being understood that with respect to a Swing Line Lender, its Swing Line Exposure for purposes of this clause (i) shall be deemed to be its Pro Rata Share (after giving effect when a Defaulting Lender shall exist to any reallocation effected in accordance with Section 2.25(c)) of the total Swing Line Exposure), (ii) with respect to any Revolving Credit Lender, the aggregate Outstanding Amount of the Revolving Credit Loans of such Lender, plus such Lender’s L/C Exposure, plus such Lender’s Pro Rata Share (after giving effect when a Defaulting Lender shall exist to any reallocation effected in accordance with Section 2.25(c)) of the Outstanding Amount of the Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect and (iii) with respect to any Swing Line Lender, the aggregate of its Swing Line Exposure (in its capacity as a Swing Line Lender and a Revolving Credit Lender), plus the aggregate principal amount of its outstanding Revolving Credit Loans (in its capacity as a Revolving Credit Lender), plus its L/C Exposure shall not exceed its Revolving Credit Commitment; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow, prepay and reborrow Swing Line Loans. Each Swing Line Loan shall be an ABR Loan. Immediately upon the making of a Swing Line Loan by any Swing Line Lender, each Participating Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable written notice (such notice a “Swing Line Loan Notice”) to the Swing Line Lenders and the Administrative Agent. Each such notice must be appropriately completed and signed by a Responsible Officer of the Borrower and received by the Swing Line Lenders and the Administrative Agent not later than 1:00 p.m., New York City time, on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 (and any amount in excess of $500,000 shall be an integral multiple of $100,000) and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by any Swing Line Lender of any Swing Line Loan Notice, such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and such Swing Line Lender’s ratable portion of the amount of the Swing Line Loan to be made (and if the Administrative Agent has not received such Swing Line Loan Notice, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof). Unless a Swing Line Lender has received notice (by telephone (if such Swing Line Lender agrees to accept telephonic notice) or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m., New York City time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lenders not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.27(a) or (B) that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, then, subject to the terms and conditions hereof, such Swing Line Lender will, not later than 4:00 p.m., New York City time, on the borrowing date specified in such Swing Line Loan Notice, make its ratable portion of the amount of the Swing Line Loan available to the Borrower (such ratable portion to be calculated based upon such Swing Line Lender’s Revolving Credit Commitment (in its capacity as a Revolving Credit Lender) to the total Revolving Credit Commitments of all of the Swing Line Lenders (in their respective capacities as Revolving Credit Lenders)). Notwithstanding anything to the contrary contained in this Section 2.27 or elsewhere in this Agreement, no Swing Line Lender shall be obligated to make any Swing Line Loan at a time when a Participating Revolving Credit Lender is a Defaulting Lender unless such Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.25) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to such Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans or other applicable share provided for under this Agreement. The Borrower shall repay to the Swing Line Lenders each Defaulting Lender’s portion (after giving effect to Section 2.25) of each Swing Line Loan promptly following demand by any Swing Line Lender.

(c)Refinancing of Swing Line Loans.
(i)Each Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lenders to so request on its behalf), that each Participating Revolving Credit Lender make an ABR Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans of the Borrower then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, but subject to the unutilized portion of the aggregate Participating Revolving Credit Commitments and the conditions set forth in Section 4.03. Such Swing Line Lender shall furnish the Borrower with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Participating Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Borrowing Request available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lenders at the Administrative Agent’s office not later than 1:00 p.m., New York City time, on the day specified in such Borrowing Request, whereupon, subject to Section 2.27(c)(ii), each Participating Revolving Credit Lender that so makes funds available shall be deemed to have made an ABR Loan, as applicable, to the Borrower in such amount. The Administrative Agent shall remit the funds so received ratably to the Swing Line Lenders in accordance with their outstanding Swing Line Loans. Upon the remission by the Administrative Agent to the Swing Line Lenders of the full amount specified in such Borrowing Request, the Borrower shall be deemed to have repaid the applicable Swing Line Loan.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.27(c)(i), the request for ABR Loans submitted by a Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Participating Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Participating Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lenders pursuant to Section 2.27(c)(i) shall be deemed payment in respect of such participation.
(iii)If any Participating Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lenders any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.27(c) by the time specified in Section 2.27(c)(i), the Swing Line Lenders shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lenders at the Bank Rate. If such Participating Revolving Credit Lender pays such amount, the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.

A certificate of any Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.27(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or the failure to satisfy any condition in Article IV, (C) any adverse change in the condition (financial or otherwise) of the Loan Parties, (D) any breach of this Agreement or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Participating Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.27(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.03. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay the applicable Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any Participating Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if any Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted to reflect (x) any reallocation effected in accordance with Section 2.25(c) and (y) in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by such Swing Line Lender.
(ii)If any payment received by any Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 9.06 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Participating Revolving Credit Lender shall pay to such Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Bank Rate. The Administrative Agent will make such demand upon the request of any Swing Line Lender.
(e)Interest for Account of Swing Line Lenders. Each Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans made by it. Until each Participating Revolving Credit Lender funds its ABR Loan or risk participation pursuant to this Section 2.27 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the ratable account of the Swing Line Lenders.

(f)Payments Directly to Swing Line Lenders. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lenders.
(g)Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date shall have occurred in respect of any Participating Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when other Participating Revolving Credit Commitments are in effect (or will automatically be in effect upon such maturity) with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then each outstanding Swing Line Loan on the earliest occurring Maturity Date shall be deemed reallocated to the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.26(l)) the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or cash collateralized in a manner reasonably satisfactory to the Swing Line Lender and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Participating Revolving Credit Lenders holding the Expiring Credit Commitments at the Maturity Date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the Maturity Date of the Expiring Credit Commitment.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
To induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Secured Parties on the date of each Credit Extension hereunder that:
SECTION 3.01.    Existence, Qualification and Power. (a) Each Loan Party and each Restricted Subsidiary (i) is a corporation, limited liability company, trust, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation; (ii) has all requisite power and authority to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party; (iii) has all requisite governmental licenses, permits, authorizations, consents and approvals to carry on its business and (iv) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clauses (i) (other than with respect to the Borrower), (ii)(A), (iii) and (iv), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)As of the Effective Date, Schedule 3.01 annexed hereto sets forth each Loan Party’s name as it appears in official filings, state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number, if any.
SECTION 3.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, have (i) been duly authorized by all necessary corporate or other organizational action, and (ii) do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under or require any payment to be made under (1) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, in each case under this clause (b), which has had or would reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation of any Lien upon any asset of any Loan Party or any guarantee by any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents or otherwise permitted to be incurred under Section 4.06 of Annex I and guarantees in favor of the Administrative Agent or otherwise permitted to be incurred under Sections 4.04 or 4.05 of Annex I); (d) violate any applicable Law where such violation has had or would reasonably be expected to have a Material Adverse Effect; (e) result in any “change of control” offer or similar offer being required to be made under any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries; or (f) result in the application of any of the consolidation, merger, conveyance, transfer or lease of assets (however so denominated) provisions of any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, where in case of clauses (e) and (f), any such requirement or the application of any such provision has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 3.03.    Governmental Authorization; Other Consents. No approval, consent (including, the consent of equity holders or creditors of any Loan Party or a Restricted Subsidiary), exemption, authorization, license or other action by, or notice to, or filing with, any Governmental Authority or regulatory body or any other Person is necessary or required for the grant of the security interest by such Loan Party or such Restricted Subsidiary of the Collateral pledged by it pursuant to the Security Documents or for the execution, delivery or performance by, or enforcement against, any Loan Party or any Restricted Subsidiary of this Agreement or any other Loan Document, except for (a) filings or registrations necessary to perfect the Liens created under the Security Documents (including the first priority (subject to any Intercreditor Agreement (on and after the execution thereof)) nature thereof), (b) such approvals, consents, exemptions, authorizations, licenses, actions, notices or filings which have been obtained or made prior to the date of such pledge, execution, delivery or performance and are in full force and effect and (c) such approval, consent, exemption, authorization, license or other action by the failure of which to obtain or make has not had or would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.04.    Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.05.    Financial Statements; No Material Adverse Effect. (a) The Original Financial Statements delivered to the Lead Arrangers as of the Effective Date (i) were prepared in accordance with GAAP, as applicable, consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the entities therein (prior to giving effect to the Transactions) as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP, as applicable, consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to, with respect to financial statements that are not Audited Financial Statements, the absence of footnotes and to normal year-end audit adjustments; provided¸ however, that this representation is made only to the knowledge of the Borrower with respect to financial statements of entities that were not Subsidiaries of the Borrower as of the date of such financial statements.
(b)Since January 1, 2020, there has not occurred any Material Adverse Effect or any event, condition, change or effect that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)As of the Funding Date, to the best knowledge of the Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or would reasonably be expected to result in a misstatement in any material respect, in any financial information contained in the Audited Financial Statements delivered or to be delivered to the Administrative Agent or the Lenders, of the assets, liabilities, financial condition or results of operations of the Group Members on a Consolidated basis.
SECTION 3.06.    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, overtly threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties, rights or revenues that (a) purport to materially and adversely affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
SECTION 3.07.    No Default. No Loan Party or Restricted Subsidiary is in default under or with respect to any Material Indebtedness. No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 3.08.    Ownership of Properties; Liens; Debt. (a) Each Loan Party and each Restricted Subsidiary has good and marketable title in fee simple to or valid leasehold interests in, or easements or other limited property interests in, all Real Estate necessary or used in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 4.06 of Annex I and except as does not have and would not reasonably be expected to have a Material Adverse Effect.
(b)There are no Liens on property or assets material to the conduct of the business of each Loan Party and each Restricted Subsidiary, other than Liens permitted pursuant to Section 4.06 of Annex I.
(c)As of the Effective Date, Schedule 3.08(c) sets forth a complete and accurate list of all Indebtedness of each Loan Party and its Restricted Subsidiaries, in each case in excess of $35 million, showing the amount, obligor or issuer and maturity thereof and whether such Indebtedness is secured by a Lien. As of the Closing Date, no Loan Party has incurred any Indebtedness since the Effective Date, except for Indebtedness pursuant to this Agreement and the issuance of the Senior Notes and Senior Secured Notes or as would have been permitted pursuant to Section 4.04 of Annex I.
SECTION 3.09.    Environmental Compliance. (a) No Loan Party or Restricted Subsidiary (i) has failed to comply in all material respects with applicable Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any material Environmental Liability or (iv) has a Responsible Officer with knowledge of any basis for any material Environmental Liability, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)(i) None of the properties currently or formerly owned or operated by any Loan Party or Restricted Subsidiary is or was listed or, to the knowledge of any Responsible Officer was proposed for listing on the NPL or on the CERCLIS or any analogous state or local list at any time while such property was owned by such Loan Party or, to the knowledge of any Responsible Officer, at any time prior to or after such property was owned by such Loan Party, and, to the knowledge of any Responsible Officer, no property currently owned or operated by any Loan Party or Restricted Subsidiary is adjacent to any such property, in each case in connection with any matter for which any Loan Party or Restricted Subsidiary would have any material Environmental Liability; (ii) there are no, or, to the knowledge of any Responsible Officer, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or Restricted Subsidiary in violation of any Environmental Laws or, to the knowledge of any Responsible Officer, on any property formerly owned or operated by any Loan Party or Restricted Subsidiary; (iii) there is no friable asbestos or friable asbestos-containing material on any property currently owned or operated by any Loan Party or Restricted Subsidiary; (iv) Hazardous Materials have not been Released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or Restricted Subsidiary in violation of any Environmental Laws; and (v) to the knowledge of any Responsible Officer, there are no pending or threatened Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by any Loan Party or Restricted Subsidiary, and to the knowledge of any Responsible Officer, no actions by any Governmental Authority have been taken or are in process which would subject any of such properties or assets to such Liens, except, in the case of clauses (i) through (v) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)No Loan Party or Restricted Subsidiary is undertaking, and no Loan Party or Restricted Subsidiary has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law that has or would reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or Restricted Subsidiary have been disposed of in a manner not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.
SECTION 3.10.    Insurance. The properties of the Loan Parties and the Restricted Subsidiaries are insured with financially sound and reputable insurance companies (including any Captive Insurance Affiliate) in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks (including workers’ compensation, commercial general liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or Restricted Subsidiary operates. As of the Closing Date, each material insurance policy required to be maintained pursuant to Section 5.07 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
SECTION 3.11.    Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Loan Parties and the Restricted Subsidiaries have filed all US federal, state and other tax returns and reports (collectively, the “Tax Returns”) required to be filed, and all such Tax Returns are true, correct and complete in all respects, and have paid when due and payable (subject to any grace periods) all US federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect.
SECTION 3.12.    Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken individually or together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan, if such Plan or Plans were to be terminated (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or any successor thereto) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan allocable to such accumulated benefit obligations.
SECTION 3.13.    Subsidiaries; Capital Stock. As of the Effective Date, (a) the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 3.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and the percentage interest of such Loan Party therein; (b) the outstanding Capital Stock in such Subsidiaries described on Part (a) of Schedule 3.13 as owned by a Loan Party (or a Subsidiary of a Loan Party) have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) free and clear of all Liens, other than Permitted Liens; (c) except as set forth in Schedule 3.13, there are no outstanding rights to purchase any Capital Stock in any Restricted Subsidiary and (d) all of the outstanding Capital Stock in the Loan Parties have been validly issued, and are fully paid and non-assessable and, with respect to the Loan Parties and their direct Subsidiaries, are owned in the amounts specified on Part (c) of Schedule 3.13 free and clear of all Liens other than Permitted Liens permitted to be incurred pursuant to Section 4.06 of Annex I; in each of the foregoing clauses (a) through (d), including such modifications or supplements to Schedule 3.13 as have been delivered by the Borrower to the Administrative Agent from time to time. As of the Funding Date, the copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.02 are true and correct copies of each such document, each of which is valid and in full force and effect.
SECTION 3.14.    Margin Regulations; Investment Company Act. (a) No Loan Party or Restricted Subsidiary is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulations T, U or X.
(b)None of the Loan Parties or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
SECTION 3.15.    Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished to the Lenders, it being understood that such projections may vary from actual results and that such variations may be material, and using due care in the preparation of such information, report, financial statement or certificate; provided, further, that with respect to any such information regarding the Borrower and its Restricted Subsidiaries prior to the Closing Date, the foregoing representation and warranty shall be made to the knowledge of the Borrower.
SECTION 3.16.    Compliance with Laws. Each of the Loan Parties and the Restricted Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.17.    Intellectual Property; Licenses, Etc. The Loan Parties and the Restricted Subsidiaries own, or possess the right to use, all of the intellectual property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best of the knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or Restricted Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best of the knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
SECTION 3.18    Labor Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters in any material respect.
SECTION 3.19.    Security Documents. Subject to the Legal Reservations, the Security Documents create or will create when executed, to the extent purported to be created thereby, in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.20.    Solvency. (a) As of the Funding Date, after giving pro forma effect to the Transactions, the Borrower is Solvent.

(b)No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
SECTION 3.21.    Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.
SECTION 3.22.    Material Contracts. No Loan Party is in breach or in default in any material respect of or under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract, in each case, that has had or would reasonably be expected to have a Material Adverse Effect.
SECTION 3.23.    Financial Sanctions List. No member of the Borrower Group or any of its Affiliates is on a Sanctions List.
SECTION 3.24.    Sanctions. (a) No Group Member is using or will use the proceeds of this Agreement for the purpose of financing or making funds available directly or indirectly to any person or entity which is listed on a Sanctions List, or located in a Sanctioned Country, to the extent such financing or provision of funds would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions, including but not limited to OFAC sanctions where such financing or provision of funds is or would be conducted by a person in the United States of America.
(b)No Group Member is contributing or will contribute or otherwise make available the proceeds of this Agreement to any other person or entity for the purpose of financing the activities of any person or entity which is listed on a Sanctions List, or located (or ordinarily resident) in a Sanctioned Country, to the extent such contribution or provision of proceeds would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions (including but not limited to OFAC sanctions where such contribution or provision of proceeds is or would be conducted by a person in the United States of America).
(c)To the best of its knowledge and belief (having made due and careful enquiry) no Group Member: (i) has been or is targeted under any Sanctions; or (ii) has violated or is violating any applicable Sanctions.
SECTION 3.25.    Anti-Terrorism; Anti-Corruption. To the extent applicable, each of the Loan Parties and the Restricted Subsidiaries is in compliance in all material respects with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA PATRIOT Act; and (c) anti-corruption laws and regulations, including the Bribery Act 2010 (the “BA”) and the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage or otherwise in violation of any applicable anti-bribery laws and regulations, including the BA and FCPA. The Borrower confirms to each Lender that any Loans made to it under this Agreement will be made solely for its own account or for the account of a member of the Borrower Group.
ARTICLE IV

CONDITIONS OF LENDING
SECTION 4.01.    Conditions to Effectiveness. The effectiveness of this Agreement and the Commitments of the Lenders to make any Credit Extension on the Funding Date (subject to Section 4.02) hereunder are subject to the satisfaction of the following conditions:
(a)The Administrative Agent shall have received this Agreement duly executed and delivered (or counterparts hereof) by the Borrower.
(b)The Agent Fee Letter shall have been duly executed by the Borrower and the Administrative Agent.
SECTION 4.02    Conditions to Funding. The obligations of the Lenders to make any Credit Extension hereunder on the Funding Date are subject to the satisfaction (or waiver by the Lead Arrangers) of the following conditions:
(a)The Funding Date shall be a Business Day on or before the Longstop Date (but no later than January 24, 2021 in the case of the Initial Term Loans.
(b)The Administrative Agent shall have received, on behalf of itself and the Lenders, a legal opinion of Ropes & Gray International LLP, New York counsel for the Borrower, in form reasonably acceptable to the Administrative Agent (i) dated the Effective Date, (ii) addressed to the Administrative Agent, the Collateral Agent and the Lenders and (iii) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.
(c)The Administrative Agent (or its counsel) shall have received:
(i)A copy of the Organization Documents of each Loan Party.
(ii)A certificate of good standing in respect of each Loan Party.
(iii)A copy of a resolution of the board or, if applicable, a committee of the board, of directors of each Loan Party (A) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party; (B) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; and (C) authorizing a specified person or persons, on its behalf, to sign and/or deliver all documents and notices (including, if relevant, any Borrowing Request) to be signed and/or delivered by it under or in connection with the Loan Documents to which it is a party.
(iv)A specimen of the signature of each person authorised by the resolution in relation to the Loan Documents and related documents.
(v)A secretary’s certificate or officer’s certificate (as applicable) of each Loan Party in a form reasonably satisfactory to the Administrative Agent.
(vi)A Borrowing Request with respect to the Initial Term Loans and any Revolving Credit Loans to be made on the Funding Date meeting the requirements of Section 2.03 (subject solely to the conditions precedent for such Borrowing set forth in this Section 4.02).
(d)The Administrative Agent shall have received, at least three Business Days prior to the Funding Date, (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) a Beneficial Ownership Certification for the Borrower to the extent that it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case, that has been reasonably requested by the Lenders at least 10 days prior to the Funding Date.
(e)If the Funding Date occurs prior to the Closing Date, the Administrative Agent shall have received (i) the Loan Escrow Agreement duly executed and delivered (or counterparts thereof) by the Borrower and the Loan Escrow Agent and (ii) the Loan Escrow Guarantee Agreement duly executed and delivered (or counterpart thereof) by the Loan Escrow Guarantor and the Borrower.
(f)(i) The Purchase Agreement shall not have been modified, amended or waived in any respect that is material and adverse to the Lead Arrangers or the Lenders without the prior consent of the Lead Arrangers (such consent not to be unreasonably, withheld, delayed or conditioned) and (ii) the Purchase Agreement remains in full force and effect.
(g)A certificate from the chief financial officer (or other Responsible Officer) of the Borrower, substantially in the form attached as Exhibit I hereto, certifying that the Borrower is Solvent (after giving effect to the Transactions on a pro forma basis).
(h)Each Major Representation and Specified Purchase Agreement Representation (collectively, the “Funding Date Representations”) is true and correct in all material respects (except for Funding Date Representations that are already qualified by materiality or “Material Adverse Effect”, which representations and warranties shall be true and correct in all respects after giving effect to such materiality or “Material Adverse Effect” qualification) as of the Funding Date (unless such Funding Date Representations relate to an earlier date, in which case, such Funding Date Representations shall have been true and correct in all material respects (except for Funding Date Representations that are already qualified by materiality or “Material

Adverse Effect”, which representations and warranties shall be true and correct in all respects after giving effect to such materiality or “Material Adverse Effect” qualification) as of such earlier date); provided that to the extent any of the Specified Purchase Agreement Representations are qualified or subject to “Material Adverse Effect,” the definition thereof shall be “Material Adverse Effect” as defined in the Purchase Agreement for purposes of any such representations and warranties made or to be made on, or as of, the Funding Date.
(i)If the Funding Date occurs on the Closing Date, (i) the Borrower and the Parent Guarantor shall have duly executed the Facility Guaranty, the Pledge and Security Agreement and the Closing Date Intercreditor Agreement Supplement, (ii) all fees and expenses (in the case of expenses, to the extent invoiced at least three Business Days prior to the Closing Date but excluding any legal fees and expenses (except as otherwise reasonably agreed by the Borrower)) required to be paid to the Commitment Parties (as defined in the Commitment Letter) on the Closing Date shall have been paid, (iii) since January 1, 2020, there shall not have occurred or be continuing any “Material Adverse Effect” (as defined in the Purchase Agreement) and (iv) the Disposition shall have been consummated (or shall be consummated substantially concurrently) in accordance with the Purchase Agreement in all material respects.
Notwithstanding the foregoing and in the event the Funding Date occurs on the Closing Date, to the extent any security interest in any Collateral of the Borrower or the Parent Guarantor (other than to the extent a Lien on such Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code) is not or cannot be provided and/or perfected on or prior to the Closing Date after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, the provision and/or perfection of security interests in such Collateral shall not constitute a condition precedent to the availability or initial funding of the Term Facilities or Revolving Credit Facilities on or prior to the Closing Date but shall instead be required to be delivered, provided, and/or perfected within 30 days after the Closing Date (or such later date as may be reasonably agreed by the Borrower and the Administrative Agent).
SECTION 4.03.    Conditions to All Credit Extensions. The obligations of the Lenders to make Credit Extensions hereunder on any date (each, a “Borrowing Date”) (other than on the Funding Date or on the Borrowing Date under any Incremental Loan Assumption Agreement, Extension Amendment or Refinancing Amendment) are subject to the satisfaction of the following conditions:
(a)(i) (x) in the case of any Revolving Credit Borrowing proposed to be made after the Funding Date but prior to the Closing Date, (1) the representations and warranties made by (A) the Borrower set forth in Sections 3.14, 3.24(a) and the second sentence of Section 3.25 (in the case of Section 3.24(a) and 3.25 solely with respect to the use of the proceeds of such Revolving Credit Borrowing) and (B) the Loan Escrow Guarantor set forth in Section 2.5 of the Loan Escrow Guarantee Agreement shall, in each case, be true and correct in all material respects (except that this materiality qualifier shall not be applicable to any representation or warranty that is already qualified by materiality or “Material Adverse Effect”), on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that this materiality qualifier shall not be applicable to any representation or warranty that is already qualified by materiality or “Material Adverse Effect”), on and as of such earlier date, (2) the Loan Escrow Guarantee Agreement remains in full force and effect and (3) the condition set forth in Section 4.02(f) is satisfied on and as of the date of such Borrowing and (y) in the case of any other Credit Extension, the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (except that this materiality qualifier shall not be applicable to any representation or warranty that is already qualified by materiality or “Material Adverse Effect”), on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that this materiality qualifier shall not be applicable to any representation or warranty that is already qualified by materiality or “Material Adverse Effect”), on and as of such earlier date and (ii) other than in the case of any Revolving Credit Borrowing proposed to be made after the Funding Date and prior to the Closing Date, no Default shall exist or would result from such proposed Credit Extension or the application of the proceeds therefrom.
(b)The Administrative Agent shall have received a Request for Credit Extension as required by Article II.
Each Request for Credit Extension (other than a Borrowing Request requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Loans or SOFR Loans) submitted by the Borrower after the Funding Date pursuant to this Section 4.03 shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V

COVENANTS
The Borrower and each Guarantor covenant and agree with each Lender that from and after the Closing Date, so long as this Agreement shall remain in effect, and until the Commitments have been terminated and the principal of and interest on each Loan and all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations not then due and payable), or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the L/C Issuer), or unless the Required Lenders shall otherwise consent in writing, the Borrower and each Guarantor will, and will, to the extent provided below, cause each of the Restricted Subsidiaries to comply with the covenants set forth in Annex I and to:
SECTION 5.01.    Projections. Deliver to the Administrative Agent (for distribution to each Lender), together with the delivery of reports required to be delivered pursuant to Section

4.10(a)(1) of Annex I, forecasts prepared using fiscal periods for any applicable fiscal years (including, if applicable, the fiscal year in which the Maturity Date occurs) as customarily prepared by management of the Borrower for its internal use (the “Projections”), which shall be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material.
SECTION 5.02.    Certificates; Other Information. (a) Deliver to the Administrative Agent and, upon the Administrative Agent’s request each Lender, in form and detail satisfactory to the Administrative Agent:
(i)promptly after the receipt thereof by the Borrower and its Restricted Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;
(ii)promptly after the request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and
(iii)promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
(b)Documents required to be delivered pursuant to Section 4.10 of Annex I may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) specified in Section 9.01 with respect to e-mail communications, (ii) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01(a); or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (x) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or e-mail) of the posting of any such documents and (y) if for any reason the Administrative Agent is unable to obtain electronic versions of the documents posted, promptly upon the Administrative Agent’s request provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(c)The Borrower hereby acknowledges and agrees that all financial statements and certificates furnished pursuant to Section 4.10(a)(1) and Section 4.10(a)(2) of Annex I are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders, as contemplated by Section 9.01(f) and may be treated by the Administrative Agent and the Lenders as if the same has been marked “PUBLIC” in accordance with such paragraph.
SECTION 5.03.    Notices. Promptly notify the Administrative Agent of: (a) as soon as possible after a Responsible Officer of the Borrower knows thereof, the occurrence of any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b)as soon as possible after a Responsible Officer of the Borrower knows thereof, any filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Borrower or any of the Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and
(c)(i) promptly upon becoming aware of the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action the Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of such documents and governmental reports and filings relating to any Plan or Multiemployer Plan as Administrative Agent shall reasonably request.
Each notice pursuant to this Section 5.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 5.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
SECTION 5.04.    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material Taxes, assessments and governmental charges or levies upon it or its properties, assets, income or profits before the same shall have become delinquent or in default, (b) all lawful claims (including claims of landlords, warehousemen, freight forwarders and carriers, and all claims for labor materials and supplies or otherwise) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case under clauses (a) or (b), where (i) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation or (ii) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.    Preservation of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Article V of Annex I if, other than in respect of the Borrower, the failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that in no event shall the Borrower change its jurisdiction of organization to a jurisdiction other than the United States of America, or any State of the United States or the District of Columbia; (b) take all necessary action to maintain and keep in full force and effect all rights, privileges, permits, licenses and franchises material to the normal conduct of its business if the failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (c) preserve or renew all of its intellectual property, except to the extent such intellectual property (i) is no longer used or useful in the business of any Loan Party or Restricted Subsidiary and (ii) is not otherwise material to the business of the Loan Parties and Restricted Subsidiaries, taken as a whole, in any respect.
SECTION 5.06.    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment material to the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all repairs thereto and renewals, improvements, additions and replacements thereof necessary in order that the business carried on in connection therewith may be properly conducted at all times except, in each case, if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 5.07.    Maintenance of Insurance. Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable insurance companies at the time the relevant coverage is placed or renewed and that are not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in a Similar Business).
SECTION 5.08.    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
SECTION 5.09.    Books and Records; Accountants; Maintenance of Ratings. (a)    Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP, IFRS, or local generally accepted accounting principles, as the case may be, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b)At all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and shall instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss, with a representative of the Borrower present, the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent.
(c)Use commercially reasonable efforts to cause the Term Facility to be continuously rated by S&P and Moody’s, and use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of the Borrower.
SECTION 5.10.    Inspection Rights. Subject to any applicable confidentiality undertakings or stock exchange regulations, permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm at such reasonable times during normal business hours upon reasonable advance notice to the Borrower; provided that the Administrative Agent shall not exercise such rights more than twice in any calendar year and only one such exercise will be at the expense of the Loan Parties; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours upon reasonable advance notice to the Borrower.
SECTION 5.11.    Use of Proceeds. (a) Upon release from the Loan Escrow Account, use all of the proceeds of the Initial Term Loans solely to consummate the Transactions.
(b)Apply any amount drawn under the Revolving Credit Facilities (i) on and after the Funding Date to fund any interest with respect to any Term Loans, the Senior Notes, Senior Secured Notes or any bridge loans or rollover loans in lieu thereof, and original issue discount or upfront fees required to be funded under the “market flex” provisions of the Arranger Fee Letter,(ii) on or prior to the Closing Date, to fund the Special Distribution and pay any fees and expenses in connection with the Transactions, in an aggregate amount for this clause (ii) not to exceed the Closing Date Revolving Available Amount and (iii) after the Closing Date, for working capital, capital expenditures and general corporate purposes (including acquisitions, Permitted Investments, Restricted Payments and other transactions not prohibited by this Agreement).
(c)The Borrower will not request any Borrowing, and the Borrower shall not use, directly or indirectly, and shall procure that no Group Member will, directly or indirectly, use the proceeds of any Borrowing (i) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any person or entity which is listed on a Sanctions List or owned or controlled by a person or entity listed on a Sanctions List, or in any Sanctioned

Country or (ii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.12.    [Reserved.]
SECTION 5.13.    Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents) which the Administrative Agent may reasonably request, to carry out the terms and conditions of this Agreement and the other Loan Documents and to establish, maintain, renew, preserve or protect the rights and remedies of Administrative Agent and other Secured Parties hereunder and under the other Loan Documents, or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties agree to provide to the Administrative Agent, from time to time upon its reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
SECTION 5.14.    Post-Closing Guarantee and Security Requirements. (a) (i) each Subsidiary of the Borrower set forth on Schedule 5.14(a) (an “Initial Loan Party”), (ii) each Material Subsidiary (other than an Excluded Subsidiary) and (iii) any other Restricted Subsidiary that guarantees any Public Debt or any syndicated credit facilities of the Borrower or the Guarantors (except if the amount of such Public Debt or syndicated credit facilities is not greater than $35 million) to (A) become a Guarantor hereunder by executing and delivering to the Administrative Agent a Facility Guaranty Joinder and execute and deliver a Closing Date Intercreditor Agreement Supplement to the Administrative Agent and Collateral Agent and grantor supplements or acknowledgements with respect to any other Intercreditor Agreement then in effect, (B) become a Grantor under the Pledge and Security Agreement by executing and delivering to the Collateral Agent (along with copies to the Administrative Agent) a Pledge Supplement, as may be required to confer on the Collateral Agent security over the Collateral no later than (x) three Business Days after the Closing Date (or 90 days after the Closing Date, with respect tonetwork assets)in the case of the Initial Loan Parties or (y) 30 days after the date the relevant Restricted Subsidiary becomes a Material Subsidiary (other than an Excluded Subsidiary) or (z) in the cause of clause (a)(iii) above, concurrently with the provision of such guarantee, or in each case, such later date as may be reasonably agreed by the Borrower and the Administrative Agent and (C) execute and/or deliver to the Administrative Agent and Collateral Agent as applicable (x) customary legal opinions of counsel to the Borrower, in form reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and the Lenders and covering substantially the same matters relating to the Loan Documents as the matters covered in any opinion provided on the Funding Date pursuant to Section 4.02, other than where the customary practice in the relevant jurisdiction differs with respect to providing opinions, in which case such opinions may be provided by counsel to the Administrative Agent, (y) the documents specified in clauses Section 4.02(c)(i) – (v), substantially in the same form as agreed to be provided with respect to the Borrower as of the Funding Date, subject to any changes required by the law of the jurisdiction of organization of the relevant Loan Party or customary for such jurisdiction; and (z) if required by the relevant

Security Documents, stock, share or membership certificates and corresponding blank powers or equivalent transfer forms as applicable with respect to the Borrower and the Restricted Subsidiaries of the Borrower (except the extent constituting Excluded Assets pursuant to clause (l) of the definition thereof);
(b) Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that (i) the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guarantee by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and each Lender hereby consents to any such extension of time, (ii) any joinder or supplement to any Loan Guarantee, any Security Document or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to this Section 5.14 may, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), include such schedules (or updates to schedules) or limitations as may be necessary to qualify any representation or warranty with respect to such Restricted Subsidiary set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document, (iii) no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement, (iv) no Loan Party shall be required to take any supplemental perfection action with respect to Collateral constituting intellectual property, other than any supplemental filings with the U.S. Copyright Office or the U.S. Patent and Trademark Office, (v) in no event shall notices be required to be sent, nor shall the Administrative Agent or Collateral Agent be permitted to send to account debtors or other contractual third-parties prior to the occurrence and during the continuation of an Event of Default, (vi) no Loan Party will be required to (A) take any action outside the U.S. to grant or perfect any security interest in any asset located outside of the U.S. (other than as may be perfected by the filing of a UCC financing statement), (B) execute any security agreement, pledge agreement, mortgage, deed or charge governed by the laws of a jurisdiction other than the U.S. or (C) make any intellectual property filing, conduct any intellectual property search or prepare any schedule of intellectual property, in each case, in a jurisdiction other than the U.S., (vii) in no event will the Collateral include any Excluded Asset, (viii) no Loan Party shall be required to perfect a security interest in any asset to the extent perfection of a security interest in such asset would be prohibited under any applicable Requirement of Law, (ix) any Lien required to be granted from time to time pursuant to this Section 5.14 shall be subject to the exceptions and limitations set forth in the Security Documents and (x) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other Tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably agreed by the Borrower and the Administrative Agent.
SECTION 5.15.     Sanctions. (a) Not (i) contribute or otherwise make available the proceeds of this Agreement, directly or indirectly, to any person or entity (whether or not related to any member of the Borrower Group) for the purpose of financing the activities of any person or entity which is listed on a Sanctions List, or owned or controlled by a person or entity listed on a Sanctions List, or currently located in a Sanctioned Country, to the extent such contribution or provision of proceeds would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions, including but not limited to OFAC sanctions where such contribution or provision of proceeds is or would be conducted by a person in the United States of America; or (ii) fund all or part of any repayment under this Agreement out of proceeds derived from transactions which would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions.
(b)The Borrower and each Guarantor shall (and the Borrower shall ensure that each member of the Borrower Group will) ensure that appropriate controls and safeguards are in place designed to prevent any proceeds of this Agreement from being used contrary to Section 5.15(a).

ARTICLE VI
FINANCIAL COVENANT
SECTION 6.01. Leverage Based Financial Covenant. From and after the Closing Date, so long as this Agreement shall remain in effect, and until the Commitments have been terminated and the principal of and interest on each Loan and all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification obligations not then due and payable), or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the L/C Issuer), the Borrower will not: ~~SECTION 6.01Financial Covenant.~~ permit the Consolidated Net Senior Secured Leverage Ratio to be greater than 7.3:1.0 as of any Compliance Date (the “Financial Covenant”).
SECTION 6.02. Additional Financial Covenants. From and after the Extension
Amendment No. 1 Effective Date and prior to the 2027 Revolving Facility Maturity Date, the Borrower will not:

a.to the extent that any Restricted Subsidiary owns, or holds exclusive licenses or rights to, any Material Intellectual Property, designate such Restricted Subsidiary as an Unrestricted Subsidiary. Notwithstanding anything to the contrary in this Agreement, no Loan Party or any of its Restricted Subsidiaries shall (whether by Investment, Restricted Payment, Disposition or otherwise) transfer any ownership right, or exclusive license or exclusive right to, any Material Intellectual Property to any Unrestricted Subsidiary (including by transferring any Capital Stock of a member of the Group to an Unrestricted Subsidiary); and no Unrestricted Subsidiary shall own, or hold exclusive licenses or rights to, any Material Intellectual Property;
b.request for any Guarantor to be released from its Loan Guarantee in connection with any transaction (i) that constitutes a transfer of the Capital Stock in such Guarantor to an Affiliate of the Borrower or to any Restricted Subsidiary, (ii) the primary purpose of which is to obtain a release of such Guarantor from its Loan Guarantee (as determined in good faith by the Borrower), (iii) for which there is no other bona fide business purpose and (iv) that, after giving effect to such transaction, such Guarantor continues to be a Restricted Subsidiary; or
c.make any Restricted Payments pursuant to Section 4.05(b)(17) of Annex I to this Agreement; provided that the Borrower shall be permitted to make Restricted Payments pursuant to Section 4.05(b)(17) of Annex I to this Agreement so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), and after giving pro forma effect to any such Restricted Payment, the Consolidated Net Leverage Ratio would be no greater than 6.09 to 1.00.
The provisions of this ~~Section 6.01~~Article VI are for the benefit of the Revolving Credit Lenders only and the Required Revolving Credit Lenders may amend, waive or otherwise modify ~~this~~ Section 6.01, Section 6.02 or the defined terms used for purposes of ~~this~~ Sections 6.01 or 6.02 or waive any Default or Event of Default resulting from a breach of ~~this~~ Section 6.01 or waive any Extension Breach resulting from a breach of Sections 6.02(a), (b) or (c) (any such breach, an “Extension Breach”) without the consent of any Lenders other than such Required Revolving Credit Lenders in accordance with the provisions of Section 9.08. Notwithstanding anything to the contrary herein, when calculating the Consolidated Net Senior Secured Leverage Ratio for the purposes of ~~this~~ Section 6.01, the events described in clauses (a) through (c) of the definition of “Pro Forma EBITDA” that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect. For the avoidance of doubt, any breach by the Borrower of the provisions of Section 6.02 shall not constitute a Default or an Event of Default and the only consequences to the Borrower of any such Extension Breach shall be the acceleration of the 2027 Revolving Facility Maturity Date.
ARTICLE VII
EVENTS OF DEFAULT
SECTION 7.01.    Events of Default. In case of the occurrence of any of the following events on or after the Funding Date (“Events of Default”):
(a)Non-Payment. Any Loan Party fails to pay when and as required to be paid herein, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, (i) any amount of principal of any Loan or (ii) any interest on any Loan, or any fee due hereunder, within five Business Days of the due date or (iii) any other amount payable hereunder or under any other Loan Document, within five Business Days of the due date; or
(b)Specific Covenants. Any Loan Party or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Sections 5.03(a), 5.05(a), 5.11(a) or 6.01 or Article IV of Annex I to this Agreement (other than Section 4.10 and 4.13 of Annex I); provided that the Financial Covenant is subject to cure pursuant to Section 7.03; provided, further, that the Borrower’s failure to comply with the Financial Covenant shall not constitute an Event of Default with respect to any Term Loans or Term Commitments unless and until the

Required Revolving Credit Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding thereunder to be due and payable pursuant to the second to last paragraph of this Section 7.01; or
(c)Other Defaults. Any Loan Party or any Restricted Subsidiary fails to perform or observe (i) any term, covenant or agreement set forth in Section 5.14 of this Agreement and such failure continues for five Business Days or (ii) any other term, covenant or agreement (not specified in Sections 7.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the date written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary herein (excluding (solely in respect of the Funding Date and any other date prior to the Closing Date on which any extension of credit is made hereunder) those representations and warranties in Article III hereof the accuracy of which is not a condition to the Funding Date set forth in Section 4.02 or the making of such extension of credit), or in any other Loan Document, or in any document, report, certificate, financial statement or other instrument required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made, except that such materiality qualifier shall not be applicable to any representation or warranty that is already qualified by materiality or “Material Adverse Effect”; or
(e)Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (other than in accordance with its terms) and as a result thereof, a Material Adverse Effect would occur or would reasonably be expected to occur; or any Loan Party or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Loan Document (other than as a result of the discharge of such Loan Party in accordance with the terms of the applicable Loan Document), or purports in writing to revoke, terminate or rescind any provision of any Loan Document; (ii) any security interest under the Security Documents shall, at any time, cease to be in full force and effect (other than in accordance with the terms of the relevant Security Document, any Intercreditor Agreement (on and after the execution thereof), any Additional Intercreditor Agreement (on and after the execution thereof) and this Agreement) with respect to Collateral having a Fair Market Value in excess of $10 million for any reason other than the satisfaction in full of all obligations under this Agreement or the release of any such security interest in accordance with the terms of this Agreement, any Intercreditor Agreement (on and after the execution thereof), any Additional Intercreditor Agreement (on and after the execution thereof) or the Security Documents or any such security interest created thereunder shall be declared invalid or unenforceable and the Borrower shall assert in writing that any such security interest is invalid or unenforceable and any such Default continues for 10 days; or (iii) any Guarantee of the Loans of a Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a

Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Facility Guaranty or this Agreement) or is declared invalid or unenforceable in a judicial proceeding or any Guarantor denies or disaffirms in writing its obligations under its Facility Guaranty and any such Default continues for 10 days after the notice specified in this Agreement; or
(f)Cross-Default. (i) Any Loan Party or Restricted Subsidiary (A) fails to make any payment when due (regardless of amount and whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) prior to the expiration of any grace period provided in such Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with or without the giving of notice, lapse of time or both, such Indebtedness to be demanded, accelerated or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; provided, further, that the failure referred to in clause (B) is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of such Indebtedness or of the Loans pursuant to this Section 7.01 or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $35 million; or
(g)Bankruptcy. In relation to the Borrower, a Guarantor or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) any corporate action, legal proceedings or other procedure or step is taken in relation to: (A) a voluntary case; (B) the entry of an order for relief against it in an involuntary case; (C) the appointment of a custodian of it or for a substantial part of its property; (D) general assignment for the benefit of its creditors; or (E) admission in writing of its inability to pay its debts generally as they become due; or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Borrower, any Guarantor or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case; (B) appoints a custodian or administrator of the Borrower, any Guarantor or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for a substantial part of the property of the Borrower, any Guarantor or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or (C) orders the liquidation or winding up of the Borrower, any Guarantor or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days; or
(h)Judgments. Failure by the Borrower, a Guarantor or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $35 million (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage), which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final; or
(i)Change of Control. There occurs a Change of Control; or
(j)Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect; or (ii) there exists any fact or circumstance that would reasonably be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Code or under ERISA;
then, and in every such event (other than an event with respect to the Borrower described in clause (g)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and any obligation of the L/C Issuers to make L/C Credit Extensions; Article I declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees, other amounts payable and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; Article I require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and in any event with respect to the Borrower described in clause (g), the Commitments and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees, other amounts payable and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and the obligation of the Borrower to Cash

Collateralize the L/C Obligations as aforesaid shall automatically become effective; and Article I the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available under the Loan Documents or applicable law or in equity.
Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a failure to observe the Financial Covenant, the Administrative Agent shall only take the actions set forth in this Section 7.01 at the request of the Required Revolving Credit Lenders (as opposed to Required Lenders).
SECTION 7.02.    Application of Funds. After the exercise of remedies provided for in this Article VII (or after the Loans have automatically become immediately due and payable or the L/C Obligations have automatically been required to be Cash Collateralized as set forth in this Article VII), any amounts received on account of the Obligations shall (subject to any Intercreditor Agreement (on and after the execution thereof)) be applied by the Administrative Agent in the following order:
first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Section 2.20) payable to the Administrative Agent or the Collateral Agent, in their respective capacities as such;
second, to payment of that portion of the Obligations constituting indemnities, expenses, and other amounts (other than principal, interest and fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Section 2.20), ratably among them in proportion to the amounts described in this clause second payable to them;
third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, and fees, ratably among the Lenders in proportion to the respective amounts described in this clause third payable to them;
fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit) and any breakage, termination or other payments under Treasury Services Agreements or Swap Contracts, ratably among the Secured Parties in proportion to the respective amounts described in this clause fourth held by them;
fifth, to payment of all other Obligations ratably among the Secured Parties in proportion to the respective amounts described in this clause fifth held by them; and
last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.
Subject to Section 2.26(g), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.
SECTION 7.03.    Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01 or Section 7.02:
(a)For the purpose of determining whether an Event of Default under a Financial Covenant has occurred, the Borrower may on one or more occasions:
(i)designate any portion of the net cash proceeds from a sale or issuance of Capital Stock, other than any Disqualified Stock of the Borrower or any contribution to the common capital of the Borrower (or from any other contribution to capital or sale or issuance of any other Capital Stock on terms reasonably satisfactory to the Administrative Agent) (the “Cure Amount”) as an increase to Consolidated EBITDA for the applicable fiscal quarter; provided that (A) such amounts to be designated are actually received by the Borrower on or after the first day of such applicable fiscal quarter and on or prior to the 10th Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”), (B) such amounts do not exceed the aggregate amount necessary to cure any Event of Default under the relevant Financial Covenant as of such date and (C) the Borrower shall have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent any such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that is designated as the Cure Amount may be different than the amount necessary to cure any Event of Default under the relevant Financial Covenant and may be modified, as necessary, in a subsequent corrected notice delivered on or before the Cure Expiration Date (it being understood that in any event the final designation of the Cure Amount shall continue to be subject to the requirements set forth in clauses (A) and (B) above)); provided, further, that the Cure Amount used to calculate Consolidated EBITDA for one fiscal quarter shall be used and included when calculating Consolidated EBITDA for each Test Period that includes such fiscal quarter.
(b)The parties hereby acknowledge that this Section 7.03 may not be relied on for purposes of calculating any financial ratios other than for determining actual compliance with Article VI (and not pro forma compliance with Article VI that is required by any other provision of this Agreement) and shall not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash (and shall not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article IV of Annex I) with respect to the quarter with respect to which such Cure Amount was made other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

(c)In furtherance of clause (a) above, (i) upon actual receipt and designation of the Cure Amount by the Borrower, the relevant Financial Covenant shall be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the relevant Financial Covenant and any Event of Default under the relevant Financial Covenant (and any other Default arising solely as a result thereof) shall be deemed not to have occurred for purposes of the Loan Documents, and (ii) upon delivery to the Administrative Agent prior to the Cure Expiration Date of a notice from the Borrower stating its good faith intention to exercise its right set forth in this Section 7.03, neither the Administrative Agent on or after the last day of the applicable quarter nor any Lender may exercise any rights or remedies under Section 7.01 or Section 7.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Covenant (and any other Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been received and designated.
(d)(i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no cure right set forth in this Section 7.03 is exercised and (ii) there shall be no pro forma reduction in Indebtedness (directly or by way of netting) with the Cure Amount for determining compliance with the applicable Financial Covenant for the fiscal quarter with respect to which such Cure Amount was made.
(e)There can be no more than five (5) fiscal quarters in which the cure rights set forth in this Section 7.03 are exercised during the term of the ~~Initial~~ 2027 Revolving Credit Commitments.
ARTICLE 8
THE ADMINISTRATIVE AGENT; ETC.
(a)Each Lender and the other Secured Parties hereby irrevocably designates and appoints the Administrative Agent and the Collateral Agent as its agent hereunder and under the other Loan Documents. Each Lender hereby authorizes the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) to take such actions on its behalf and to exercise such powers and perform such duties as are delegated to such Agent by the terms hereof and thereof, together with such other actions and powers as are reasonably incidental thereto. The provisions of this Article VIII (except for paragraphs (g) and (h)) are solely for the benefit of the Agents and the Lenders, and neither the Borrower, nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or Collateral Agent, as applicable, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.
(b)Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral, the Security Documents, any Intercreditor Agreement and any Additional Intercreditor Agreement and to enter into the same at any time and from time to time. Subject to Section 9.08, Section 9.20 or Section 12 of the Facility Guaranty (as applicable) without further written consent or authorization from any Lender, the Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral in the circumstances set forth in Section 9.20, or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 9.08) have otherwise consented and/or (ii) release any Guarantor from the Loan Guarantee in the circumstances set forth in Section 12 of the Facility Guaranty, or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 9.08) have otherwise consented.
(c)The Person serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof (subject to securities law and other requirements of applicable law) as if it were not an Agent hereunder and without any duty to account therefor to the Lenders. The Borrower agrees to pay to the Administrative Agent all fees and expenses in accordance with any separate agreement between the Borrower and the Administrative Agent.
(d)Neither Agent shall have any duties or obligations except those expressly set forth herein and in the Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, (i) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Loan Documents); provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law and (iii) except as expressly set forth herein and in the other Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as the Administrative Agent and/or the Collateral Agent or any of its Affiliates in any

capacity. Without limiting the foregoing, neither Agent shall be liable for any action taken or not taken by it in accordance with any Intercreditor Agreement. Neither Agent (nor any of their respective Related Parties) shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII or Section 9.08), or for any action lawfully taken or omitted to be taken by such Agent or otherwise hereunder or under any Loan Document in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final non-appealable judgment. Neither Agent (nor any of their respective Related Parties) shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is actually received by an office of such Agent directly responsible for the administration of this Agreement from the Borrower or a Lender and stating that such notice is a notice of default. Neither Agent shall be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or (F) the perfection or priority of any security interest created or purported to be created under the Security Documents. The Agents shall have the right to request instructions from the Required Lenders at any time; which, in the case of the Collateral Agent, shall be determined by, and communicated by, the Administrative Agent. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent or any of its Related Parties as a result of such Agent or such other person acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Documents, or to inspect the properties, books or records of any Loan Party. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Documents, or to inspect the properties, books or records of any Loan Party. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement or any other Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made

(or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent, as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
(e)Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(f)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Persons. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Person or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Person.
(g)Each Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document or any other instrument or agreements referred herein or therein by or through any one or more sub-agents appointed by it provided, however, that solely in the case where an Agent no longer serves as the applicable withholding agent, if a sub-agent has been appointed to serve as withholding agent, any such sub-agent that such Agent may appoint to receive payments shall be a U.S. Person and a “Financial Institution” within the meaning of Treasury Regulations Section 1.1441-1 or any entity that has agreed to take “Primary Withholding Responsibility” within the meaning of Treasury Regulations Section 1.1441-1 for all payments under the Loan Documents (it being understood and agreed, for avoidance of doubt and without limiting the generality of this Section, that the Agent may perform any and all of its duties and exercise its rights and powers hereunder and thereunder, by or through one of more of its Affiliates). Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Term Facility as well as activities as Agent. Neither Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(h)Each Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (prior to the occurrence of a Specified Event of Default), to appoint a successor Agent (other than a Disqualified Person) who shall satisfy the requirements of the next succeeding sentence in the case of an Administrative Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 60 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which, in the case of the Administrative Agent, shall be (i) a financial institution with an office in New York, New York, or an Affiliate of any such financial institution and (ii) a U.S. person and a “Financial Institution” within the meaning of Treasury Regulations Section 1.1441-1 or any entity that has agreed to take “Primary Withholding Responsibility” within the meaning of Treasury Regulations 1.1441-1 for all payments under the Loan Documents. If the Person serving as the Administrative Agent is a Defaulting Lender, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person, remove such Person as the Administrative Agent, and appoint a successor Agent which shall satisfy the requirements in the immediately preceding sentence, with the consent of the Borrower so long as no Specified Event of Default is continuing. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 60th day after the date such notice of resignation or removal was given by such Agent, the Borrower or the Required Lenders, such Agent’s resignation shall become effective (and such Agent shall be discharged from its duties and obligations hereunder) and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Agent with the consent of the Borrower (prior to the occurrence of a Specified Event of Default). Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of the retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
(i)Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
(j)Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each Lead Arranger is named as such for recognition purposes only, and in its respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that the Lead Arrangers shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents. Without limitation of the foregoing, the Lead Arrangers in their respective capacities as such shall not, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.
(k)In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise to instruct the Collateral Agent, in accordance with any Intercreditor Agreement, or as otherwise provided thereby (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and Agents under Section 9.05) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same and, in either case, any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Section 9.05.
(l)To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the

Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Article VIII(l).
(m)Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified and secured to its satisfaction (including by way of pre-funding) by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. Neither Agent shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Loan Document.
(n)The agreements in this Article VIII shall survive the payment of all Obligations.
(o)Except as otherwise expressly set forth herein or in the Facility Guaranty or any Security Document, no Hedge Counterparty or Treasury Services Provider that obtains the benefits of Section 7.02, the Facility Guaranty or any Collateral by virtue of the provisions hereof or of the Facility Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than, if a Lender at such time, in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Treasury Services Agreements and Swap Contracts unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Counterparty or Treasury Services Provider. The Hedge Counterparties and Treasury Services Providers hereby authorize the Administrative Agent to enter into any Intercreditor Agreement, the Additional Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement and the Hedge Counterparty or Treasury Services Providers acknowledge that any such intercreditor agreement is binding upon the Hedge Counterparty or Treasury Services Providers.
(p)None of the Lead Arrangers shall have any duties or responsibilities hereunder in their respective capacities as such.
(q)In the event that the Borrower appoints or designates any Additional Arranger pursuant to Sections 2.22, 2.23 and 2.24, as applicable, unless otherwise set forth herein, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an arranger with respect to Incremental Loan Commitments or Refinancing Commitments, as applicable, shall be exercisable by and vest in such Additional Arranger, to the extent, and only to the extent, necessary to enable such Additional Arranger to exercise such rights, powers and privileges with respect to the Incremental Loan Commitments or Refinancing Commitments, as applicable, and to perform such duties with respect to such Incremental Loan Commitments or Refinancing Commitments, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Additional Arranger shall run to and be enforceable by either the Administrative Agent or such Additional Arranger as specifically set forth therein, and (ii) the provisions of this Article VIII and of Section 9.05 (obligating the Borrower to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall also inure to the benefit of such Additional Arranger, and all references therein to the Administrative Agent and/or Collateral Agent shall also be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Additional Arranger, as the context may require. Each Lender hereby irrevocably appoints any Additional Arranger to act on its behalf hereunder and under the other Loan Documents pursuant to Sections 2.22, 2.23 and 2.24, as applicable, and designates and authorizes such Additional Arranger to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Additional Arranger by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto.
ARTICLE IX
MISCELLANEOUS
SECTION 9.01.    Notices; Electronic Communications.
(a)Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i)if to the Borrower, to it at:
~~Nick Brown~~Christopher Yost
~~Nick.Brown@AlticeUSA~~Christopher.Yost@lightpathfiber.com
Cablevision Lightpath LLC
1111 Stewart Avenue
~~+1 917 589 9983~~
~~c/o Altice USA, Inc.~~
~~1 Court Square West~~
~~Long Island City~~Bethpage, NY ~~11101~~11714
United States of America

With a copy that shall not constitute notice to:

Michael Kazakevich
Michael.Kazakevich@ropesgray.com

+44-(0)7917-640894
Ropes & Gray LLP,
60 Ludgate Hill, 3rd floor,
London, EC4M 7AW
United Kingdom
With a copy that shall not constitute notice to:
Alexandru Mocanu
Alexandru.Mocanu@ropesgray.com
+44-(0)7546-458748
Ropes & Gray LLP,
60 Ludgate Hill, 3rd floor,
London, EC4M 7AW United Kingdom
With a copy that shall not constitute notice to:
Brian Steinhardt
bsteinhardt@stblaw.com
212-455-3802
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
United States of America

(ii)if to the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.01(b); and
(iii)if to a Lender, to such Lender at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto or as otherwise communicated in writing from time to time by such Lender to the Borrower and the Administrative Agent.
(iv)If to the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number set forth in Section 5.01(b) of the Closing Date Intercreditor Agreement.
(b)All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.
(c)As agreed to among the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(d)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the intended recipient’s receipt of the notice or communication, which shall be evidenced by an acknowledgment from the intended recipient (such as by the “delivery receipt” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; provided, further, that if the sender receives an “out-of-office” reply e-mail containing instructions regarding notification to another person in the intended recipient’s absence, such notice or other communication shall be deemed received upon the sender’s compliance with such instructions, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(e)The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the e-mail address referred to below has not been provided by the Administrative Agent to the Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Article IV of Annex I hereof or under Article V hereof, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, or a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an e-mail address as directed by the Administrative Agent. In addition, the Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(f)The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their respective securities for purposes of United States federal and state securities laws) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC” and the Borrower agrees that the following documents may be distributed to all Lenders (including Public Lenders) unless, solely with respect to the documents described in clauses (B) and (C) below, the Borrower advises the Administrative Agent in writing (including by e-mail) within a reasonable time prior to their intended distribution that such material should only be distributed to Lenders other than Public Lenders (it being agreed that the Borrower and its counsel shall have been given a reasonable opportunity to review such documents and comply with applicable securities law disclosure obligations): (A) the Loan Documents; (B) administrative materials prepared by the Administrative Agent for prospective Lenders; (C) term sheets and notification of changes in the terms of the Term Facility; and (D) the Audited Financial Statements and the financial statements and certificates furnished pursuant to Section 4.10 of Annex I.
(g)Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(h)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY

DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY OF THEIR RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(i)The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
SECTION 3.02.    Survival of Agreement. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

SECTION 3.03.    Binding Effect. This Agreement shall become effective when the Administrative Agent shall have received executed counterparts hereof from each of the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent and each Person who is a Lender on the Effective Date.
SECTION 3.04.    Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the other Loan Parties, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(b)Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 9.04(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it), with the prior written consent of the Administrative Agent, each applicable L/C Issuer at the time of such assignment and each Swing Line Lender (in each case, not to be unreasonably withheld or delayed) and the Borrower (not to be unreasonably withheld or delayed); provided, however, that (i) the consent of the Borrower shall not be required to any assignment made (x) to a Lender, an Affiliate of a Lender or a Related Fund, (y) in connection with the initial syndication of the Term Facility to Persons identified in writing by the Lead Arrangers to the Borrower during the initial syndication of the Term Facility or (z) after the occurrence and during the continuance of any Specified Event of Default (provided, further, that (1) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof and (2) notwithstanding anything contained in this clause (i) to the contrary, consent of the Borrower shall be required for any assignment by any Lender of its Revolving Credit Commitments unless the assignment is made to (x) a Lender or an Affiliate of a Lender or (y) after the occurrence and during the continuance of a Specified Event of Default), (ii) the consent of the Administrative Agent shall not be required to any assignment (x) in connection with the initial syndication of the Term Facility, (y) made by an assigning Lender to a Related Fund of such Lender or (z) of an amount less than $1,000,000, by an assigning Lender to a Related Fund of such Lender, (iii) the consent of the applicable L/C Issuers or the Swing Line Lenders shall be not required for any assignment of a Term Loan or a Term Commitment; (iv) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than (unless otherwise consented to by the Administrative Agent), $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (v) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the

Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced, in whole or in part, in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Related Funds by a single Lender and no fee shall be payable for assignments among Related Funds of an existing Lender (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms and (vii) no assignment of any Initial Term Loan Commitments (or Initial Term Loans) shall be effective prior to the Funding Date (unless consented to by the Borrower). Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any fees accrued for its account and not yet paid).
(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 4.10 of Annex I and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender
(d)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans, Swing Line Loans and L/C Borrowings (and stated interest) owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, any Lender (solely with respect to any entry relating to such Lender’s Loans and Commitments), any L/C Issuer (solely with respect to any entry relating to Participating Revolving Credit Commitments) and any Swing Line Lender (solely with respect to any entry relating to Participating Revolving Credit Commitments), at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent.
(e)Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b), if applicable, and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. Notwithstanding anything to the contrary in the Agreement to the contrary, no assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.04(e).
(f)Each Lender may, without the consent of, or notice to, except in respect of the Revolving Credit Lenders, in which case the applicable Revolving Credit Lender selling a participation in accordance with this Section 9.04(f) shall provide to the Administrative Agent and the Borrower promptly, and in any event within 5 Business Days, following any such participation, the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons (other than a Defaulting Lender, provided that the Administrative Agent has posted the name of such Defaulting Lender to both the “Public Lender” and “Non-Public Lender” portions of the Platform) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) no Lender shall, without the written consent of the Borrower, sell participations in Loans or Commitments to any Disqualified Person, (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Sections 2.20(e) and (f) (it being understood that the documentation required under Sections 2.20(e) and (f) shall be delivered to the participating Lender)) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant unless a greater payment results from a Change in Law occurring after such particular participant acquired the applicable participation or the sale of such participation was approved in writing by the Borrower), (v) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing all or substantially all of the value of the Facility Guaranty or all or substantially all of the Collateral) and (vi) such Lender shall maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participating interest with respect to the Loans, Commitments or other interests hereunder (the “Participant Register”); provided, further, that no Lender shall have any obligation to disclose any portion of such register to any Person except to the extent disclosure is necessary to establish that the Loans, Commitments or other interests hereunder are in registered form for United States federal income tax purposes under Treasury Regulations Section 5f.103-1(c), or is otherwise required thereunder. The entries in the Participant Register, shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender.
(g)Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement with such Lender whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.
(h)Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and Section 9.04(b) shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(i)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) such assignment will be reflected in the Participant Register. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (i) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. If a Granting Lender grants an option to an SPV as described herein and such grant is not reflected in the Register, the Granting Lender shall maintain a separate register on which it records the name and address of each SPV and the principal amounts (and stated interest) of each SPV’s interest with respect to the Loans, Commitments or other interests hereunder, which entries shall be conclusive absent manifest error (the “SPV Register”); provided, further, that no

Lender shall have any obligation to disclose any portion of such register to any Person except to the extent disclosure is necessary to establish that the Loans, Commitments or other interests hereunder are in registered form for United States federal income tax purposes under Treasury Regulations Section 5f.103-1(c) or is otherwise required thereunder.
(j)Neither the Borrower nor any Guarantor shall assign or delegate any of its rights or duties hereunder or any other Loan Document (other than as permitted by Article V of Annex I) without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.
(k)Notwithstanding anything to the contrary contained in this Section 9.04 or any other provision of this Agreement, so long as no Specified Event of Default has occurred and is continuing or would result therefrom, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Loans or Commitments owing to it to the Borrower through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in Section 2.12(c) or (y) notwithstanding any other provision in this Agreement, open market purchase on a non-pro rata basis, and the Borrower shall have the right to require a Lender to sell, assign or transfer to it all or a portion of such Lender’s Loans or Commitments in accordance with Section 2.21; provided that, in connection with assignments pursuant to clause (y) above:
(i)the assigning Lender and the Borrower shall execute and deliver to the Administrative Agent an Affiliated Lender/Borrower Assignment and Acceptance;
(ii)no proceeds from any Borrowing under any Revolving Credit Facilities may be used to make any such purchase or effect any such assignment or transfer; and
(iii)(A) the principal amount of such Loans, along with all accrued and unpaid interest thereon, sold, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such sale, assignment or transfer and (B) the aggregate outstanding principal amount of Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Loans then held by the Borrower.
(l)Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in Section 2.12(c) or (y) open market purchase on a non-pro rata basis, in each case subject to the following limitations:
(i)the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans shall execute and deliver to the Administrative Agent an Affiliated Lender/Borrower Assignment and Acceptance;
(ii)Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the

Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;
(iii)the aggregate principal amount of Loans held at any one time by Affiliated Lenders shall not exceed 25% of the original principal amount of all Loans at such time outstanding (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio.
Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Loans pursuant to this subsection (l) may, in its sole discretion, contribute, directly or indirectly, the principal amount of such Loans, plus all accrued and unpaid interest thereon, to the Borrower for the purpose of cancelling and extinguished such Loans. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Loans shall reflect such cancellation and extinguishing of the Loans then held by the Borrower and (y) the Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Loans in the Register.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
SECTION 3.05    Expenses; Indemnity. (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Lead Arrangers, the Administrative Agent and the Collateral Agent in connection with the syndication of the Term Facility and the preparation, execution and delivery of this Agreement and the other Loan Documents (other than fees, charges and disbursements of any counsel to the Lead Arrangers) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Lead Arrangers, the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including in case of this clause (ii) the fees, charges and disbursements of one primary counsel for such Persons taken as a whole (and, to the extent deemed reasonably necessary by the Administrative Agent in its good faith discretion, one local counsel in each relevant jurisdiction to the Lead Arrangers, the Administrative Agent, the Collateral Agent and the Lenders, taken as a whole, and one special or regulatory counsel in each relevant specialty), and, solely in the case of a conflict of interest or a potential conflict of interest, one additional primary counsel (and, to the extent deemed reasonably necessary or advisable by the affected persons in their good faith discretion, one local counsel in each relevant jurisdiction and one special or regulatory counsel in each relevant specialty) to the affected persons, taken as a whole.
(b)The Borrower agrees to indemnify the Lead Arrangers, the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the syndication for the Initial Term Loans, the execution, delivery or administration of this Agreement or any other Loan Document or any agreement or instrument delivered herewith or therewith, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated thereby (including the Term Facility and the syndication thereof), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates or equity holders) or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available (A) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from (1) the bad faith, gross negligence or willful misconduct of such Indemnitee, (2) disputes solely among Indemnitees (or their Related Parties) (other than claims against any Indemnitee (x) in its capacity or in fulfilling its role as agent or arranger or any similar role under the Credit Agreement or (y) arising out of any act or omission on the part of the Borrower or any of its Subsidiaries or Affiliates) or (B) in respect of legal fees or expenses of the Indemnitees, other than the reasonable invoiced fees, expenses and charges of one primary counsel for all Indemnitees taken as a whole (and to the extent deemed reasonably necessary by the Administrative Agent in its good faith discretion, one local counsel in each relevant jurisdiction and one special or regulatory counsel in each relevant specialty), and solely in the case of a conflict of interest or a potential conflict of interest, one additional primary counsel (and, to the extent deemed reasonably necessary by the Administrative Agent in its good faith discretion, one local counsel in each relevant jurisdiction and one special or regulatory counsel in each relevant specialty) to the affected Indemnitees, taken as a whole. This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Payments under this Section shall be made by the Borrower to the Administrative Agent for the benefit of the relevant Indemnitee.
(c)To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent (or Affiliate thereof) under Sections 9.05(a) or (b), each Lender severally agrees to pay to such Agent, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or Affiliate thereof) in its capacity as such. For purposes hereof, a Lender’s Pro Rata Share shall be determined based upon its share of the sum of the outstanding Loans at the time.
(d)To the extent permitted by applicable law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, and no Indemnitee shall assert, and hereby waives, any claim against any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument delivered in connection herewith or therewith, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing contained in this sentence will limit the indemnity obligations of any Loan Party to the extent indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder.
(e)No Indemnitee seeking indemnification or reimbursement under this Agreement will, without the Borrower’s prior written consent (not to be unreasonably withheld, delayed or conditioned), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, litigation, action, investigation or proceeding referred to herein; provided that the foregoing indemnity will apply to any such settlement in the event that (i) the Borrower was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to so assume or (ii) such settlement is entered into more than seventy-five (75) days after receipt by the Borrower of a request by the applicable Indemnitee for reimbursement of its legal or other expenses incurred in connection with such claim, litigation, action, investigation or proceeding and the Borrower not having reimbursed such Indemnitee in accordance with such request prior to the date of such settlement (provided that the foregoing indemnity will not apply to any settlement made in accordance with this clause (ii) if the Borrower is disputing such expenses in good faith), and the foregoing indemnity will also apply to any settlement with the Borrower’s written consent or if there is a final judgment for the plaintiff against an Indemnitee in any such proceeding.
(f)Notwithstanding the foregoing, each Indemnitee (and its Related Parties) shall be obligated to refund and return promptly any and all amounts paid by the Loan Parties under Section 9.05(b) to such Indemnitee (or such Related Party) for any such fees, expenses or damages to the extent such Indemnitee (or such Related Party) is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a final non-appealable judgment of a court of competent jurisdiction.
(g)The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.
SECTION 3.06.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that any Lender exercising such right of setoff shall promptly notify the Administrative Agent thereof. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.07.    Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 9.08.    Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 9.08 or, with respect to any Security Documents, Section 4.12 of Annex I, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)Except as otherwise set forth in this Agreement, neither this Agreement, any Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (other than any amendment contemplated in clauses (i)-(vi) and (viii)-(xiv) below which shall only require the consent of the Lenders, L/C Issuers or Swing Line Lenders specified therein); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or L/C Borrowing, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby, (provided that only the consent of the Required Lenders shall be necessary to amend Section 2.07 or to waive the obligation of the Borrower to pay interest at the rate set forth in such Section), (ii) increase or extend the Commitment or decrease or extend the date for payment of any fees therein of any Lender without the prior written consent of such Lender (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender or a decrease or extension of the date for payment of any fees therein of any Lender and neither any shall change to the definition of “Consolidated Net Senior Secured Leverage Ratio” or in the component definitions thereof constitute a reduction in the amount of fees of any Lender), (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(l) or the provisions of this Section 9.08 or release all or substantially all of the value of the Facility Guaranty or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms directly affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of the Required Class Lenders of each such affected Class (and in the case of multiple Classes directly affected in the same or substantially the same way, the Lenders under such Classes shall consent together as one Class) (it being understood that any amendment to the conditions of effectiveness set forth in Section 2.22 with respect to Incremental Loan Commitments, Section 2.23 with respect to any Extended Class, Section 2.24 with respect to any Refinancing Commitments, in each case, shall be subject to clause (v) below)); (v) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Article IV with respect to Initial Term Loan Commitments, Section 2.22 with respect to Incremental Loan Commitments, Section 2.23 with respect to any Extended Class, Section 2.24 with respect to any Refinancing Commitments and in each case the rate of interest applicable thereto) which directly affects Lenders of one or more Classes of Initial Term Loan Commitments, Incremental Loans or Incremental Loan Commitments, Refinancing Loans or Refinancing Commitments, or Extended Term Loans or Extended Revolving Credit Commitments (the “Affected Facilities”) and does not directly affect Lenders under any other Class of Loans, in each case, without the written consent of the Required Class Lenders under such applicable Affected Facilities (and in the case of multiple Classes directly affected in the same or substantially the same way with respect to the Affected Facilities, such Required Class Lenders shall consent together as one Class); (vi) amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.03 as to any Credit Extension under one or more Revolving Credit Facilities) which directly affects Lenders under one or more Classes of Revolving Credit Commitments and does not directly affect Lenders under any other Class of Loans, in each case, without the written consent of the Required Class Lenders under such applicable Class of Revolving Credit

Commitments (and in the case of multiple Classes which are affected, such Required Class Lenders shall consent together as one Class); (vii) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV; (viii) reduce the percentage contained in the definition of “Required Lenders”, “Required Class Lenders” or “Required Revolving Credit Lenders” or change the definition of “Pro Rata Share” without the prior written consent of each Lender directly affected thereby; (ix) change the currency in which any Loan is permitted to be made or is payable (including interest with respect to such Loan) without the prior written consent of each Lender; (x) waive, amend or modify the proviso to Section 5.05(a) without the prior written consent of each Lender; (xi) amend or otherwise modify the Financial Covenant and Section 7.03 as it applies to such Financial Covenant, and in each case any definition related thereto (as any such definition is used therein but not as otherwise used in this Agreement or any other Loan Document) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenant or Section 7.03 as it applies to such Financial Covenant without the written consent of the Required Revolving Credit Lenders; provided that, the waivers described in this clause (xi) shall not require the consent of any Lenders other than the Required Revolving Credit Lenders; (xii) modify any other provision, if any, of this Agreement that expressly requires the consent of each Lender or each directly affected Lender without the prior written consent of each Lender; (xiii) amend, modify or waive any provision with respect to Letters of Credit to the extent such amendment, modification or waiver directly and adversely affects the rights or, duties of, or any fees or other amounts payable to, any L/C Issuer under this Agreement, any other Loan Document or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it, without the written consent of such L/C Issuer; or (xiv) amend, modify or waive any provision with respect to any Swing Line Loan to the extent such amendment, modification or waiver directly and adversely affects the rights or duties of, or any fees or other amounts payable to any Swing Line Lender without the written consent of such Swing Line Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Agent.
(c)Without prejudice to the Administrative Agent’s right to seek instruction from the Lenders from time to time, the Administrative Agent and the Borrower may amend this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document) to correct an obvious error or omission jointly identified by the Borrower and the Administrative Agent or other errors or omissions of a technical or immaterial nature (including, but not limited to, an incorrect cross-reference). Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.
(d)Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any such Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender, (ii) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Revolving Credit Loans, Swing Line Loans and L/C Obligations and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, and (iii) Annex I and Annex II of this Agreement may be amended with the written consent of the Administrative Agent and the Borrower, but without the consent of any other Person, to conform the text of Annex I and/or Annex II to any provision of the “Description of Notes” section of the Offering Memorandum to correct an obvious error or omission.
SECTION 9.09.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.10.    Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof (other than the Arranger Fee Letter) is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
SECTION 9.11.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER

PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
SECTION 9.12.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 9.13.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 4.01. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Acceptance shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.14.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 9.15.    Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents (other than any Loan Documents governed by any law other than New York law), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral

Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction if required to realize upon the Collateral as determined in good faith by the Person bringing such action or proceeding.
(b)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 excluding service of process by mail. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.16.    Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel, numbering, administration and settlement service providers and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested or required by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as or no less restrictive than those of this Section 9.16, to any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (f) with the consent of the Borrower, (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16, (h) subject to an agreement containing provisions substantially the same as or no less restrictive than those of this Section 9.16, to actual or proposed direct or indirect counterparties in connection with any Swap Contract relating to the Loan Parties or their obligations or (i) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Loan Parties received by it from any Agent or any Lender. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section 9.16, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to its disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.
SECTION 9.17.    Lender Action; Intercreditor Agreement. (a) Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
(b)Each Lender that has signed this Agreement shall be deemed to have consented to and hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to enter into (i) any Intercreditor Agreement as such Lender’s “Authorized Representative” (or equivalent defined term) and “Collateral Agent” (or equivalent defined term), as applicable (as such terms are defined in the Closing Date Intercreditor Agreement) (and including any and all amendments, amendments and restatements, modifications, supplements and acknowledgments thereto) from time to time, and agrees to be bound by the provisions thereof and (ii) any Loan Escrow Agreement as such Lender’s “Authorized Representative” (or equivalent defined term), Administrative Agent” (or equivalent defined term) or “Collateral Agent” (or equivalent defined term) (and including any and all amendments, amendments and restatements, modifications, supplements and acknowledgments thereto) from time to time, and agrees to be bound by the provisions thereof.
(c)Notwithstanding anything herein to the contrary, each Lender and the Agents acknowledge that the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by the Collateral Agent thereunder, shall be subject to the provisions of any Intercreditor Agreement (on and after the execution thereof). In the event of a conflict or any inconsistency between the terms of any Intercreditor Agreement and the Security Documents, the terms of such Intercreditor Agreement shall prevail.
SECTION 9.18.    USA PATRIOT Act Notice. Each Lender, the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act and/or the Beneficial Ownership Regulation.

SECTION 9.19.    No Fiduciary Duty. The parties hereto hereby acknowledge that each Agent, the Lead Arrangers, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of any Loan Party, its stockholders and/or their respective Affiliates. The Borrower agrees, on behalf of itself and each other Loan Party, that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its stockholders or their respective Affiliates on the other hand. The Borrower acknowledges and agrees, on behalf of itself and each other Loan Party, that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other hand, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party.
The Borrower acknowledges and agrees, on behalf of itself and each other Loan Party, that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees, on behalf of itself and each other Loan Party, that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Loan Party, in connection with such transaction or the process leading thereto.
SECTION 9.20.    Release of Liens. The Borrower and the Guarantors will be entitled to release the Liens in respect of the Collateral securing the Obligations under any one or more of the following circumstances:
(a)in connection with any sale or other disposition of the Collateral to a Person that is not the Borrower or a Guarantor (but excluding any transaction subject to Article V of Annex I hereof), if such sale or other disposition does not violate Section 4.08 of Annex I hereof, but only in respect of the Collateral sold or otherwise disposed of;
(b)in connection with the release of a Guarantor from its Loan Guarantee pursuant to the terms of this Agreement, the release of the property and assets of such Guarantor;
(c)if the Borrower designates any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Agreement, the release of the property, assets and Capital Stock of such Unrestricted Subsidiary;
(d)in accordance with an enforcement sale in compliance with the Intercreditor Agreement or any Additional Intercreditor Agreement, or as otherwise provided for under any Intercreditor Agreement or any Additional Intercreditor Agreement;

(e)as provided under Section 9.08, Section 4.06(b) of Annex I (in which case, for the avoidance of doubt, such release shall be automatic and unconditional) and Section 4.12 of Annex I hereof;
(f)upon termination of the Commitments and payment in full of all Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Treasury Services Agreements and Swap Contracts) and the expiration or termination of all Letters of Credit (other than Letters of Credit that are Cash Collateralized or back-stopped by a letter of credit in form, amount and substance reasonably satisfactory to the applicable L/C Issuer or a deemed reissuance under another facility as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made);
(g)to release and re-take any Lien on any Collateral to the extent not otherwise prohibited by the terms of this Agreement, the Security Documents, any Intercreditor Agreement or any Additional Intercreditor Agreement;
(h)in connection with a transaction permitted by Article V of Annex I hereof;
(i)with respect to any Collateral that is transferred to a Subsidiary pursuant to a Qualified Receivables Financing, and with respect to any securitization obligation that is transferred in one or more transactions, to a Subsidiary;
(j)any property and/or related rights and/or assets (including loan receivables and collateral therefor) that would otherwise be included in the Collateral (and such property and/or related rights and/or assets (including loan receivables and collateral therefor) shall not be deemed to constitute a part of the Collateral) if such property has been sold or otherwise transferred in connection with a securitization transaction or other financing arrangement not prohibited under the Loan Documents; or
(k)if the respective property or assets cease to constitute Collateral (including as a result of being or becoming an Excluded Asset).
The Collateral Agent and the Administrative Agent will take all necessary action required to effectuate any release of the Collateral securing the Loans and the Loan Guarantees, in accordance with the provisions of this Agreement, any Intercreditor Agreement (on and after the execution thereof) or any Additional Intercreditor Agreement (on and after the execution thereof) and the relevant Security Document. Each of the releases set forth above shall be effected by the Collateral Agent without the consent of the Lenders or any action on the part of the Administrative Agent.
The Collateral Agent and the Administrative Agent will agree to any release of the security interest in respect of the Collateral that is in accordance with this Agreement, any Intercreditor Agreement (on and after the execution thereof) or any Additional Intercreditor Agreement (on and after the execution thereof) and the relevant Security Document, without requiring any Lender consent or any action on the part of the Administrative Agent. Upon request of the Borrower and upon receipt of an Officer’s Certificate stating that all conditions precedent in respect of such release have been satisfied, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of Collateral permitted to be released pursuant to this Agreement, any Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents. At the request of the Borrower, the Collateral Agent shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Borrower).
SECTION 9.21.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from a Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable Law).
SECTION 9.22 Acknowledgement and Consent to Bail-In of Applicable Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Applicable Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Applicable Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Applicable Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 9.23 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, of Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 9.23, the following terms shall have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:

(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
SECTION 9.24 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement,
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of

PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent and the Lead Arrangers and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Signature Pages Omitted]

EXHIBIT B

Form of Revolving Credit Borrowing Request

See attached.

EXHIBIT B

Exhibit C-1
to the Credit Agreement

FORM OF REVOLVING CREDIT BORROWING REQUEST

Goldman Sachs Bank USA 200 West Street
New York, NY 10282 Attn: SBD Operations
Email: gs-sbdagency-borrowernotices@ny.email.gs.com

[Date]

Ladies and Gentlemen:

The undersigned, Cablevision Lightpath LLC, a Delaware limited liability company (the “Borrower”), refers to that certain Credit Agreement, dated as of September 29, 2020 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto (the “Lenders”), Goldman Sachs Bank USA, as administrative agent (including any successor thereto, the “Administrative Agent”) for the Lenders, and Deutsche Bank Trust Company Americas, as collateral agent (including any successor thereto, the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)Date of Borrowing
(which is a Business Day):

(B)Principal Amount of Borrowing:

Dollars:

(C)Class of Borrowing:1
(D)Type of Borrowing:2

1Specify Borrowing of Revolving Credit Loans, which shall provide for a ratable (in accordance with the aggregate amount of Commitments under each such Class) Borrowing of 2025 Revolving Credit Loans and 2027 Revolving Credit Loans, Incremental Revolving Credit Loans, Revolving Credit Loans under any Extended Revolving Credit Commitment or Refinancing Revolving Loans.
2If applicable, specify SOFR Borrowing or ABR Borrowing.

(E)Interest Period and the last day
thereof3:

(F)Funds are requested to be disbursed to the Borrower’s account with:

Dollars
Correspondent Bank (or Account with Institution):
Swift/CHIPS:
Account No.:
Beneficiary:
Required reference (if applicable):

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of the Borrowing, the applicable conditions to lending specified in Section 4.03 of the Credit Agreement have been satisfied.

[Remainder of page intentionally left blank]

3Applicable only for the Eurodollar Borrowings and shall be subject to the definition of “Interest Period” and Section 2.02 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Request to be duly executed and delivered by its officer as of the date first above written.

Cablevision Lightpath LLC

By:
Name:
Title:
189